UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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IQVIA HOLDINGS INC.

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Our purpose and strategy

IQVIA's purpose is to enable life sciences clients and broader healthcare stakeholders to accelerate the clinical development and commercialization of innovative medical treatments that improve healthcare outcomes for patients.

We do this by leveraging **IQVIA Connected Intelligence™**, which combines our information assets, analytics capabilities, transformative technology, and extensive domain expertise to deliver powerful insights to our clients.

We believe we are well positioned for continued growth across the global markets we serve, which will enhance our impact on healthcare outcomes. Our strategy for achieving growth includes:

- Innovate by creating intelligent connections across our unparalleled information assets, using advanced analytics, technology solutions and deep scientific expertise
- Build upon our relationships with over 10,000 clients
- Expand the penetration of our offerings to the broader healthcare marketplace
- Leverage our global scale and presence in over 100 countries to augment our offerings in local markets
- Broaden our portfolio through effective capital deployment, including strategic tuck-in acquisitions

IQVIA HOLDINGS INC. 83 Wooster Heights Road Danbury, Connecticut 06810
Message from our Chairman and CEO

Ari Bousbib Chairman and Chief Executive Officer February 28 , 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of IQVIA Holdings Inc. on Tuesday, April 12, 2022, at 9:00 am E.D.T. at the Hilton Garden Inn Danbury, 119 Mill Plain Road, Danbury, Connecticut. The Notice of 2022 Annual Meeting of Stockholders and the Proxy Statement accompanying this letter describe the business to be conducted at the meeting and provide further information about IQVIA.

At IQVIA, we remain keenly focused on our purpose of accelerating the advancement of innovative medical treatments that improve patient lives. This past year marked five years since the formation of IQVIA, the result of the merger between IMS Health and Quintiles in 2016. During this time, we built a truly unique organization with over 79,000 employees, a global client base of over 10,000 life sciences companies, regulators, payers and providers, in 100 countries, and an unmatched set of technology & analytics capabilities.

Since forming IQVIA, our goals have been ambitious. For the first three years following the merger, we focused on integrating our capabilities and applying them to improve the clinical trial process. In 2019, we launched our Vision22 strategy to accelerate growth and profitability by the end of 2022, and we are on track to achieve these goals as we begin the final year of this strategic plan.

We are now at another inflection point in IQVIA’s journey. This past year our management team began to work on the strategy for the next phase of our growth. We call this new strategic plan 20by25, which alludes to our goal of accelerating innovation-led growth to double digits annually, resulting in IQVIA becoming at least a $20 billion revenue company by the year 2025. This is an ambitious target given our existing large global scale, but through our unique capabilities and expansive customer base, we believe these goals are achievable.

IQVIA HOLDINGS INC. 2022 Proxy Statement	1

2021 Financial & Operational Highlights

This year, COVID-19 continued to surge across many parts of the world, however, it did not have a material impact on our operations, as we have learned to work through these challenges. In fact, in 2021, we accelerated the pace of investment across the business and significantly exceeded all key financial and strategic goals. Reported revenue grew to $13.9 billion, representing 22.1% year-over-year growth. Our Research and Development Solutions (R&DS) and Technology and Analytics Solutions (T&AS) segments contributed significantly to our results, delivering 31.2% and 13.9% growth, respectively. Adjusted EBITDA grew 26.8% to $3 billion and Adjusted Diluted Earnings per Share (EPS) of $9.03 increased 40.7%. Our Free Cash Flow continued its substantial improvement trend and increased to $2.3 billion. Our investor base continued to expand and to respond accordingly: our share price performance provided a total stockholder return of 57.5%.

Our strong balance sheet, flexible capital structure and strong Free Cash Flow performance enabled key investments to further drive innovation, as well as to return cash to shareholders. We invested $640 million in new product development and technology infrastructure. During 2021, we also completed a number of strategic acquisitions across our portfolio of businesses. In R&DS, we purchased the remaining non-controlling interest in our lab joint venture from Quest Diagnostics, and we acquired Myriad Rules Based Medicine to bolster our bio-marker lab testing capabilities in key therapeutic areas. In T&AS, we strengthen our position in the digital omnichannel marketing space with the acquisition of DMD Marketing Solutions. We also returned $395 million to shareholders through the repurchase of 1.7 million shares.

These strong results were driven by numerous operational achievements across our organization, as we:

•

Delivered a record $10.1 billion in contracted net new bookings and our clinical development contracted backlog at December 31, 2021 reached a record $24.8 billion.

•

Expanded the uptake of our industry-leading Decentralized Clinical Trial (DCT) capabilities. We now have over 300 studies worldwide, enrolling more than 300,000 patients in 80 countries across more than 30 indications, using at least one of our DCT solutions.

•

Expanded the adoption of IQVIA technology platforms to over 3,000 customers, with over 350 clients adopting one or more applications on our Orchestrated Customer Engagement (OCE) platform since launch.

•

Launched new products in-line with our product strategy. This included IQVIA Next Best Action, an artificial intelligence (AI)-driven technology and analytics tool that provides alerts, triggers, and recommendations to sales teams to support customer engagement. In its first year, it has already been deployed by two top-20 pharmaceutical clients across over 40 brands and in 30 countries.

•

Built on our leading position in Real World Evidence with the expansion of our rich clinical data assets to over 1.2 billion non-identified patients globally.

$13.9B

Revenue

$3.0B

Adjusted EBITDA

$9.03

Adjusted Diluted
Earnings per
Share

$2.3B

Free Cash
Flow

IQVIA HOLDINGS INC. 2022 Proxy Statement	2

2021 ESG Highlights

We are proud of the many business accomplishments we had this past year, but it is especially meaningful to see how our approximately 79,000 employees have embraced our ambitious Environmental, Social, and Governance (ESG) goals and supported an expansion of these programs during 2021. As an organization, our commitment to these efforts is unwavering, and we will continue reporting progress with complete transparency. Below are selected examples of the significant progress we made towards advancing our ESG goals:

•

Increased ESG transparency through adoption of globally recognized Taskforce for Climate-related Disclosures (TCFD), Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) reporting standards

•

Increased disclosures on the gender and racial/ethnic diversity of our workforce through publication of our Employee Information Report (EEO-1) report

•

Increased the gender and racial/ethnic diversity of our Board with recent director appointments — currently 4 of our 11 directors are women

•

Increased the gender and racial/ethnic diversity profile of our workforce:

•

60% of our global workforce and 51% of our manager-level employees globally are women

•

46% of new hires in the U.S. identify as non-white, including 13% who identify as Black or African American, which is significant because as a group new hires were more diverse than our overall U.S. workforce in 2021, confirming that we are recruiting racially and ethnically diverse candidates at a rate that outpaces the diversity of our current U.S. workforce

•

Expanded the Employee Resource Group (ERG) program with two new groups and increased total employee participation in these programs

•

Reduced our total and per-employee Greenhouse gas (GHG) emissions year-over-year beyond our expectations

•

Transitioned to 100% renewable energy supply at our Scotland Laboratory and initiated efforts for other facilities to achieve the same over time

•

Committed to setting a science-based target by end of 2023 to reduce our carbon emissions

The events of the past few years highlighted the critical role we play in healthcare. Throughout 2021, we continued to make progress advancing global healthcare and improving outcomes for populations around the world. Our industry-leading DCT platform brings the clinical trial to the patient rather than the patient to the trial. This significantly reduces the burden for patients enrolled in clinical trials and allows IQVIA to increase patient recruitment among historically underserved and more diverse populations. These solutions were critical to the development of COVID-19 vaccines and treatments. Additionally, COVID-19 trials required broader testing, including, critically, in diverse populations. Our innovations allowed COVID-19 vaccine trials supported by IQVIA to achieve diversity enrollment rates 1.7x better than other comparable COVID-19 vaccine trials. We also expanded the reach of our patient registry technology to 80+ clinical programs. These programs have enrolled more than 21 million patients. These solutions capture critical information about diagnosis, treatment, and outcomes for a range of disease areas. This data is used by government and academic research organizations and patient advocacy groups to inform new research and treatment protocols that have a tangible impact on patient lives.

We were particularly inspired and honored to collaborate with a wide range of stakeholders to strengthen public health system foundations and address key barriers to access across more than 200+ healthcare facilities across Sub-Saharan Africa and to support a variety of nonprofits and programs in India that focus on health, women, and education.

With the support of our employees, customers, partners, and stockholders, we will continue to build on our leading position within life sciences and global healthcare. For the fifth consecutive year, IQVIA was named to FORTUNE’s list of World’s Most Admired Companies. In addition, we earned a first-place ranking in FORTUNE’s Healthcare: Pharmacy and Other Services category of its World’s Most Admired Companies list. Our commercial technology solutions were recognized as a Leader in BPO Solutions for Pharmaceutical Sales and Marketing by International Data Corporation (IDC)’s 2021 MarketScapeTM, and we received six Human Capital Management Excellence Awards from the Brandon Hall Group recognizing our global talent development programs.

Our differentiated capabilities uniquely position IQVIA to address some of healthcare’s most complex challenges. We will continue to invest and innovate to advance patient outcomes and deliver value to our shareholders.

Ari Bousbib

Chairman and Chief Executive Officer

IQVIA HOLDINGS INC. 2022 Proxy Statement	3

NOTICE

of 2022 Annual
Meeting of
Stockholders

AGENDA

Proposal 1:

Elect the four Class III director nominees named in the accompanying Proxy Statement for a three-year term

Proposal 2:

Approve our Amended and Restated Certificate of Incorporation to declassify the Board of Directors over time and provide for the annual election of all directors

Proposal 3:

Approve an advisory (non-binding) resolution to approve executive compensation (say-on-pay)

Proposal 4:

Consider a stockholder proposal, if properly presented

Proposal 5:

Ratify our Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022

Other business, if properly raised

By Order of the Board of Directors,

Eric M. Sherbet
Executive Vice President,
General Counsel and Secretary
February 28 , 2022
Danbury, Connecticut

Time, Date & Location

9:00 a.m. E.D.T.

Tuesday, April 12, 2022

Hilton Garden Inn Danbury

119 Mill Plain Road

Danbury, Connecticut 06811

The Board of Directors recommends that you vote “FOR” each director nominee included in Proposal 1 and “FOR” Proposals 2, 3 and 5. The Board recommends that you vote “AGAINST” Proposal 4. The full text of these proposals appears in the accompanying Proxy Statement. Registered stockholders of the Company at the close of business on the record date are eligible to vote at the meeting.

We recommend that you review the information on the process for, and deadlines applicable to, voting, attending the meeting and appointing a proxy under “About the 2022 Annual Meeting” on page 107 of the Proxy Statement.

YOUR VOTE IS IMPORTANT

To make sure your shares are represented, please cast your vote as soon as possible in one of the following ways:

INTERNET Go to the website shown on your proxy card and follow the instructions
TELEPHONE Use the toll-free number shown on your proxy card or voting instruction form
MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to Be Held April 12, 2022:

Our Notice of Meeting, Proxy Statement, Form of Proxy Card & 2021 Annual Report are available at: https://materials.proxyvote.com/46266C

IQVIA HOLDINGS INC. 2022 Proxy Statement	4

Table of Contents

Proxy Statement Summary	6
Commitment to Public Health	10
Sustainability and ESG Highlights	12
Corporate Governance Highlights	13
Executive Compensation Practices Highlights	16
Proposal No. 1 Election of Directors	17
Board of Directors	18
Proposal No. 2 Amendment to Certificate of Incorporation to Declassify the Board	24
Rationale for the Proposed Amendment	24
Vote Required	24
Corporate Governance	25
Documents Establishing Our Corporate Governance	25
Corporate Governance Practices	26
Leadership Structure	28
Board’s Role in Risk Oversight	31
Succession Planning for Directors and Executive Officers	31
Meetings and Executive Sessions	33
How to Contact the Board and its Committees	33
Environmental, Social, and Governance	34
Stockholder Engagement	44
Director Compensation	46
Non-Employee Director Compensation Program	46
Proposal No. 3 Non-Binding Vote on Executive Compensation	48
Compensation Discussion and Analysis	49
Executive Summary	50
Say-on-Pay	54
Compensation Philosophy	55
Compensation of Our Chief Executive Officer	55
Overview of Our Executive Compensation Program	56
Elements of Compensation	59
2021 Compensation Determinations	64
Rigorous Accountability, Risk-Mitigation and Recovery Provisions	79
Risk Assessment	80
Tax Deductibility	80
Compensation Committee Report	81
Compensation of Named Executive Officers	82
2021 Summary Compensation Table	82
2021 Grants of Plan-Based Awards	84
Outstanding Equity Awards at Fiscal Year-End for 2021	87
2021 Option Exercises and Stock Vested	90
2021 Pension Benefits	91
IMS Health Defined Benefit Retirement Plans	92
2021 Non-Qualified Deferred Compensation	93
Potential Payments Upon Termination or Change in Control	94
CEO Pay Ratio	97
Proposal No. 4 Stockholder Proposal: Majority Voting in Uncontested Director Elections	98
Stockholder Proposal and Supporting Statement	98
IQVIA’s Statement in Opposition	99
Proposal No. 5 Ratification of the Appointment of the Independent Registered Public Accounting Firm	100
Audit	101
Audit Committee Report	101
Fees Paid to Independent Registered Public Accounting Firm	102
Security Ownership of Certain Beneficial Owners and Management	103
Certain Relationships and Related Person Transactions	105
Related Party Transactions Approval Policy	105
Shareholders Agreement	105
Corporate Opportunities	106
About the 2022 Annual Meeting	107
Other Relevant Information	111
Appendix A - Financial Reconciliations	114
Use of Non-GAAP Financial Measures	114
Appendix B Amended Certificate of Incorporation	117
IQVIA Holdings Inc. Amended and Restated Certificate of Incorporation	117

IQVIA HOLDINGS INC. 2022 Proxy Statement	5

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Proxy Statement Summary

This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement, which is first being sent or made available to stockholders on or about February 28 , 2022. This summary does not contain all of the information you should consider, so please read the entire Proxy Statement carefully before voting.

Matters to Be Voted Upon

The following table summarizes the proposals to be voted upon at the 2022 Annual Meeting of Stockholders of IQVIA Holdings Inc. to be held on Tuesday, April 12, 2022 (the “2022 Annual Meeting”) and the voting recommendations of the Company’s Board of Directors (the “Board”) with respect to each proposal.

Proposals	Required Approval	Board Recommendation	Page Reference
Election of Directors	Plurality of votes cast	FOR	17
Amendment to Certificate of Incorporation to declassify the Board over time and provide for the annual election of all directors	Majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter	FOR	24
Advisory (non-binding) vote to approve executive compensation (say-on-pay)	Not applicable(1)	FOR	48
Stockholder proposal, if properly presented	Not applicable(1)	AGAINST	98
Ratification of independent auditor	Majority of votes cast	FOR	100
(1) Because this is an advisory vote, there is no required approval threshold.

YOUR VOTE IS IMPORTANT Please register for e-delivery of proxy materials Scan the QR Code or visit www.proxyvote.com

IQVIA HOLDINGS INC. 2022 Proxy Statement	6

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Who We Are

We have one of the largest and most comprehensive collections of healthcare information in the world, including more than 1.2 billion comprehensive, longitudinal, non-identified patient records spanning sales, prescriptions, promotions, medical claims, electronic medical records, genomics, and social media secured by a wide variety of privacy-enhancing technologies and safeguards. With our sophisticated analytics and global technology infrastructure, we help our clients use this data to run their organizations more efficiently and make better decisions.

IQVIA HOLDINGS INC. 2022 Proxy Statement	7

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Financial Highlights

IQVIA HOLDINGS INC. 2022 Proxy Statement	8

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IQVIA’s 20by25 Strategy

When we formed IQVIA in 2016, we were focused on bringing analytics and technology to the clinical trial process. We worked for three years to fully integrate these capabilities and begin to realize the full value of the merger between IMS Health and Quintiles (the “Merger”). In 2019, we launched Vision 2022, a strategy to fully leverage our newly-combined assets to accelerate our growth beyond our post-Merger achievements. Since that launch, we have invested heavily in the use of technology, information, and analytics to expand our portfolio of offerings and further improve performance for ourselves and our customers. As Vision 2022 comes to a very successful conclusion, the next inflection point in our growth trajectory is what we call 20by25, which represents our goal to realize at least $20 billion in revenue by 2025. This target reflects an acceleration of our innovation-led annual growth rate to at least double digits, which—given the scale of our revenues—represents a formidable challenge. Nevertheless, we believe that this goal is supported by a large, growing business opportunity that we are uniquely positioned to capture a greater share of through our differentiated capabilities and our expansive customer base.

We are excited about where IQVIA is today and look forward to what it will become in the future.

IQVIA HOLDINGS INC. 2022 Proxy Statement	9

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Commitment to Public Health

We intend to achieve our corporate purpose of advancing healthcare outcomes for patients by overcoming some of the biggest challenges facing global health through collaborations with numerous stakeholders in the healthcare ecosystem. We are passionate about helping clients pursue this goal, and we continuously push ourselves to do more to advance public health efforts and improve health for all.

We are committed to doing our part by harnessing our resources and expertise to identify, understand, and address unmet public health needs. We believe that by unleashing the power of Human Data Science—the integration of the study of human science with breakthroughs in data science and technology—we can reimagine ways to address the most complex global health challenges.

We do not undertake these challenges alone. Working in partnership with life science companies, medical researchers, government agencies, payers, nonprofit organizations, and other healthcare stakeholders, we deliver insights and solutions that make meaningful differences in global public health.

Creating a Healthier World

We are on the frontlines of the global public health conversation through ongoing work with nonprofit organizations, government agencies, non-governmental organizations (NGOs), patient advocacy groups, and other healthcare stakeholders. We are setting the agenda for public discussion of healthcare topics—ranging from biosimilar sustainability to orphan drug development and biopharmaceutical innovation—by regularly publishing original, independent reports.

Access to infrastructure and standards. IQVIA is a preferred provider to a consortium of 14 global health Product Development Partnerships, funded in part by the Bill and Melinda Gates Foundation. By partnering with the consortium members, IQVIA provides access to our global clinical development infrastructure and standards, particularly in the areas of infectious diseases such as HIV, malaria and tuberculosis.

Patient empowerment. We have a long-standing commitment to pursue patient engagement strategies to better educate and include patients in the evolving clinical research environment. This important work is enabling people to receive health services, clinical trial education and active connections to clinical research programs across the globe.

Improving outcomes for patients and populations. We dedicate a significant amount of time and resources to working alongside governments, NGOs, and academia to enable faster and more robust approaches to tackling some of the world’s most pressing health challenges. We have joined numerous organizations to help develop, enhance and optimize patient registries, which are collections of data related to patients with a specific diagnosis or condition that play an important role in healthcare. For example, in one consortium, after initiating a registry focused on colectomy patients, we saw a 30% reduction in urinary tract infections and a 22% reduction in surgical site infections following colectomy surgeries. In another partnership, we developed an algorithm using AI to identify misdiagnosed adult type 1 diabetes (T1D) patients. A third partnership created a network of clinical sites and patient advocacy partnerships that will share non-identified electronic health record (EHR) data.

Diversity in clinical trials. Through industry partnerships and internal initiatives, IQVIA is a leader in driving increased diversity in clinical trials, which is essential to improve understanding of potential sources of outcome variability in trials and to creating equality in the broader healthcare system. Across our COVID-19 vaccine trials, for example, we achieved 1.7 times higher enrollment of diverse populations versus our peers.

Regulatory evolution. IQVIA works alongside regulators and policymakers to foster a regulatory environment that advances human health and the conduct of clinical trials. We were the only company in our industry to actively participate in the development and passage of the 21st Century Cures Act, including testifying before the U.S. House Energy and Commerce Health Subcommittee on the topic of “Modernizing of Clinical Trials.”

IQVIA HOLDINGS INC. 2022 Proxy Statement	10

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Combating COVID-19

In 2021, we continued to devote substantial resources to COVID-19-related efforts, including our work with clients, governments and public health agencies. We responded quickly to the call to leverage our capabilities and expertise to help contribute to the global understanding of the virus and its ongoing implications.

Advising Healthcare Actors

Throughout the pandemic, we have maintained regular dialogue with governments, regulators, payers and life sciences companies, providing them with up-to-date insights on the spread and impact of COVID-19, including from our AI-based disease trackers and prediction models.

IQVIA COVID-19 Active Cases Curve Simulator

We developed a first-in-kind data model that presents real-time simulations of active cases in countries and regions around the world to support public health decisions. The simulator focused on total active cases, rather than hospitalizations or deaths, as a metric that spoke to the overall impact COVID-19 was having. The simulation showed the number of active cases (per population), shape of increase of the curve, timing of the apex of the curve, and the shape and timing of the decline from the apex.

The Preparedness and Treatment Equity Coalition

IQVIA was one of the founding members of the Preparedness and Treatment Equity Coalition (PTEC), an organization whose vision is to take a metrics-driven approach to close the gaps in pandemic care and services in underserved communities.

Human Data Science Research Collaborative

We created the Human Data Science Research Collaborative, a program to support COVID-19 research activities related to health system issues through collaboration with the world’s leading academic researchers. In 2021, we supported eight publications from high-profile academics that covered drug shortages, pediatric medicine access, changes in patient-provider engagement, mental health, and opioids.

Developing Vaccines and Therapies

We worked on over 300 clinical trials and studies for COVID-19 vaccines and therapies, including four of the five trials that reached phase III and were funded by the U.S. government, providing full clinical trial services for two of them.

IQVIA HOLDINGS INC. 2022 Proxy Statement	11

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Sustainability and ESG Highlights

We are committed to continuing our leadership position in sustainable ESG practices that further our corporate purpose of helping our clients improve healthcare outcomes for patients. Our sustainable business practices are organized in this Proxy Statement under the three pillars of our ESG program — People, Public and Planet.

As an industry leader, we continually look for ways to advance and strengthen our sustainability and citizenship efforts and report on our progress. You can find more details about all the topics below as well as other important information related to our sustainability efforts in our 2021 ESG Report, which is available on our website at https://www.iqvia.com/esg.

2021 select highlights of our ESG-related accomplishments:

•  Aligned our 2021 ESG Report with TCFD, GRI and SASB ESG reporting frameworks

•  Published our EEO-1 report and also expanded disclosure of other workforce diversity demographics

•  Strengthened Board oversight of our ESG program by amending our Nominating and Governance (N&G) Committee charter to explicitly include responsibility for oversight of ESG-related matters

•  Enhanced Board oversight of cybersecurity matters by amending our Audit Committee charter to explicitly state that the Audit Committee has oversight over such matters

•  Further enhanced stockholder rights by proposing to declassify our Board

•  Enhanced the diversity of our Board through the appointment of two racially/ethnically diverse women as directors, and enhanced diversity disclosure for our Board

•  Strengthened our Diversity & Inclusion (D&I) efforts with the appointment of a senior leader of our D&I program, among other achievements

•  Racial, ethnic and gender diversity for 2021 new hires in the US exceeded the levels for the overall US workforce

•  Increased the frequency of employee engagement surveys to twice annually

•  Reduced our total and per-employee GHG emissions compared to the prior year beyond our expectations

•  Transitioned to 100% renewable energy supply in our Scottish laboratory and initiated efforts for other facilities to achieve the same over time

•  Removed all single-use plastics from our office facilities worldwide

See pages 34-43 for more information regarding our sustainability and ESG program.

IQVIA HOLDINGS INC. 2022 Proxy Statement	12

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Corporate Governance Highlights

We are committed to governance practices and policies that serve IQVIA’s long-term interests and contribute to the creation of stockholder value. Below are highlights of the advancements we made in our corporate governance practices and policies.

IQVIA HOLDINGS INC. 2022 Proxy Statement	13

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The following table summarizes certain highlights of our corporate governance practices and policies.

✔	Lead Director, elected by the independent directors	✔	Stockholder proxy access
✔	All directors except our Chief Executive Officer are independent	✔	Director resignation policy that requires directors to tender their resignation if they receive a number of withhold votes that exceeds 50% of all votes cast
✔	Regular Board and committee executive sessions of non-management directors	✔	Our common stock is the only class of stock outstanding
✔	Annual Board and committee self-assessments	✔	Multi-year vesting requirements for performance share awards
✔	Director retirement policy at age 74 to encourage board refreshment	✔	Comprehensive whistleblower policy in place
✔	Risk oversight by the Board and committees	✔	Securities Trading Policy in place, including anti-hedging and anti-pledging terms
✔	Audit Committee approval required for related party transactions	✘	No supermajority voting requirement for stockholders
✔	Formal director and CEO searches must include list of female and racially or ethnically diverse candidates	✘	No “poison pill” (stockholder rights plan)
✔	Share ownership guidelines for both directors and key executives	✘	No excise tax gross-ups on severance or change in control payments or benefits

See pages 25-45 for more information regarding our corporate governance.

Director Snapshot

The following table provides information about our Nominees, assuming they are reelected at the 2022 Annual Meeting, and continuing directors.

Director	Age	Term Ends	Independent	Audit	N&G	LDC	Director Since
John P. Connaughton	56	2025	Y			X	2008
John G. Danhakl	65	2025	Y		X	X	2016
James A. Fasano	52	2025	Y	Chair			2016
Leslie Wims Morris	51	2025	Y		X		2022
Ari Bousbib, Chairman and CEO	60	2024	N				2016
Carol J. Burt	64	2023	Y	X		X	2019
Colleen A. Goggins	67	2023	Y	X	X		2017
John M. Leonard, M.D., Lead Director	64	2024	Y	X	X		2015
Ronald A. Rittenmeyer	74	2023	Y	X		Chair	2016
Todd B. Sisitsky	50	2024	Y		Chair	X	2016
Sheila A. Stamps	64	2023	Y	X			2022

IQVIA HOLDINGS INC. 2022 Proxy Statement	14

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Board Diversity

The following graphics provide information about the diversity of our Board.

Qualifications and Experience of Directors

We believe our directors bring a well-rounded variety of experience, qualifications, attributes and skills, and represent a mix of deep knowledge of the Company and fresh perspectives. As we review our long-term strategy, we also evaluate what current and future skills and experience our Board requires, and we weigh those skills when assessing our current directors and potential director candidates. The table below summarizes certain of our directors’ key experiences, qualifications and core competencies.(1)

(1)

This summary is not intended to be an exhaustive list of each of our directors’ skills or contributions to the Board.

IQVIA HOLDINGS INC. 2022 Proxy Statement	15

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Executive Compensation Practices Highlights

In 2020, following extensive stockholder engagement, the Leadership Development and Compensation (LDC) Committee of the Board revamped our short-term incentive program and accelerated the implementation of the changes planned for 2021 to apply to our 2020 compensation decisions. The key features of the new program, which are consistent with the feedback received from stockholders, are summarized below.

Say-on-Pay

The Board and the LDC Committee strive to ensure our executive compensation program aligns with the interests of our stockholders and reflects our pay-for-performance philosophy. In 2021, the Board committed to implementing the say-on-pay frequency approved by a majority of stockholders at the 2021 annual meeting of stockholders. Following that meeting, at which approximately 96% of stockholder votes favored annual say-on-pay advisory votes, the Board adopted annual say-on-pay until the next required say-on-frequency vote.

See pages 49-80 for more information regarding our executive compensation program.

IQVIA HOLDINGS INC. 2022 Proxy Statement	16

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PROPOSAL NO. 1
Election of Directors

Upon the recommendation of the N&G Committee, the Board has nominated each of John P. Connaughton, John G. Danhakl, James A. Fasano, and Leslie Wims Morris for election for a new term as a Class III director at the 2022 Annual Meeting. Ms. Wims Morris was appointed as a director by the Board, following the recommendation of the N&G Committee, in January 2022 after an extensive search.

John P. Connaughton	John G. Danhakl	James A. Fasano	Leslie Wims Morris

If elected, each Class III director nominee will serve for a term of three years and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

The Board believes that each of the nominees has a record of integrity, a strong professional reputation, and a history of entrepreneurial or managerial achievement. The specific experience, qualifications, attributes and skills of each nominee that led the Board to conclude that the individual should serve as a director are described in their respective biographies below.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named above. If a nominee becomes unavailable for election or unable to serve as a director, and the Board does not choose to reduce the size of the Board, such shares will be voted for the election of such substitute nominee as the Board may propose. Each nominee has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE

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Board of Directors

Our Board is made up of eleven directors. Set forth below is biographical information for the Class III director nominees and all of the continuing directors. The biographies also note the specific skills and experience that make these individuals well-qualified to serve on the Board.

Class III Directors for Election to a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders

JOHN P. CONNAUGHTON	Age: 56
Director since: 2008 INDEPENDENT LDC Committee

Recent Experience:

Bain Capital (1989-present)

•  Co-Managing Partner and Global Head of Private Equity

Prior Experience:

•  Consultant at Bain & Company, Inc.

Former U.S. public company directorships:

•  iHeartMedia, Inc.

Other positions:

•  Member, Board of Directors: The Boston Celtics; University of Virginia Investment Management Company

•  Member, Board of Trustees: Brigham and Women’s Hospital; The Berklee College of Music; University of Virginia McIntire Foundation; The Roxbury Latin School; GreenLight Fund

•  Member, Dean’s Advisory Board: Harvard Business School

Education:

•  Master of Business Administration, Harvard Business School

•  Bachelor of Science in Commerce, University of Virginia

Specific Experience: Extensive leadership and business experience as a managing partner of a global investment firm, with a practice focused on the healthcare industry, service on the boards of several public and private companies, and over 30 years’ experience in the private equity industry.

JOHN G. DANHAKL	Age: 65
Director since: 2016 INDEPENDENT LDC Committee Nominating and Governance Committee

Recent Experience:

Leonard Green & Partners, L.P. (1995-present)

•  Managing Partner

Prior Experience:

•  Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation

•  Vice President at Drexel Burnham Lambert, Inc.

Former U.S. public company directorships:

•  IMS Health (predecessor to IQVIA)

Other positions:

•  Member, Board of Directors: Life Time Fitness, Inc.; Charter NEX Generation; Genani Corporation; Eyemart Express; Mister Car Wash Holdings, Inc.; SRS Distribution; Convergint Technologies LLC; Parts Town; Lakeshore Learning; Pye-Barker Fire Safety, LLC; WellSky

Education:

•  Master of Business Administration, Harvard Business School

•  Bachelor of Arts in Economics, University of California at Berkeley

Specific Experience: Extensive leadership and business experience as a managing partner of a global investment firm, service on the boards of several public and private companies, and over 30 years’ experience in the private equity industry and investment banking industries.

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JAMES A. FASANO	Age: 52
Director since: 2016 INDEPENDENT Audit Committee (Chair) Audit Committee Financial Expert

Recent Experience:

Canada Pension Plan Investment Board (2004-present)

•  Managing Director

Prior Experience:

•  Member of Investment Banking group at Merrill Lynch & Co.

•  Member of Mergers and Acquisitions group at RBC Capital Markets

•  Commissioned Officer in the Canadian Armed Forces

Former U.S. public company directorships:

•  IMS Health (predecessor to IQVIA)

Other positions:

•  Member, Board of Directors, Asurion

Education:

•  Master of Business Administration, University of Chicago Graduate School of Business

•  Bachelor of Engineering, Royal Military College of Canada

Specific Experience: Extensive leadership and finance experience as a managing director of a global investment firm and over 22 years’ experience in the private equity and investment banking industries.

LESLIE WIMS MORRIS	Age: 51
Director since: 2022 INDEPENDENT Nominating and Governance Committee

Recent Experience:

JPMorganChase (2019-present)

•  Managing Director and Head of Corporate Development, Consumer & Community Banking

Prior Experience:

•  VP, Executive Partnerships at American Express

•  SVP, Strategy and Business Development at Broadridge Financial Solutions

•  SVP at Jefferies & Company

Other positions: • Vice Chair, Board of Trustees: Dance Theatre of Harlem Education: • Master of Business Administration, Harvard Business School • Bachelor of Arts in English, Yale University
Specific Experience: Extensive leadership and business experience as a senior executive of a commercial banking institution and over 25 years’ experience in the financial services industry.

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Class I Directors

CAROL J. BURT	Age: 64
Director since: 2019 INDEPENDENT LDC Committee Audit Committee Audit Committee Financial Expert

Recent Experience:

Burt-Hilliard Investments (2008-present)

•  Principal

Consonance Capital Partners (2013-present)

•  Senior Advisor

•  Member, Operating Council

Prior Experience:

•  SVP Corporate Finance and Development, among other roles, at WellPoint, Inc. (now Anthem, Inc.)

•  Founder, Managing Director and Head of the Healthcare Investment Banking Group, among other roles, at Chase Securities (now J.P. Morgan)

U.S. public company directorships:

•  ResMed Inc. (Audit Committee Chair, Compliance Oversight Committee Chair, and Nominating and Governance Committee)

Former U.S. public company directorships:

•  Envision Healthcare Corporation

•  WellCare Health Plans, Inc.

Other positions:

•  Member, Board of Directors: WellDyneRx, LLC; Global Medical Response Inc.

•  Member: Women Corporate Directors; International Women’s Forum

Education:

•  Bachelor of Arts in Business Administration, the University of Houston

Specific Experience: Extensive leadership and business experience of over 35 years’ experience in the health insurance, healthcare services and financial services industries, and service on the boards of several public and private companies.

COLLEEN A. GOGGINS	Age: 67
Director since: 2017 INDEPENDENT Audit Committee Nominating and Governance Committee Leads Sustainability Oversight for the Board

Recent Experience:

•  Board of Directors, SIG Combibloc Group

•  Supervisory Board, Bayer AG

Prior Experience:

•  Member of Executive Committee and Worldwide Chairman of Consumer Group, among other roles at Johnson & Johnson

U.S. public company directorships:

•  The Toronto-Dominion Bank (Risk Committee)

Former U.S. public company directorships:

•  Bausch Health Companies Inc. (f/k/a Valeant Pharmaceuticals International)

Other positions:

•  Member: Citymeals-on-Wheels New York City; University of Wisconsin Center for Brand and Product Management;

•  University of Wisconsin Foundation

•  Member, Board of Trustees: Institute of International Education

Education:

•  Master of Arts in Management, Kellogg School of Management

•  Bachelor of Science in Food Chemistry, University of Wisconsin-Madison

Specific Experience: Extensive leadership experience in the healthcare industry, service on the boards of several public and private companies, and over 20 years’ experience in the healthcare industry.

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RONALD A. RITTENMEYER	Age: 74
Director since: 2016 INDEPENDENT Audit Committee LDC Committee (Chair) Audit Committee Financial Expert

Recent Experience:

Tenet Healthcare Corporation

•  Executive Chairman (2021-present)

•  Executive Chairman and Chief Executive Officer (2017-2021)

Prior Experience:

•  Chairman and Chief Executive Officer, Millennium Health (2016-2017)

•  Chairman and Chief Executive Officer, among other roles, at Electronic Data Systems Corporation

U.S. public company directorships:

•  Tenet Healthcare Corporation

Former U.S. public company directorships:

•  American International Group, Inc.

•  IMS Health (predecessor to IQVIA)

•  Millennium Health

Education:

•  Master of Business Administration, Rockhurst University

•  Bachelor of Arts in Commerce and Economics (Finance), Wilkes University

Specific Experience: Extensive leadership and healthcare experience as the chief executive officer of multiple healthcare companies, service on the boards of several public and private companies, and over 30 years’ experience in the healthcare industry.

SHEILA A. STAMPS	Age: 64
Director since: 2022 INDEPENDENT Audit Committee Audit Committee Financial Expert

Prior Experience:

•  EVP, Corporate Strategy and Investor Relations at DBI, LLC

•  Commissioner, New York State Insurance Fund

•  Director, Pensions and Cash Management at New York State Common Retirement Fund

•  Managing Director at Bank of America

•  Managing Director at Bank One Corporation (now JPMorganChase)

Other positions:

•  Member, Board of Trustees: Bankinter Innovation Foundation

•  Member, Board of Directors: National Association of Corporate Directors, New York Chapter

U.S. public company directorships:

•  Atlas Air Worldwide Holdings Inc. (Chair, Audit and Finance Committee)

•  Pitney Bowes Inc. (Audit Committee and Executive Compensation Committee)

•  MFA Financial, Inc. (Compensation Committee and Nominating and Governance Committee)

Former U.S. public company directorships:

•  CIT Group Inc.

Education:

•  Master of Business Administration, University of Chicago

•  Bachelor of Science in Management, Duke University

Specific Experience: Extensive leadership and financial experience in the asset management and commercial banking industries as well as her work in government and public policy, service on the boards of several public companies, and 40 years’ experience in the asset management and commercial banking industries.

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Class II Directors

ARI BOUSBIB	Age: 60
Director since: 2016 Chairman and Chief Executive Officer

Recent Experience:

IQVIA Holdings Inc. (2010-present)

•  Chairman and Chief Executive Officer (2016-present)

•  Chairman and Chief Executive Officer of IMS Health (2010-2016)

Prior Experience:

•  President of UTC’s commercial companies (Otis Elevator Company, Carrier Corporation, UTC Fire & Security and UTC Power Inc.), among other roles, at United Technologies Corporation

•  Partner at Booz Allen Hamilton

U.S. public company directorships:

•  The Home Depot, Inc. (Finance Committee and Audit Committee)

Former U.S. public company directorships:

•  IMS Health (predecessor to IQVIA)

•  Best Buy, Inc. (2006-2007)

Other positions:

•  Member, Harvard Medical School Health Care Policy Advisory Council

Education:

•  Master of Business Administration, Columbia University

•  Master of Science in Mathematics and Mechanical Engineering, Ecole Superieure des Travaux Publics, Paris

Specific Experience: Extensive leadership and healthcare experience as our Chief Executive Officer and service on the boards of several public companies.

JOHN M. LEONARD, M.D.	Age: 64
Director since: 2015 INDEPENDENT Lead Director Audit Committee Nominating and Governance Committee Audit Committee Financial Expert

Recent Experience:

Intellia Therapeutics, Inc. (2014-present)

•  President and Chief Executive Officer (2018-Present)

•  Executive Vice President, Research and Development (2017-2018)

•  Chief Medical Officer (2014-2017)

Prior Experience:

•  Chief Scientific Officer and Senior Vice President of Research and Development at AbbVie Inc.

•  Senior Vice President of Global Pharmaceutical Research and Development, among other roles, at Abbott Laboratories

U.S. public company directorships: • Intellia Therapeutics, Inc. Education: • Doctorate in Medicine, Johns Hopkins University • Bachelor of Arts in Biochemistry, University of Wisconsin-Madison
Specific Experience: Extensive leadership and healthcare experience as the chief executive officer of a healthcare company, service on the boards of public companies, and over 30 years’ experience in the healthcare industry.

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TODD B. SISITSKY	Age: 50
Director since: 2016 INDEPENDENT LDC Committee Nominating and Governance Committee (Chair)

Recent Experience:

TPG (2003-present)

•  President & Co-Managing Partner of TPG Capital

•  President of TPG, Inc.

Prior Experience:

•  Executive at Forstmann Little & Company

•  Executive at Oak Hill Capital Partners

U.S. public company directorships:

•  Allogene Therapeutics, Inc. (Audit Committee, Nominating and Corporate Governance Committee)

•  TPG, Inc. (Audit Committee, Compensation Committee, and Conflicts Committee)

•  Convey Health Solutions Holdings, Inc. (Nominating and Governance Committee)

Former U.S. public company directorships:

•  Endo International plc

•  IASIS HEALTHCARE LLC

•  IMS Health (predecessor to IQVIA)

Other positions:

•  Chair, Board of Advisors, Dartmouth Medical School

•  Member, Board of Directors: Ellodi Pharmaceuticals; Immucor Inc.

Education:

•  Master of Business Administration, Stanford Graduate School of Business

•  Bachelor of Arts, Dartmouth College

Specific Experience: Extensive leadership and business experience as a managing partner of a global investment firm with a practice focused on the healthcare industry, service on the boards of several public and private companies, and over 25 years’ experience in the private equity industry.

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PROPOSAL NO. 2 Amendment to Certificate of Incorporation to Declassify the Board

After careful consideration, IQVIA’s Board voted to approve, and to recommend that stockholders approve, an amendment to IQVIA’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the classified Board structure over time and provide for the annual election of all directors.

IQVIA’s Certificate of Incorporation currently provides for a Board that is divided into three classes, with members of each class serving for three-year terms. If this proposal is approved, beginning in 2023 and thereafter, directors whose current terms are expiring will be elected for one-year terms. Because the election of directors at the 2022 Annual Meeting will occur before the effectiveness of the proposal, if approved, each Class III director elected will serve a full three-year term. Beginning with the 2025 annual meeting, all directors will be elected annually.

The proposed declassification process will not shorten the terms of our continuing directors or the upcoming terms of any directors elected at the 2022 Annual Meeting, ensuring a smooth transition to annual elections of all of our directors. All directors elected to fill vacancies prior to the 2025 annual meeting will hold office for a term expiring at the annual meeting at which the term of the class to which they have been elected expires.

If amended as proposed, our Certificate of Incorporation (as required under Delaware law) will also provide that any director elected to serve a one-year term may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the Company’s shares then entitled to vote at an election of directors.

This summary does not contain all the information that may be important to you. The complete text of the Amended and Restated Certificate of Incorporation, as it is proposed to be amended (the “Amended Certificate”), is included in Appendix B to this Proxy Statement. This summary is qualified in its entirety by reference to the text of the Amended Certificate, which we urge you to read in its entirety.

Rationale for the Proposed Amendment

The Board regularly reviews our corporate governance structure and practices. In particular, since the termination of the various governance requirements in our Shareholders Agreement signed at the time of the Merger, the Board has made several changes it believes are in the best interest of the Company and its stockholders. These changes include removing all stockholder supermajority voting requirements, providing for stockholder proxy access, and moving to annual say-on-pay votes.

As part of this continuing effort, the Board has weighed the advantages and disadvantages of maintaining a classified board of directors structure. The Board considered that many U.S. public companies have eliminated their classified board structures in recent years, and that many investors have expressed to us that the election of directors is the primary means for them to influence corporate governance policies and to increase a board’s accountability.

After carefully weighing governance considerations and stockholder feedback on this topic, the Board concluded that the annual election of all directors will bolster our corporate governance structure and enhance the accountability of the Board. Accordingly, the Board, upon the recommendation of the N&G Committee, has unanimously determined that it is in the best interests of the Company and its stockholders to eliminate the classified board of directors structure in accordance with this proposal.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or presented by proxy at the 2022 Annual Meeting and entitled to vote thereon will be required to approve this proposal. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome. If approved, the Amended Certificate will become effective when it is filed with the Secretary of the State of Delaware, which we intend to do following the 2022 Annual Meeting. If this proposal is approved, we will make conforming updates to our Bylaws. If this proposal is not approved, the Board will remain classified.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO DECLASSIFY OUR BOARD

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Corporate Governance

The Board is responsible for supervising the overall affairs of the Company. The Board oversees our senior management, to whom it has delegated authority to manage the Company’s day-to-day operations. Directors are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees.

The Board has adopted Corporate Governance Guidelines, which, together with our Certificate of Incorporation, Bylaws and the other documents listed below, form the governance framework for the Board and its committees. The following sections provide an overview of our corporate governance structure and practices.

Documents Establishing Our Corporate Governance

The following documents are the foundation of corporate governance at IQVIA:

•

Corporate Governance Guidelines

•

Code of Conduct

•

Certificate of Incorporation

•

Bylaws

•

Audit Committee Charter

•

LDC Committee Charter

•

N&G Committee Charter

These documents and other important information on our corporate governance are posted under “Corporate Governance” on the “Investor Relations” section of our website, and may be viewed at http://ir.iqvia.com. (None of the information on, or accessible through, IQVIA’s website is part of this proxy statement or incorporated by reference herein.) We will also provide printed copies of these documents free of charge to any stockholder who sends Investor Relations a request at: IQVIA Holdings Inc., 83 Wooster Heights Road, Danbury, Connecticut 06810.

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Corporate Governance Practices

We are committed to adopting and following strong corporate governance practices because we believe such practices promote an environment of accountability for the Board and our senior management and otherwise promote the long-term interests of our stockholders.

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Our other governance practices and policies include the following:

Independent Board	All our directors are independent except for our Chairman and Chief Executive Officer.
Independent Board committees	Each of our three Board committees is made up solely of independent directors.
Independent Lead Director; regular executive sessions

Our independent Lead Director has comprehensive duties set forth in our Corporate Governance Guidelines, including leading regular executive sessions of the Board, where independent directors meet without management present.

Annual Board and committee self-assessment process	The Board and each Board committee conducts a self-assessment annually to determine whether it is functioning efficiently and meeting its governance responsibilities.
Robust Code of Conduct

Our Code of Conduct, Doing the Right Thing, applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and individuals performing similar functions. The Code of Conduct is a guide to the responsibilities we share for ethical business conduct and paints a clear picture of what we stand for as an organization, what we expect from ourselves, and what we must do to maintain our reputation.

Prohibition on hedging or pledging of IQVIA stock

Our securities trading policy prohibits hedging transactions with respect to, and the pledging of, our securities, including prepaid variable forward contracts, equity swaps, collars, and exchange funds, and otherwise prohibits our directors, officers, employees or their immediate family members from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities, except where the individual receives prior written approval from the General Counsel. In 2021, the General Counsel did not approve any stock hedging or pledging transactions and none of our current executive officers or directors have entered into any such hedging or pledging transactions.

Share ownership requirements

We have robust share ownership guidelines, which require our named executive officers to hold IQVIA stock valued at between three times and six times their base salary and our directors to hold stock valued at five times their annual cash retainer.

Requirement to include gender and racially or ethnically diverse candidates in director and CEO searches

The Company’s Corporate Governance Guidelines require the initial list of external candidates in any search for new directors or the Chief Executive Officer position to include qualified female and racially or ethnically diverse candidates.

No supermajority stockholder vote required

Our stockholders may act by majority vote on actions that may be taken by stockholders, including approving amendments to the Bylaws and removing for cause a director or the entire Board from office and filling the vacancy or vacancies.

Clawback policy

Our clawback policy, which applies to current and former executive officers, among others, provides for the recoupment of short- and long-term incentive compensation in the event of a financial restatement under specified circumstances.

Director resignation policy	Directors are required to tender their resignation if they receive a number of withhold votes that exceeds 50% of all votes cast in an uncontested election.
Proxy access right	Eligible stockholders may, subject to certain requirements, include their own director nominees in our proxy materials.

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Leadership Structure

The Board has determined that the leadership structure described below is appropriate and in the best interests of our stockholders at the present time. The independent directors evaluate our leadership structure regularly and seek feedback on the subject from stockholders.

Lead Director

The Lead Director is chosen by a majority vote of the independent directors. The Lead Director helps ensure there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues they deem important. Dr. Leonard has served as Lead Director since 2018.

The responsibilities of the Lead Director, as outlined in our Corporate Governance Guidelines include, among others:

Board Matter	Responsibility
Communicating with directors	Liaising between non-management directors and management
Executive sessions	Presiding at executive sessions of non-management directors
Board meetings	Presiding at Board meetings when the Chairman is not present
Agendas	Consulting with the Chairman on matters pertinent to the Company and the Board, including meeting agendas, schedules and information sent to the Board
Communicating with stockholders	Engaging with major stockholders, as appropriate

Chief Executive Officer and Chairman

Mr. Bousbib has been our Chairman and Chief Executive Officer since 2016. We believe that combining the roles of Chairman and Chief Executive Officer provides for effective and efficient leadership because, among other things, it recognizes the value of one person both speaking for and leading the Company and the Board. This structure also recognizes the fact that our Chief Executive Officer has a unique depth of knowledge about the Company and the varied and complex opportunities and challenges we face. We also have a strong Lead Director, who provides a clear independent voice on the Board, and we believe appropriately balances the fact that the Chairman and Chief Executive Officer roles are held by one person.

The role of the Chairman is to set the agenda for Board meetings in close coordination with our Lead Director and to preside over general Board sessions, except when the Board meets in executive session without management present to evaluate management’s performance, in which case the Lead Director presides over the Board sessions.

The Board recognizes there may be circumstances in the future that would lead it to separate the offices of Chairman and Chief Executive Officer, but it does not believe there is any reason to do so at this time.

Director Independence

The Board assessed the independence of each director and determined that, other than our Chief Executive Officer, each of our directors is currently independent.

In accordance with our Corporate Governance Guidelines and the corporate governance standards of the New York Stock Exchange (NYSE), this determination of independence means that the Board finds that our directors (other than our Chief Executive Officer) have no material relationships with the Company, directly or indirectly, that would interfere with their exercise of independent judgment as directors of the Company.

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Committees of the Board

To assist in carrying out its duties, the Board has delegated authority to three committees:

•

Audit Committee

•

Leadership Development and Compensation Committee

•

Nominating and Governance Committee

All three committees are made up entirely of independent directors. In addition, the Board has determined that each director who is a member of the Audit Committee or the LDC Committee meets the higher independence standard as required by Securities and Exchange Commission (SEC) and NYSE rules for service on such committees.

The charters for all three committees are available under “Corporate Governance” on the “Investor Relations” section of our website and may be viewed at http://ir.iqvia.com.

Regarding sustainability and ESG matters, in particular, the Board has delegated oversight responsibility to the N&G Committee and, because of the importance of our sustainability program to our strategic objectives, the N&G Committee designated Committee Member Colleen Goggins to provide oversight on behalf of the Board and the Committee.

From time to time, the Board may also create ad hoc or special committees for certain purposes.

AUDIT COMMITTEE

2021 Meetings: seven

Members in 2021:

James A. Fasano (Chair)

Carol J. Burt

Colleen A. Goggins

John M. Leonard, M.D.

Ronald A. Rittenmeyer

Sheila A. Stamps (appointed

in 2022)

New Amended committee charter explicitly references oversight of cybersecurity risk

The Board has determined that Mses. Burt and Stamps, Messrs. Fasano and Rittenmeyer, and Dr. Leonard are “Audit Committee Financial Experts” as such term is defined in SEC rules, and that each member of the Audit Committee is financially literate.

Responsibilities:

•	Assisting the Board in fulfilling its oversight responsibilities relating to:
•	the integrity of the Company’s financial statements
•	the Company’s compliance with legal and regulatory requirements, including its quality assurance function overseeing clinical trial services
•	the independent auditor’s qualifications and independence
•	the performance of the Company’s internal audit function and the independent auditor
•	the performance of the Company’s compliance and ethics program
•	Reviewing and discussing with management and the independent auditor the annual and quarterly financial statements before the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q
•	Discussing earnings press releases and the financial information and financial guidance included therein
•	Overseeing the relationship between the Company and our independent registered public accounting firm, including:
•	Having direct responsibility for that firm’s appointment, compensation and retention
•	Reviewing the scope of that firm’s audit services
•	Approving non-audit services
•	Reviewing and evaluating that firm’s independence
•	Reviewing with internal auditors and the independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation, and monitoring the progress and results of such plans during the year
•	Reviewing with internal auditors and the independent auditor any audit problems or difficulties, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management, and management’s response to such problems or difficulties
•	Overseeing management’s implementation and maintenance of effective systems of internal controls over financial reporting and disclosure controls, and reviewing and discussing with management, internal auditors and the independent auditor the Company’s system of internal control, its financial and critical accounting policies and practices, policies relating to risk assessment and risk management, including cybersecurity risk, and our major financial risk exposures
•	Reviewing and approving all related party transactions and corporate opportunity transactions

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LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

2021 Meetings: five
Members in 2021:
Ronald A. Rittenmeyer (Chair)
Carol J. Burt
John P. Connaughton
John G. Danhakl
Todd B. Sisitsky
John M. Leonard,
M.D. (Ex Officio)

Responsibilities:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, the officers of the Company who report directly to our Chief Executive Officer, and all officers who are “insiders” (“Senior Officers”) subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)
•	Evaluating the performance of our Chief Executive Officer and other Senior Officers in light of those goals and objectives and determining and approving, or recommending to the Board for approval, their respective compensation levels
•	Making recommendations to the Board about the compensation of our directors
•	Administering our equity-based plans and management incentive compensation plans and making recommendations to the Board about amendments to such plans and the adoption of any new employee incentive compensation plans
•	Recommending to the Board ownership guidelines for the Senior Officers, other executives and non-employee directors, and periodically assessing these guidelines and recommending revisions as appropriate
•	Establishing the terms of compensatory arrangements and policies to protect our business, including restrictions that apply to current and former Senior Officers
•	Reviewing and approving all Senior Officer employment contracts and other compensatory, severance and change in control arrangements for current and former Senior Officers; reviewing and establishing our overall management compensation and benefits philosophy and policies; and reviewing and approving our policies and procedures for the grant of equity-based awards
•	Establishing and reviewing periodically policies and procedures with respect to perquisites
•	Reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking; reviewing and discussing at least annually the relationship between risk management policies and practices and compensation; and evaluating compensation policies and practices that could mitigate any such risk
•	Reviewing the processes for managing executive succession and the results of those processes

NOMINATING AND GOVERNANCE COMMITTEE

2021 Meetings: four
Members in 2021:
Todd B. Sisitsky (Chair)
John G. Danhakl
Colleen A. Goggins
John M. Leonard, M.D.

Leslie Wims Morris (appointed in 2022)

New Amended committee charter explicitly references oversight of strategic plans, objectives and risks related to sustainability and ESG matters

Responsibilities:

•	Overseeing sustainability and corporate governance matters, with a Committee member designated to coordinate oversight and responsible for reporting developments to the Committee
•	Overseeing the Company’s stockholder engagement program
•	Identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board
•	Establishing processes for identifying and evaluating Board candidates, including nominees recommended by stockholders
•	Recommending to the Board the individuals to be nominated for election as directors and to each of the Board’s committees
•	Developing and recommending to the Board a set of corporate governance principles, as well as practices and policies with respect to directors
•	Coordinating an orientation program and appropriate educational materials for new directors
•	Evaluating and making recommendations to the Board regarding stockholder proposals that relate to corporate governance and other matters related to stockholders
•	Overseeing the evaluation of the Board

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Board’s Role in Risk Oversight

Our Board actively oversees our enterprise risk management program to ensure it remains effective. Our Board’s role in risk oversight is consistent with our overall leadership structure: management is responsible for assessing and managing our risk exposures, and our Board provides oversight, executed through open communication with management and independent monitoring of strategic risks.

Board of Directors

Our Board regularly considers key risk topics, including risks associated with our strategic plan, our capital structure, our business activities, and social and environmental matters. While our Board has the ultimate oversight responsibility for the risk management process, the Board's committees assist in fulfilling those responsibilities by focusing on certain areas of risk, in consultation with management, as shown below.

LDC Committee

- risks associated with our compensation policies and practices, including those for our executive officers
- oversees succession planning
- non-employee director compensation policies and practices

Audit Committee

- our financial statements
- internal accounting and financial controls
- internal and external audits
- cybersecurity
- compliance with legal and regulatory matters
- the efficacy of our compliance and ethics program

N&G Committee

- governance structure and practices
- stockholder priorities and engagement
- ESG matters generally, including overall ESG strategy and reporting

Enterprise Risk Council

Our enterprise risk framework considers external and internal factors that could impede the achievement of our business objectives or damage our brand, reputation or financial condition. The Audit Committee reviews these key risks and the related framework semi-annually, and the Board or appropriate Board committees discuss selected risks in more detail throughout the year. In particular, our risk management function conducts regular interviews and surveys of key employees relating to enterprise risk management and reports the results and analysis of such interviews and surveys to the Audit Committee.

Succession Planning for Directors and Executive Officers

Directors

The N&G Committee is responsible for recommending to the Board the individuals to be nominated for election as directors. It is the Board’s policy that independent directors must make up a majority of the Board at all times, as required by the NYSE, and that, in recruiting and evaluating new director candidates, the N&G Committee shall seek to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to professional skills, relevant industry experience, specialized expertise, international experience, gender, race and ethnicity.

The N&G Committee will consider stockholders’ recommendations of nominees for membership on the Board on a substantially similar basis as it considers other nominees. Stockholders may recommend candidates for membership on the Board by submitting candidates names to: Secretary, IQVIA Holdings Inc., 83 Wooster Heights Road, Danbury, Connecticut 06810.

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Board refreshment

The Board regularly focuses on refreshing the composition of the Board to ensure an appropriate mix of backgrounds, skills and experience to support the Company’s strategy and to enhance the Board’s diversity. Since the closing of the Merger in 2016, the Board has actively pursued a strategy of refreshing the composition of the Board to provide greater diversity. Since that time, five directors have retired from the Board and four directors—all women—have joined. The Board expects to continue to seek new directors who will further enhance the mix of experience, backgrounds and diversity currently represented.

Succession planning

The process of determining to add a new Board member and identifying qualified candidates begins well in advance of anticipated vacancies. Under this ongoing process, the Chairman of the N&G Committee and our Chief Executive Officer monitor and maintain an open dialogue, and also consult with the other members of the Board, regarding the size of the Board, future retirements, and attributes desired for any new directors. Once a decision has been made to recruit a new director, the N&G Committee may retain an executive recruitment organization to assist in the search by providing names of qualified candidates.

Director search policy

In 2020, to deepen our commitment to identifying diverse candidates for our Board, the Board adopted a new diversity requirement for director nominee slots. Under this rule, the N&G Committee will ensure that any initial list of candidates from which new management-supported director nominees are chosen will include qualified female and racially or ethnically diverse candidates, and that any third-party firm engaged to assist in the search will be instructed accordingly.

Proxy access

A stockholder, or a group of up to twenty stockholders, holding at least 3% of the Company’s common stock for at least three years may submit director nominees for inclusion in our Proxy Statement. Stockholders may rely on proxy access to nominate candidates for up to 20% of the Board or two director seats, whichever is greater. The Bylaws specify certain time limits, notice requirements, and other procedures for stockholders who wish to include their director nominees in the Company’s proxy materials. For information, see “Other Relevant Information—Stockholder Proposals and Nominees for 2023 Annual Meeting of Stockholders.”

Retirement age

The Board believes that setting a retirement age for IQVIA directors is advisable to ensure periodic turnover of the Board. Accordingly, in 2021 the Board revised our Corporate Governance Guidelines to require directors to offer to retire from the Board when they attain the age of 74. The Board believes it is important to monitor its composition, skills and needs in the context of the Company’s long-term strategic goals, and, therefore, may elect to decline a director’s offer to retire in appropriate cases. As part of the transition to the retirement policy, the Board waived application of the retirement policy with respect to Mr. Rittenmeyer, who was 74 at the time the policy was adopted, for 2022.

Vacancies

Vacancies on the Board occasionally occur between annual meetings. The Bylaws provide that any vacancy caused by the death or resignation of a director may be filled by the affirmative vote of a majority of the directors then in office. The Board and the N&G Committee treat the filling of vacancies in the same manner as general succession planning.

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Executive Officers

The Board also plans for succession to the positions of Chief Executive Officer and certain other senior management roles. To assist the Board, our Chief Executive Officer periodically provides the LDC Committee with assessments of senior managers and their potential to succeed him, and assessments of individuals considered potential successors to certain other senior management positions. These assessments are derived from our leadership development and succession planning process, which involves the following principal steps:

CEO search policy

Pursuant to the diversity requirement adopted by the Board in 2020, if the Board or the LDC Committee conducts an external search for Chief Executive Officer candidates, the Board or the LDC Committee will ensure that any initial list of candidates includes qualified female and racially or ethnically diverse candidates, and that any executive search firm engaged to assist in the search is instructed accordingly.

Meetings and Executive Sessions

The Board held seven meetings during fiscal 2021. All of our directors attended at least 75% of the total number of meetings of the Board and the Board committees on which they served in 2021 during the time they served. We strongly encourage our directors to attend the annual meeting of stockholders. 100% of our directors attended the annual meeting of stockholders in 2021.

The Board believes that one of the key elements of effective, independent oversight is that the independent directors meet in executive session on a regular basis without the presence of management. These sessions promote open discussion and enable the independent directors to evaluate management’s performance. Our independent directors meet separately in executive session at each regularly scheduled Board and committee meeting.

How to Contact the Board and its Committees

Stockholders and other interested parties can contact the Board or a committee of the Board by sending an email to BoD@iqvia.com, or writing to the following address:

Board of Directors
c/o Secretary
IQVIA Holdings Inc.
83 Wooster Heights Road
Danbury, Connecticut 06810

Communications will be distributed to the Chairman of the Board or the other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication.

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Environmental, Social, and Governance

Our Commitment to Sustainability

We are committed to sustainable ESG practices that further our corporate purpose of helping our clients improve healthcare outcomes for patients. Our sustainable business practices are organized under the three pillars of our ESG program — People, Public and Planet.

As an industry leader, we continually look for ways to advance and strengthen our ESG efforts and report on our progress each year in our annual ESG Report. You can find more details about all the topics below as well as other important information related our sustainability efforts in our 2021 ESG Report, which is available on our website at https://www.iqvia.com/esg.

2021 select highlights of our ESG-related accomplishments:

•  Aligned our 2021 ESG Report with TCFD, GRI and SASB ESG reporting frameworks

•  Published our 2021 EEO-1 report and also expanded disclosure of other workforce diversity demographics

•  Strengthened Board oversight of our ESG program by amending our N&G Committee charter to explicitly include responsibility for oversight of ESG-related matters

•  Enhanced Board oversight of cybersecurity matters by amending our Audit Committee charter to explicitly state that the Audit Committee has oversight over such matters

•  Further enhanced stockholder rights by proposing to declassify our Board

•  Enhanced the diversity of our Board through the appointment of two racially/ethnically diverse women as directors, and enhanced diversity disclosure for our Board

•  Strengthened our D&I efforts with the appointment of a senior leader of our D&I program, among other achievements

•  Racial, ethnic and gender diversity for 2021 new hires in the US exceeded the levels for the overall US workforce

•  Increased the frequency of employee engagement surveys to twice annually

•  Reduced our total and per-employee GHG emissions compared to the prior year beyond our expectations

•  Transitioned to 100% renewable energy supply in our Scottish laboratory and initiated efforts for other facilities to achieve the same over time

•  Removed all single-use plastics from our office facilities worldwide

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Reporting frameworks and standards

To maximize transparency and increase understanding of our progress toward completing our sustainability and ESG initiatives, we are now utilizing external standards and frameworks to guide our reporting. To that end, we organized our climate risk disclosure in our 2021 ESG Report in accordance with the TCFD recommendations. In addition, we aligned our sustainability report with the GRI and SASB disclosure frameworks by including and reporting against their respective reporting standards indexes. The GRI and SASB indexes are tools to help readers identify and evaluate our disclosures against standardized ESG topics. In the coming years, we will consider expanding our ESG disclosure corresponding to GRI and SASB recommendations.

Sustainability Governance

Board level

Our Board has delegated responsibility for oversight of our ESG-related efforts and initiatives to the N&G Committee. In 2021, the Board approved an amendment to the N&G Committee’s charter to explicitly state that the N&G Committee has “direct responsibility and power… to oversee and review IQVIA’s strategic plans, objectives and risks related to” our sustainability program. Because of the importance of our sustainability program to our strategic objectives, the N&G Committee designated committee member Colleen Goggins to provide oversight on behalf of the Board and the N&G Committee. Ms. Goggins meets regularly with members of management to provide guidance on our ESG initiatives, including reporting, and to receive updates on the status of progress against our sustainability commitments. She also engages with stockholders to discuss ESG matters. Ms. Goggins regularly updates the N&G Committee and the Board on our efforts. In addition, Dr. John Leonard, our Lead Director and a member of the N&G Committee, actively participates with Ms. Goggins to advance our ESG agenda through his regular meetings with our chief executive officer and management team and with our stockholders.

Management level

At the management level, our ESG program is governed by our ESG Executive Steering Committee, which is made up of senior executives, including our Chief Financial Officer, General Counsel, and Chief Human Resources Officer, and is responsible for setting our sustainability strategy.

In addition, a working group of key functional leaders focuses on implementing sustainability policies and processes across our operations. The working group includes representatives from Human Resources, Legal, Ethics and Compliance, Health and Safety, Corporate Communications and Business Development. It regularly reports on progress towards the three pillars of IQVIA’s ESG program – People, Public, Planet – to the ESG Executive Steering Committee and our Chief Executive Officer.

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Embedding ESG in risk management

Our Board regularly considers key risk topics, including risks associated with our strategic plan, ESG and climate matters, our capital structure, and our business activities. Risks are identified by management and reviewed with the appropriate Board committee or the full Board.

Our Enterprise Risk Council, made up of leaders from our principal functional areas and business units, meets on a quarterly basis to update the enterprise risk framework used to identify and manage our key risks, including ESG-related risks. The framework considers external and internal factors that could impede the achievement of our business objectives or damage our brand, reputation or financial condition, including social and environmental factors. The Audit Committee reviews these key risks and the related framework annually, and the Board or appropriate Board committees discuss selected risks in more detail throughout the year.

United Nations Global Compact

We are members of the UN Global Compact, affirming our commitment to embed sustainability across our business. As part of the development of our sustainability and citizenship strategy, we have identified four UN Sustainable Development Goals (SDGs) that we believe IQVIA can have the most impact in advancing.

•

GOAL 3 Good Health and Well-being. We use our data insights and clinical expertise to help our partners accelerate access to more advanced and affordable healthcare treatments around the world.

•

GOAL 5 Gender Equality. We are committed to maintaining a culture of inclusion in which women and people from diverse backgrounds can fully contribute to the growth and success of our business. Currently, 60% of our workforce and 51% of our managers are women.

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•

GOAL 12 Responsible Consumption and Production. We are committed to reducing waste. In 2021, we removed 100% of single-use plastic from all our office facilities. We continue to evaluate our waste footprint and will determine appropriate next steps to reduce our impact in 2022.

•

GOAL 13 Climate Action. In recognition of the need to reduce our environmental footprint and to progress towards becoming carbon neutral, IQVIA will set a science-based target, certified by the Science-Based Targets initiative (SBTi), by the end of 2023.

People

Our human capital management

Our approximately 79,000 employees help us drive our business success and achieve our ambition to advance human health. Attracting, developing, and retaining a talented workforce is essential to the success of our business and the realization of our purpose. Investments in our people are motivated by our desire to have an engaged and connected workforce. This results in high productivity and better results for IQVIA. In an industry as competitive as ours, we also recognize that employees who feel supported contribute to higher retention and recruitment rates.

Board oversight of human capital management

The Board receives regular updates on key human capital metrics, including recruitment and attrition rates, talent development data, and metrics related to hiring, promotion and our overall workforce.

The Board also devotes significant time to leadership development and succession planning at the executive level and provides guidance on important decisions in each of these areas. The LDC Committee has primary responsibility for succession planning for our Chief Executive Officer and oversight of succession planning for senior leadership. For additional details on our succession planning process, see “Succession Planning for Directors and Executive Officers” above.

Strategy

Our employees are critical to our continued success and are a core element of our long-term strategy. Senior Management is responsible for ensuring that our initiatives, policies, and processes reflect and reinforce our desired corporate culture, which we believe supports successful human capital management. The Company’s human capital management strategy is built on three fundamental focus areas:

•

Recruitment. We consider a range of qualified candidates for all positions. We hire qualified individuals with a variety of backgrounds and experiences from both within and outside the organization for positions at all levels.

•

Development & Progression. IQVIA is committed to having a diverse pipeline of talent moving up in our organization and providing opportunities for all employees to develop within their current role as well as towards their next role. We do this by encouraging mentoring and establishing support networks, as well as by providing tools to help employees map out and achieve their career goals.

•

Retention. We seek to develop a working environment where employees feel supported and want to stay. To increase employee engagement and retention, we consistently seek feedback from employees through surveys and focus groups and develop meaningful initiatives and programs to respond to their needs.

Building on diversity and inclusion successes

We are committed to maintaining our strong culture of D&I in which people from all backgrounds can fully contribute to the growth and success of our business. This is a foundation of our approach to human capital. We create this culture for employees regardless of gender, race, color, creed, religion, marital status, age, national origin or ancestry, physical or mental disability, medical condition, veteran status, citizenship, sexual orientation, gender identity or any other protected group status. Our concept of diversity broadly includes employees who reflect a diverse range of backgrounds, thoughts, experience and skills.

As outlined in our human capital management strategy, attracting, developing and advancing diverse talent at all levels of the organization is critical to our business and is an essential element of our inclusive, innovative workplace. We have programs that help us in our efforts, including our ERGs and D&I training.

In 2021, we continued to build on our existing programs. In recognition of the growth of our D&I programs globally, we hired a new senior leader of our D&I program. Although D&I is everyone’s responsibility, the objective of this new role is to have a dedicated resource accountable for evolving and strengthening our D&I strategy over the coming years.

To further enhance our D&I transparency, we have also published our EEO-1 report, which we file with the US Equal Employment Opportunity Commission and which details demographic workforce data, including data by race/ethnicity, gender and job category, for our US employees.

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By the numbers

US Employees

Global Gender Diversity

Listening to our employees

In 2021, we conducted two company-wide employee surveys, which provided a valuable opportunity to hear the perspectives of our employees around the world and was especially important during the largely remote working environment caused by the continuing pandemic. Receiving and responding to employee feedback is an important facet of our human capital management strategy, and to focus attention on it, we added responsiveness to employee feedback to the metrics that determine the 2021 short-term incentive awards for our named executive officers.

We received more than 54,000 responses in each of our second quarter and fourth quarter employee surveys in 2021, with an average participation rate of 76% across both surveys. We continue to see an increase in all areas with 85% of respondents feeling engaged with IQVIA, which is 4 points better than prior year and 4 points above the FORTUNE 500 company benchmark.

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2021 Survey Results

85%	85%	84%	85%
feel engaged with IQVIA	feel they are acquiring the knowledge and skills needed to be effective in their jobs	would recommend IQVIA as a great place to work	feel they are part of a team
4 points better than prior year and 4 points above the Fortune 500 company benchmark	1 point better than prior year	3 points better than prior year	1 point better than prior year

Public

Improving outcomes for patients and populations

We believe we can meaningfully contribute to improving healthcare outcomes around the world and advancing human health. One of the most important ways we do this is through collaboration. We dedicate a significant amount of time and resources to working alongside governments, NGOs, and academia to enable faster and more robust approaches to tackling some of the world’s most pressing health challenges. It is our privilege and honor to collaborate with these institutions, and we feel a deep sense of responsibility towards pursuing this work.

With the breadth and depth of our expertise, we are well positioned to help accelerate understanding and overcome some of the most intractable healthcare challenges. We focus on:

•

Shifting focus to a health and wellness approach prior to the onset of disease

•

Using AI for early disease detection, treatment response prediction, and adverse event management

•

Accelerating discovery and development of new treatment modalities for high disease burden conditions

•

Increasing delivery of scientific advances to those who will benefit most

•

Reducing care delivery burden on patients, caregivers and communities

We were particularly inspired and honored to collaborate with a wide range of stakeholders to strengthen public health system foundations and address key barriers to access across more than 200+ healthcare facilities across Sub-Saharan Africa and to support a variety of nonprofits and programs in India that focus on health, women, and education.

Patient Advocacy Groups

•

We work alongside numerous organizations to help them develop, enhance and optimize their patient registries, including the American Heart Association, the American College of Surgeons (ACS), the Multiple Myeloma Research Foundation, and the Autism Biomarkers Consortium for Clinical Trials. Patient registries are collections of data related to patients with a specific diagnosis or condition, and they play an important role in healthcare. For example, within ACS’s National Surgical Quality Improvement Program, following colectomy surgeries there was a 30% reduction in urinary tract infections and a 22% reduction in surgical site infections after initiating the registry.

•

Through our partnership with the Juvenile Diabetes Research Foundation (JDRF), we developed an algorithm using AI to identify misdiagnosed adult T1D patients. T1D was once thought to be a childhood onset disease with a strong familial pattern, but it is now estimated that 90% of T1D patients do not have a family history of the disease, and almost half of newly diagnosed cases occur in adults, leading to frequent misdiagnosis. Our analysis showed that approximately 40% of T1D patients are initially misdiagnosed with Type 2 diabetes, and up to 10 million Type 2 diabetics in the US exhibit risk factors that point to potential misdiagnosis of T1D. JDRF and IQVIA are currently recruiting health systems for prospective interventional validation and deployment of this algorithm as a decision support tool for clinical care team.

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In partnership with the Children’s Hospital Association, we support the data collection of indicators, occurrences and management processes for sepsis-related events, which is a difficult condition to diagnose and treat and leads to more than 5,000 pediatric deaths in the US annually. As a result of our work, data showed a 19% decrease in sepsis-related mortalities, and 56% of participating hospitals reported screening improvements for sepsis, among other positive indicators.

•

We are collaborating with the American Society of Hematology (ASH) to develop a network of clinical sites and patient advocacy partnerships that will share EHR data. The information will be shared from 17,000 ASH members and will enrich EHR data with patient-reported outcomes, claims and other important data points. At the end of 2021, 110 sites were in queue for integration into the network, with more than 30 sponsors interested in using it for studies.

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Patient Advocacy Summit

Through our 2021 Patient Advocacy Summit, IQVIA convened leaders of more than 80 patient advocacy organizations to participate in thought-provoking conversations to share ideas and best practices around relevant and timely patient-driven research and health data topics. The invitation-only event explored solutions to the most pressing challenges faced by organizations seeking to improve patient outcomes and to empower patient advocacy organizations to be the trusted source of all the best knowledge in their community, domain, or disease area. Topics discussed included:

•

Why patient advocacy leadership is poised to lead health research initiatives on behalf of their community and how to get action

•

Diversity and inclusion in real world research and the role of patient advocacy organizations

•

Understanding and addressing the operational challenges around health data initiatives

•

Using data to address delayed diagnosis and misdiagnosis in patients

•

Perspectives on the changing role of registries in healthcare

•

Strategies for building and mobilizing their communities

Diversity in clinical trials

As a business, we have a responsibility to work to ensure equality in the broader healthcare system in which we operate. It is incumbent on all of us entrusted to deliver clinical trials — sponsors, Contract Research Organization (CROs) and investigator sites — to enhance access to trials for historically underserved populations and contribute to improved understanding of potential sources of outcome variability.

We were founding members of the PTEC, which is dedicated to reducing inequities in pandemic preparedness by studying and identifying health system reforms to reduce health disparities, including issues with access to testing and treatment, lower rates of adult vaccinations and higher rates of conditions such as metabolic and cardiovascular diseases.

IQVIA has established an R&DS Diversity and Inclusion in Clinical Trials initiative and invested in allocating expertise and resources that span across our organization — enhancing our ability to deploy innovative approaches that deliver on growing customer demand and regulatory expectations. As an example of our success, IQVIA’s enrollment in COVID-19 EUA (Emergency Use Authorization) vaccine trials was meaningfully more inclusive than enrollment by our peers: 16% Black or African American participants (compared to 10% average), 35% Spanish origin/Hispanic/Latino participants (compared to 23% average), and overall 1.7x more diverse.

IQVIA Innovation Hub

In 2021, we launched the IQVIA Innovation Hub, an organization that connects pioneering early-stage companies with IQVIA’s unique ecosystem of capabilities to create novel solutions for our clients and drive accelerated patient impact. The Innovation Hub manages a growing portfolio of investments and partnerships, where we offer our industry leading expertise, access to our established client network, access to our partners, capabilities and financial capital to forward-thinking start-ups. By fusing emerging technologies and ideas with our existing capabilities, the Innovation Hub seeks to create commercial value for IQVIA and our clients through new capabilities that bolster our differentiation, create new sources of business, and help advance our mission of improving patient outcomes.

The IQVIA Innovation Hub is tapping into the significant and growing ecosystem of innovative healthcare start-up companies. Our partners include:

•

Belong.Life, a global thriving patient community of more than 1 million patients and novel iBelong technology to stand up new patient communities across therapeutic areas

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Helparound, end-to-end mobile gateway for pharma patient support programs, connecting the silos from prescription, throughout patient enrollment, benefit verification, copay and all parts of patient journey

•

Octopus.Health, an AI-based patient assistance platform, providing analytics to increase adherence, engagement and patient outcomes

IQVIA Institute for Human Data Science

We recognize the vast potential of our business in contributing to the advancement of human health globally. One of the ways we can be effective is through thought leadership that is based on applying our information, analytics and expertise to important healthcare issues. For the past decade, the IQVIA Institute for Human Data Science (the “Institute”) has delivered timely research, insightful analysis and scientific expertise applied to granular, non-identified patient-level data. As a multi-stakeholder initiative, the Institute regularly engages with academic researchers, healthcare providers, payers, life sciences companies, health technology companies, patient advocacy groups and policymakers.

We communicate our perspectives to broad audiences, including government officials, policy leaders and the public through free published reports, articles, and webinars.

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2021 Publication Highlights

Drug Expenditure Dynamics 1995–2020: Understanding Medicine Spending in Context	Digital Health Trends: Innovation, Evidence, Regulation and Adoption
Estimates total drug spending, including by hospitals and net of discounts and rebates, for eleven countries to shed light on the composition and dynamics of drug expenditures.

Reviews digital health tools, including mobile health apps and wearable sensors, and covers trends in four areas — innovation, evidence, regulation and adoption — to assess how these new tools are becoming an entirely new therapeutic modality.

Global Trends in Research and Development (R&D): Overview through 2020	Evolving Oncology Endpoints: A New Horizon for Oncology Outcomes

Examines the trends in pharmaceutical research and development through the end of 2020 and provides an analysis of initiated clinical trials, including the impact of the pandemic and COVID-19-specific research.

Examines trends in new and evolving oncology endpoints being studied in clinical trials, and looks closely at how these evolving endpoints could potentially be used to evaluate clinical benefit, support regulatory approval and inform payer reimbursement decisions effectively and efficiently.

Planet

Climate change has the potential to cause significant disruption to companies and to society at large. As an organization committed to public health, we are focused on being part of the solution to climate change, including mitigating our environmental impact—primarily by reducing our real estate footprint and impact and our business travel.

While we have determined that, at this time, climate change does not present a material risk to our business given the nature of our activities, the potential of climate change to impact human health and well-being is most pressing for IQVIA, as our business serves and depends on people around the world. IQVIA recognizes our responsibility to our stockholders and all stakeholders to manage the risks to our operations associated with climate change and to contribute to mitigating climate change by adopting sustainable business practices. We take these risks into account during our climate-related risk assessment and when making associated business decisions.

We support having clear and consistent disclosures regarding our approach to climate change. To that end, we have aligned to the TCFD recommendations for disclosing information about the risks and opportunities presented by climate change in our 2021 ESG Report.

Sustainability goal achieved

We are committed to reducing waste. In 2021, we successfully met our goal of removing 100% of single-use plastic from all our office facilities. Conscious of the impact to the environment of plastic waste, we worked across our global office facilities to remove vending machine snacks, replace bottled drinking water supplies with reusable glass containers using filtered water, and stock compostable or reusable cups. We continue to evaluate our waste footprint and will determine appropriate next steps to reduce our impact in 2022.

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Greenhouse gas emissions

Greenhouse gas (GHG) emissions are categorized and tracked on three different scopes, depending on the source of the emissions, as described below.

GHG Scope	Description	Primary Driver
Scope 1	All direct emissions	Emissions associated with activities under our direct control, including fuel combustion from company vehicles and gas emissions from boilers and air-conditioning refrigerant leaks
Scope 2	Indirect emissions(1)	Emissions associated with electricity purchased and used by IQVIA to power facilities heating, cooling and computer / IT equipment
Scope 3	All other indirect emissions	Emissions associated with IQVIA business travel
(1) We use the market-based method, which takes into account emissions from energy contracts and instruments (such as renewable energy credits), to report our Scope 2 emissions.

Our primary GHG emissions (i.e., Scope 1 emissions) come from our business travel and use of office and laboratory space. Both these areas were significantly affected in 2020 as we responded to the COVID-19 pandemic. As a result, our total GHG emissions saw a steep decline over 2020, resulting in a 57% decrease from 2019, particularly our Scope 3 emissions, which decreased by 72%. While these decreases are welcome, if business travel and office usage return to pre-pandemic levels, our GHG emissions are likely to rise, although we anticipate that the implementation of our Future of Work initiative, which will facilitate approximately 80% of our employees working in flexible arrangements, will help us continue our multi-year downward-trending trajectory for GHG emissions.

Given IQVIA’s historically significant employee growth year over year, we consider metric tons of GHG emissions per employee to be a more meaningful measure of our progress than absolute emissions totals. In 2020, we increased our global workforce by approximately 3,000 employees (approximately 5% more employees than in 2019) and still decreased our total GHG emissions per employee by approximately 47%. We also decreased our Scope 1 and 2 emissions by 61% per employee.

As described above, we will set a science-based target for GHG emissions reductions, certified by the SBTi, by the end of 2023.

Our GHG data for all years was verified by Apex Companies, LLC, a leading provider of environmental impact assurance services.

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Metric Tons Equivalent

	2018	2019	2020
Scope 1	37,342	39,211	10,471
Scope 2	53,345	47,021	38,180
Scope 3	90,872	81,034	22,884

Metric Tons Equivalent Per Employee

	2018	2019	2020
Scope 1	0.64	0.59	0.15
Scope 2	0.92	0.70	0.55
Scope 3	1.57	1.21	0.33

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Stockholder Engagement

Our Approach

Our Board and management are committed to regular engagement with our stockholders so we can solicit their views and input on matters related to performance, corporate governance, environmental and social impacts, human capital management, and executive compensation, among other topics. Overall, we met throughout the year with 23 of our top 35 stockholders, representing approximately 35% of our outstanding common stock. The typical outreach participants and methods are shown below.

Who	When & How	Engagement Approach
• Stockholders • Research Analysts • Proxy Advisory Firms	• Year-round • Targeted outreach ahead of annual stockholder meeting and as needed • In-person meetings • Teleconferences and phone calls • Industry conferences

Board Engagement

•   Led by our N&G Committee

•   Lead Director and N&G Committee members provide feedback to the rest of the Board

Management Engagement

•   Led by our Chief Executive Officer, Chief Financial Officer, General Counsel, and SVP, Investor Relations

•   Targeted outreach and inbound inquiries

•   Feedback provided to senior management and the Board

2021 Analyst & Investor Conference

We hosted an Analyst and Investor Conference during which 11 of our senior executives gave a comprehensive overview of our businesses. Our Chief Executive Officer laid out our 20by25 strategy and our Chief Financial Officer provided medium-term financial guidance. Over 100 investors, analysts, and other stakeholders attended the conference in person and over 300 members of the analyst and investor community listened to the live webcast.

2021 Targeted Engagement

Following our 2021 annual meeting of stockholders, we requested governance-specific engagement meetings with stockholders representing approximately 42% of our outstanding common stock. The Lead Director, N&G Committee member Colleen Goggins, and members of senior management participated in governance-specific engagement meetings with stockholders representing approximately 22% of our outstanding common stock.

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Summary of Board Responsiveness

While stockholder views varied, the following table details the key themes we generally heard throughout the engagement process and how we responded to that input.

What We Heard	What We Did
The Company should consider declassifying its Board and, more generally, continue on its multi-year trajectory of further enhancing stockholder rights	• We included a management proposal in this Proxy Statement to (i) declassify the Board and (ii) permit stockholders to remove directors elected for one-year terms with or without cause
The Company should hold say-on-pay advisory votes annually	• Following last year’s say-on-frequency advisory vote, the Board adopted annual say-on-pay until the next required say-on-frequency vote
There is significant interest in our ongoing ESG efforts and the Board’s oversight of ESG matters, and in aligning our ESG disclosures to one or more of the major ESG reporting frameworks
•

We amended the charter of the N&G Committee to formally include oversight of ESG matters as a committee responsibility

•

We committed to aligning our 2021 ESG Report with the disclosure guidelines promulgated by the GRI, SASB, and TCFD

Consider explicitly tying executive compensation to the achievement of ESG-related objectives	• We added ESG performance objectives and responsiveness to employee survey feedback to the metrics that determine short-term incentive awards for our named executive officers
Diversity among our directors is a top priority, and stockholders want more transparency on this topic	• We included gender, racial and ethnic diversity statistics for the Board in this Proxy Statement
Stockholders asked us to consider filling the next director slot with a racially or ethnically diverse director	• We added two ethnically and racially diverse women as directors to the Board
Increase disclosure of workforce demographic data	• We are publishing our EEO-1 report, and we have included other additional diversity disclosures for our US employees in this Proxy Statement

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Director Compensation

Non-Employee Director Compensation Program

The Board has the authority to set the terms of our non-employee director compensation program and may change those terms at any time.

The LDC Committee assesses non-employee director compensation each year based on input from Steven Hall & Partners, an independent compensation consulting firm, and taking into account compensation paid to non-employee directors at companies in the same peer group we use for executive compensation purposes. (For information on the peer group, see “Compensation Discussion and Analysis—Overview of Our Executive Compensation Program—Benchmarking” beginning on page 57.) The Board reviews the LDC Committee’s recommendations and makes a final determination on the compensation of our non-employee directors. Based on its most recent assessment, the LDC Committee did not recommend any changes to non-employee director compensation for 2021, and the Board did not make any changes.

The non-employee director compensation program is as follows:

Payment	Annual Compensation ($)
Cash retainer (paid in quarterly installments)	100,000
Equity retainer fair value (payable in fully-vested restricted stock units (RSUs))	200,000
Lead Director fee	42,500
Committee chair fees:
Audit	30,000
Leadership Development and Compensation	25,000
Nominating and Governance	20,000
Committee member (other than chair) fees:
Audit	10,000
Leadership Development and Compensation	5,000
Nominating and Governance	5,000

We also reimburse our directors for reasonable travel expenses and other out-of-pocket costs incurred in connection with attendance at Board meetings.

Non-Employee Director Compensation for 2021

The following table shows information regarding the compensation earned by our non-employee directors during 2021. The compensation received by our Chief Executive Officer during 2021 is included in the “Summary Compensation Table.” Our Chief Executive Officer did not receive any additional compensation for his service on the Board. Our non-employee directors are eligible to receive compensation for their service on the Board.

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2021 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Carol J. Burt	115,000	199,997	314,997
John P. Connaughton(2)	—	—	—
John G. Danhakl(3)	110,000	199,997	309,997
James A. Fasano(2)	—	—	—
Colleen A. Goggins(3)	115,000	199,997	314,997
John M. Leonard, M.D.	157,500	199,997	357,497
Ronald A. Rittenmeyer	135,000	199,997	334,997
Todd B. Sisitsky(2)	—	—	—
(1)

In accordance with our non-employee director compensation program, restricted stock units were granted to Mses. Burt and Goggins, Messrs. Danhakl and Rittenmeyer and Dr. Leonard with a grant date of April 15, 2021 (934 restricted stock units each). These restricted stock units were fully vested when granted. Amounts reflect the aggregate grant date fair value of the restricted stock units at April 15, 2021 ($214.13 per share) computed in accordance with Accounting Standards Codification Topic 718, or ASC 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of these amounts in 2021 are included in Notes 1 and 17 to our consolidated audited financial statements for the year ended December 31, 2021, included in Part II of our Annual Report on Form 10-K.

(2)

Messrs. Connaughton, Fasano, and Sisitsky do not participate in the non-employee director compensation program due to their relationships with current or former SHA Parties (as defined under the section titled “Certain Relationships and Related Person Transactions — Shareholders Agreement.”)

(3)

Mr. Danhakl and Ms. Goggins deferred 100% of their annual cash Board retainers and committee fees under our Director Deferral Plan, described below. These amounts were converted into deferred shares that are payable in shares of IQVIA common stock following a termination of the director’s Board service or the director’s death, or upon a change in control of the Company. As of December 31, 2021, Mr. Danhakl and Ms. Goggins have 497 and 2,104 deferred shares outstanding, respectively, under the Director Deferral Plan.

Director Share Ownership Guidelines

Under the Company’s share ownership guidelines established by the LDC Committee, each director who participates in the non-employee director compensation program is expected to hold shares of our common stock that have a value equal to five (5) times the annual cash retainer for service as a director. While there is no set time period in which this ownership level must be met, directors who are subject to the guidelines are required to retain ownership of at least 50% of the shares they receive as a result of the exercise, vesting or settlement of equity awards until the share ownership guideline is met. The LDC Committee periodically reviews these guidelines and oversees compliance by reviewing director holdings annually. As of February 15, 2022, each director subject to share ownership guidelines has satisfied his or her share ownership requirement, other than our two directors appointed in January 2022.

Non-Employee Director Deferral Plan

Pursuant to the IQVIA Holdings Inc. Non-Employee Director Deferral Plan, non-employee directors may elect to defer receipt of their cash retainers. A director who elects to defer a retainer will instead be credited with that value in deferred shares under the Director Deferral Plan. Deferred shares become payable in IQVIA common stock following a termination of the director’s Board service or the director’s death, or upon a change in control of the Company.

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PROPOSAL NO. 3 Non-Binding Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, the Board is providing stockholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers (“say-on-pay”), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative.

In 2021, the Board committed to implementing the say-on-pay frequency approved by a majority of stockholders at the 2021 annual meeting of stockholders. Following that meeting, at which approximately 96% of stockholder votes favored conducting say-on-pay advisory votes annually, the Board adopted annual say-on-pay until the next required say-on-frequency vote.

Our compensation strategy focuses on providing total compensation packages that are designed to attract and retain high-caliber executives by incentivizing them to achieve Company and individual performance goals that are closely aligned with stockholder interests. Our compensation packages emphasize pay for performance and long-term value creation for our stockholders. Since our last say-on-pay vote, we overhauled our short-term incentive compensation program and implemented a formula (among other enhancements) to determine awards under the program, which provides greater transparency on the performance measures and metrics used to determine awards and limits LDC Committee discretion. The LDC Committee believes the Company’s executive compensation program and the compensation decisions for 2021 described in this Proxy Statement appropriately reward our named executive officers for Company and individual performance and that these programs and policies will assist the Company in retaining our senior leadership team.

When considering how to vote, we urge stockholders to review the full details of our executive compensation program and the decisions presented in the Compensation Discussion and Analysis, as well as the discussions regarding the LDC Committee included elsewhere in this Proxy Statement.

Because this vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the LDC Committee value the views of our stockholders and will consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers. We will hold a non-binding, advisory vote on the compensation of our named executive officers every year until the next required stockholder vote on the frequency of such advisory vote, which will be held at our 2027 annual meeting.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT

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Compensation Discussion
and Analysis

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Executive Summary

2021 Named Executive Officers

This Compensation Discussion and Analysis section discusses our compensation program and compensation decisions related to the following individuals, who were our named executive officers in 2021:

Ari Bousbib Age: 60 Chairman, Chief Executive Officer and President	Ronald E. Bruehlman Age: 61 Executive Vice President and Chief Financial Officer	W. Richard Staub, III Age: 59 President, Research & Development Solutions	Kevin C. Knightly Age: 61 President, Technology & Commercial Solutions	Eric M. Sherbet Age: 57 Executive Vice President, General Counsel and Secretary

2021 Business Performance Highlights

Source: FactSet – 12/31/2021

(1)

This graph assumes that $100 was invested in IQVIA, the S&P 500 and the peer group as of the close of market on December 31, 2020, and assumes the reinvestment of dividends, if any. Peer group average is weighted for market capitalization. The S&P 500 and our peer group are included for comparative purposes only. They do not necessarily reflect management’s opinion that the S&P 500 and our peer group are an appropriate measure of the relative performance of the stock involved, and they are not intended to forecast or be indicative of possible future performance of our common stock.

(2)

Peer group consists of Cerner Corporation, Charles River Laboratories, Inc., Equifax Inc., ICON plc, IHS Markit Ltd., Laboratory Corporation of America Holdings, Nielsen N.V., Syneos Health, Inc., Thomson Reuters Corporation and Verisk Analytics, Inc.

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2021 was a year of major milestones and accomplishments for our organization, including those described below.

Financial

•   Revenue of $13.9 billion, up 22.1% compared to 2020

•   Adjusted EBITDA(1) of $3 billion, up 27% compared to 2020

•   Adjusted Diluted EPS(1) of $9.03, up 41% compared to 2020

•   Free Cash Flow(1) of $2.3 billion

•   Total Stockholder Return of 57.5%

Strategic Growth

•   Closed the year with a record $10.1 billion of contracted net new business in R&DS. This brought our backlog to a record $24.8 billion, up 10.2% compared to 2020. Our next twelve months revenue from backlog increased to $7 billion

•   Continued to invest in rich clinical data assets, which now stand at over 1.2 billion non-identified patients globally

•   Gained additional traction in DCTs, with over 300 studies under way utilizing our industry-leading capabilities and enrolling over 300,000 patients in 80 countries with more than 30 indications

•   Expanded our presence in the Commercial Technology space, with over 3,000 clients having adopted IQVIA’s technology platforms, and over 350 clients adopting one or more applications in our OCE platform since launch

•   Launched IQVIA Next Best Action, an AI-driven recommendation engine for life sciences that embeds key insights and intelligence into commercial workflows to deliver the right content at the right time and place and enhance customer engagement

•   Continued the rollout of our Orchestrated Clinical Trials (OCT) platform, with over 350 clients having adopted at least one module in the suite. Launched our Clinical Data Analytics Suite, a SaaS-based platform that integrates and transforms structured and unstructured data from clinical trials into predictive insights

•   Expanded the reach of our award-winning Electronic Clinical Outcomes Assessment (eCOA) tool to over 150 projects across 35 therapeutic areas. Over 70 customers are using this platform, including 8 of the top 10 pharmaceutical companies

•   Expanded our investment in the lab business by purchasing the remaining non-controlling interest in our central lab joint venture from Quest Diagnostics and acquiring Myriad Rules Based Medicine

•   Ended 2021 with a net leverage ratio of 3.56x, significantly exceeding the target of 4.0x

Capital Deployment

•   Deployed total capital investment of $640 million, principally in new product development and technology infrastructure

•   Returned approximately $395 million to stockholders through repurchase of 1.7 million shares

•   Invested $2,216 million in acquisitions in key strategic areas(2)

Environmental, Social, and Governance (ESG)

•   Prepared our reporting on climate impact in alignment with the TCFD framework, the leading set of standards for investors seeking to understand an organization’s climate approach

•   Aligned our 2021 ESG Report with the GRI and SASB reporting frameworks

•   Explicitly tied progress on ESG-related matters to executive compensation by including ESG objectives in the short-term incentive award program for each of our named executive officers

•   Added two racially/ethnically diverse women as directors to our Board

•   63% of new hires in the US identifying as women and 38% identifying as Non-White, including 13% who identified as Black or African American

•   Reduced our total and per-employee GHG emissions year-over-year beyond our expectations

•   Published our EEO-1 report and enhanced other workforce and Board diversity disclosure

•   Added two new groups to our ERG program and saw total participation in ERGs increase by 60%

•   To further strengthen our D&I efforts, we appointed a senior leader of our D&I program

•   Implemented the IQVIA Future of Work initiative, a company-wide effort examining all aspects of how and where we do our work, as well as the technology and tools we will need to succeed

•   Progressed toward setting a science-based target to reduce GHG emissions by the end of 2023

•   Removed all single use plastic from our offices worldwide, a goal we set out to achieve in 2021

(1)

Amounts expressed in constant currency terms in this Proxy Statement exclude the effect of changes in foreign currency exchange rates on the translation of foreign currency results into U.S. dollars. For additional information regarding foreign currency translation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2021 Annual Report. The definitions of Adjusted EBITDA, Adjusted Diluted EPS and Free Cash Flow are the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as in the Company’s earnings releases. For additional information regarding “Adjusted EBITDA,” “Adjusted Diluted EPS,” and “Free Cash Flow,” including reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure, see “Appendix A.”

(2)

All references to $2,216 million of mergers and acquisitions spend in this Proxy Statement include the purchase of the remaining non-controlling interest in our lab business from Quest Diagnostics.

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Elements of Our Executive Compensation Program

The primary elements of our 2021 executive compensation program are described below.

Key Components	How Paid	Overview	Key Benchmarks/Performance Measures
Base Salary	Cash	Fixed compensation to attract and retain executives and balance performance-linked compensation	• Benchmarked to peer group • Adjusted for experience, role, and performance
Annual Incentive Awards	Cash	Variable annual compensation to motivate and reward executives for achieving annual goals and strategic milestones that are critical to our strategic priorities Limit: 0%-200% of target	• Revenue/Profit • Cash Flow • Balance Sheet/Liquidity • Operational/Strategic • Leadership/ESG
Long-Term Incentive Awards	Performance Shares 50%

Variable long-term equity-based compensation to motivate and reward executives for achieving key longer-term financial performance and stockholder return objectives

Final awards determined based on achievement relative to pre-established corporate performance metrics for a three-year performance period

Limit: 0%-200% of target

• Adjusted Diluted EPS Growth (75%) • Relative TSR (25%)
	Stock Appreciation Rights 25%	Variable long-term equity-based compensation to encourage absolute performance and long-term value creation Awards vest ratably over three years and have a ten-year exercise term	• Stock price appreciation
	Restricted Stock Units 25%	Variable long-term equity-based compensation to encourage long-term value creation and provide increased retentive value Awards vest ratably over three years	• Stock price

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Compensation and Governance Practices

Below we highlight certain of our key practices that we consider good governance features of our executive compensation program.

WHAT WE DO
✔	Align significant percentage of executive pay with performance	✔	Use an objective, formulaic approach to determining short-term incentive awards
✔	Set challenging yet achievable performance objectives for our named executive officers	✔	Offer transparent disclosure of achievements for all performance measures and metrics used to determine short-term incentive awards
✔	Appropriately balance short- and long-term incentives	✔	Limit LDC Committee discretion to adjust short-term incentive awards to no more than 1/6th of the final award
✔	Align executive compensation with stockholder returns by providing the majority of total compensation in the form of performance-based long-term incentive awards	✔	Include non-solicitation and non-competition provisions in award agreements
✔	Align executive compensation with progress on ESG matters by including specific ESG-related objectives in our short-term incentive award program	✔	Conduct an annual compensation risk review and assessment
✔	Use multi-year vesting requirements for long-term awards	✔	Utilize expertise of an external independent compensation consultant
✔	Implement meaningful share ownership guidelines	✔	Disclose targets for long-term incentive awards upon vesting
✔	Conduct annual performance evaluations of the named executive officers at the LDC Committee level	✔	Impose a robust clawback policy for our cash and equity incentive compensation in the event of financial restatements

WHAT WE DON’T DO
✘	No contracts with multi-year guaranteed salary increases or non-performance bonus arrangements	✘	No repricing of underwater stock options or Stock Appreciation Rights (SARs) without stockholder approval
✘	No excise tax gross-ups	✘	No payment of unearned dividends prior to vesting
✘	No single trigger equity vesting	✘	No hedging or pledging of Company shares

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Named Executive Officer Compensation at a Glance

The following illustrations depict the amount and mix of compensation delivered to our Chief Executive Officer and other named executive officers in 2021.

The following charts reflect the mix of pay for our Chief Executive Officer (74.4% performance-linked) and the average for our other named executive officers (69.1% performance-linked).

Chief Executive Officer	Average of other Named Executive Officers

Say-on-Pay

The Board and the LDC Committee strive to ensure our executive compensation program aligns with the interests of our stockholders and reflects our pay-for-performance philosophy. In 2021, the Board committed to implementing the say-on-pay frequency approved by a majority of stockholders at the 2021 annual meeting of stockholders. Following that meeting, at which approximately 96% of stockholder votes favored conducting say-on-pay advisory votes annually, the Board adopted annual say-on-pay until the next required say-on-frequency vote.

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Compensation Philosophy

Our compensation philosophy continues to be primarily focused on creating an alignment between executive compensation and business performance by rewarding our executive officers for achieving financial, strategic, operational and leadership goals that are intended to contribute to long-term stockholder value. To that end, our executive compensation program is designed to:

•

Attract and retain experienced and well-qualified executives to serve in leadership positions and to lead our organization over the long term

•

Motivate our executives by providing compensation that is directly linked to both our short- and long-term performance

•

Align the interests of our executive officers with those of our stockholders by delivering a substantial portion of total compensation through performance- and time-based equity awards and imposing meaningful share ownership guidelines

•

Ensure that risk is managed appropriately to safeguard the interest of our stockholders, as well as our employees

Our executive compensation program incorporates specific features to help achieve these goals and to promote related objectives that are important to our long-term success. In addition, the LDC Committee believes it is appropriate for short- and long-term incentive awards granted to our named executive officers to vary based on the relative contribution of each named executive officer to IQVIA’s success.

Compensation of Our Chief Executive Officer

The Board and the LDC Committee believe that our Chief Executive Officer’s performance has been exceptional and that he has been critical to the success of our Company. Customers, patients, employees and stockholders have derived significant long-term benefits during his tenure. At the time of the Merger that created IQVIA, our Chief Executive Officer was instrumental in defining our strategy and has superbly executed the transformation of our business into the leading global provider of advanced analytics, technology solutions and contract research services in the life sciences industry. Since the Merger was announced in May 2016, total stockholder return has more than quadrupled. In the last five calendar years, stockholders have enjoyed a total stockholder return of 271% and an increase in total enterprise value of greater than $41 billion.

(1)

This graph assumes that $100 was invested in IQVIA as of the close of market on December 31, 2016.

The Board and the LDC Committee believe that our Chief Executive Officer has been instrumental to this significant generation of stockholder value, is critical to the continued success of this transformation, which is ongoing, and is fundamental to the long-term success of our Company.

Because of his talents, the Board and the LDC Committee believe strongly that many larger companies would have a keen interest in recruiting our Chief Executive Officer to their executive ranks. In particular, under his leadership in 2021, the Company:

•

achieved at or near record-high growth in all key performance measures, including Revenue, Adjusted EBITDA, and Adjusted Diluted EPS

•

prioritized safeguarding employee jobs during the most challenging parts of the pandemic and successfully managed our human capital strategy

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•

achieved $2.3 billion of Free Cash Flow, a 71% increase over the prior year and all-time high for the Company

•

closed the year with a record $10.1 billion of contracted net new business in the R&DS business, increasing our backlog to a record $24.8 billion

•

significantly accelerated the implementation and adoption of DCT far faster than expected, with more than 300 studies now deploying at least one IQVIA DCT solution

•

Achieved three-year run-rate cost reduction goals earlier than planned and in excess of targets

•

Sustained IQVIA’s leadership position in AI with the launch of 10 new AI product lines that exceeded revenue targets

Our Chief Executive Officer has also taken a leading role in implementing an ambitious ESG agenda for the company. Key ESG-related achievements reached in the last year included the following:

•

Prepared our reporting on climate impact in alignment with the TCFD framework, the leading set of standards for investors seeking to understand an organization’s climate approach

•

Aligned our 2021 ESG Report with the GRI and SASB reporting frameworks

•

Explicitly tied progress on ESG-related matters to executive compensation by including ESG objectives in the short-term incentive award program for each of our named executive officers

•

Committed to increase gender, racial and ethnic diversity on the Board

•

Expanded our ERG program with the addition of two new groups and saw total participation in our ERG program increase by 60% over the prior year

•

Enhanced our disclosure of workforce and Board diversity data

•

Appointed a senior leader of our D&I program responsible for formalizing and driving our strategy across the organization

•

Progressed toward setting a science-based target to reduce GHG emissions by the end of 2023

•

Removed all single use plastic from our offices worldwide, a goal we set out to achieve in 2021

Finally, under our Chief Executive Officer’s leadership, the Company has been recognized by multiple organizations, including International Data Corporation’s 2021 MarketScapeTM and the Brandon Hall Group, and, notably, for the fifth year in a row, IQVIA was named to FORTUNE’s list of Most Admired Companies. In addition, for 2021, IQVIA earned a first-place ranking in FORTUNE’s Healthcare: Pharmacy and Other Services category of its World’s Most Admired Companies list, earning top rankings in the categories of innovation, capital deployment, global competitiveness, quality of product services, and long-term investment value.

Stockholders benefited from these and other steps that the Company took under the Chief Executive Officer’s leadership. Accordingly, the Board and the LDC Committee believe that retention of our Chief Executive Officer is imperative to our success as a company. For further details about our 2021 highlights, see “—Executive Summary—2021 Business Performance Highlights” above. That view informs their decisions regarding his compensation.

The Board and the LDC Committee regularly assess whether our Chief Executive Officer’s compensation presents sufficient value to retain his services. In particular, when considering long-term incentive awards granted to our Chief Executive Officer, the LDC Committee considers, among other factors, the value and vesting schedule of unvested awards and the proportion of unvested awards relative to total awards held. In determining the long-term incentive award for our Chief Executive Officer in 2021, the LDC Committee considered the fact that 88% of the value associated with his outstanding equity awards as of early February 2021 would be fully vested or exercisable within approximately 12 months.

Overview of Our Executive Compensation Program

Roles of the LDC Committee, the Board and Management in Compensation Decisions

Our executive compensation program is developed and overseen by the LDC Committee. The LDC Committee consults with and takes into account the views and recommendations of senior management in making decisions regarding our executive compensation program. The LDC Committee is responsible for approving (or recommending for approval to the Board, in the case of the compensation of our Chief Executive Officer) annual base salary increases, annual cash incentive targets, short-term incentive awards, and long-term incentive awards for our named executive officers.

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Use of Compensation Consultants

The LDC Committee uses Steven Hall & Partners, an external compensation consultant (the “external compensation consultant”), to provide objective analysis, advice and information, including competitive market data and recommendations related to the compensation of our named executive officers. While the external compensation consultant may make recommendations on the form and amount of compensation, the LDC Committee (or the Board in the case of the Chief Executive Officer) makes all decisions regarding the compensation of our named executive officers.

The external compensation consultant reports directly to the LDC Committee. The LDC Committee is solely responsible for approving payments to the external compensation consultant and for setting the terms, scope and duration of the external compensation consultant’s engagement. The external compensation consultant does not provide services to us other than executive and non-employee director compensation consulting services provided to the LDC Committee.

After considering the independence assessment factors provided under the NYSE listing rules, the LDC Committee determined that the external compensation consultant is independent and that the work the external compensation consultant performed during 2021 did not raise any conflicts of interest.

Benchmarking

The LDC Committee works with our external compensation consultant to better understand and continually monitor market-competitive pay practices, which it then considers when determining compensation adjustments and changes for the coming year. This annual process includes reviewing our identified peer group and conducting a competitive market benchmark analysis of senior officer roles.

Review of peer companies

The LDC Committee targets total compensation opportunities for our named executive officers, other than our Chief Executive Officer, at or near the median of our peer group and/or market survey group. When reviewing the compensation opportunities for our Chief Executive Officer, the LDC Committee considers the compensation of chief executive officers at public companies outside our peer group, including significantly larger companies with annual revenues in excess of $20 billion, because the LDC Committee believes these companies are realistic competitors for our Chief Executive Officer’s services. (For a further description of the LDC Committee’s approach to our Chief Executive Officer’s compensation, see “—Compensation of Our Chief Executive Officer” above) The LDC Committee considers comparisons to compensation levels at other companies to be helpful in assessing the overall competitiveness of our compensation practices, but places a greater emphasis on aligning overall compensation opportunities rather than individual compensation elements.

Our peer group includes a mix of both industry and non-industry peers. These are companies with which we compete for executive talent, or that are broadly similar to us based on certain characteristics. In particular, we consider financial size and performance as measured by revenue, capitalization, returns, growth and/or profitability; industry focus; scope of operations; employee base and market presence outside the United States; and organizational complexity. The current peer companies, when selected, had annual revenues ranging from 0.5 times to 2.5 times our revenues. The LDC Committee worked with the external compensation consultant in 2021 to review our peer group and confirm it remains appropriate. Based on discussions with, and recommendations from, our external compensation consultant, Allergan plc was removed from the peer group because it was acquired by AbbVie, Inc. in May 2020. The comparator companies are as follows:

Industry	Company Name
Biotechnology	Regeneron Pharmaceuticals, Inc.
Capital Markets	S&P Global, Inc.
Healthcare Providers and Services	Boston Scientific Corporation Laboratory Corp of America Holdings Quest Diagnostics, Inc.
IT Services	Cognizant Technology Solutions Corp. Fiserv, Inc.
Pharmaceuticals	Bausch Health Companies Inc.
Professional Services	Nielsen Holdings PLC Thomson Reuters Corp.
Software	salesforce.com, inc.

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Review of market survey data

The LDC Committee also considered market survey data when determining the elements and amount of total direct compensation for our named executive officers, other than our Chief Executive Officer, whose base salary and annual incentive target were established pursuant to his employment agreement.

The market survey data reviewed consisted of surveys of executive compensation data from public and private companies across all sectors with similar qualifications to those we use to determine peer companies. The external compensation consultant prepared analyses of this survey data at the direction of the LDC Committee for its review and consideration. For positions where peer group and market survey data were available, the peer group and market survey data were averaged to provide a market composite perspective of compensation levels for such positions. We also reviewed peer group data to assess competitive executive incentive compensation programs and practices.

Non-binding Company grant guidelines

Long-term incentive awards are determined in part based on non-binding Company grant guidelines, which the LDC Committee develops each year. These guidelines set forth proposed long-term target award values for our named executive officers, other than our Chief Executive Officer, and are established to be consistent with peer group and market survey data on target equity award values for employees with similar salaries and positions.

Key Features to Align Executive Pay with Stockholder Interests

As illustrated below, we tie our executive compensation program to our long-term business strategy by keeping our executives focused on, and rewarding them for, the achievement of short- and long-term goals that are integral to our strategy.

Compensation Component	Link to Strategy	Strategy and Performance Alignment
Annual Plan
•

A significant portion of our named executive officers’ individual performance goals is tied to one or more of our strategic goals

•

Compensation is linked to corporate performance through our use of specified Revenue, Adjusted EBITDA and Adjusted Diluted EPS goals and liquidity and cash flow metrics to determine annual cash incentive awards

•

Compensation is linked to ESG performance through our inclusion and evaluation of ESG-related objectives when determining annual cash incentive awards

Aligns named executive officers with stockholders’ interests by:

•

Rewarding individual achievement of strategic goals that are made more challenging each year and are designed to position the Company as an industry leader

•

Incentivizing behavior consistent with strong annual Revenue/Profit, Cash Flow and Balance Sheet/Liquidity performance

•

Reinforcing the importance of long-term sustainability

Long-Term Incentive Awards
•

We ensure the long-term incentive awards have sufficient retentive value because retaining our named executive officers is crucial to realizing our strategic goals

•

We consider individual performance (which is tied to our strategic goals) in setting the value of our named executive officers’ long-term equity grants

Further aligns named executive officers’ interests with stockholders’ interests by:

•

Linking a substantial portion of total compensation to long-term corporate performance using long-term incentive awards, including performance shares based on Relative TSR and Adjusted Diluted EPS targets set at the time of grant

•

Setting three-year vesting periods for our long-term incentive awards that link their payouts to our long-term corporate and share price performance

•

Including a clawback of equity awards in the event of a restatement of our financial statements

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Elements of Compensation

The following is a discussion of the primary elements of compensation for each of our named executive officers.

Base Salary

The purpose of base salary is to:

•

provide financial predictability and stability through fixed compensation that is less than a majority of total direct compensation at target for the named executive officers

•

provide fixed compensation at market-competitive rates that will attract new executives and retain our existing executives

•

provide fixed compensation that reflects the scope, scale and complexity of the executive role

Annual base salaries for our named executive officers may be adjusted by the LDC Committee based upon the recommendations of our Chief Executive Officer (except with respect to his own salary) as well as market benchmarking data and analysis. The Chief Executive Officer’s recommendations with respect to any particular named executive officer generally are based upon the executive’s individual performance review for the prior year, the executive’s leadership and contributions to Company performance, market conditions, peer group and/or market survey data, and our overall budgetary guidelines.

The LDC Committee takes all of these factors into account when making its decisions but does not assign a specific or pre-determined weight to any one factor. In addition to the annual salary review, the LDC Committee may adjust base salaries during the year in connection with promotions, increases in responsibilities or to maintain competitiveness in the market.

Short-Term Incentive Awards

Overview

The objective for our short-term incentive award program (the “Annual Plan”) is to incentivize and reward achievement of our annual financial and strategic goals and to establish appropriate corporate performance objectives to ensure our named executive officers are accountable for and motivated to deliver a high degree of financial and operational performance without excessive risk-taking. In response to stockholder feedback, we redesigned the Annual Plan in 2020. The key changes are summarized below.

Annual Plan awards are conditioned on the achievement of corporate and individualized performance measures. Given the broad range of strategic actions necessary to execute the ongoing transformation of our business, the individual performance measures provide a necessary balance to the corporate performance measures and reward our named executive officers for accomplishments beyond strong financial results. The individual performance measures also help mitigate any risk that financial targets will be pursued at the cost of long-term sustainability.

At the beginning of each fiscal year, the LDC Committee establishes the metrics and corresponding targets for the performance measures for each named executive officer based on the Company’s targeted financial performance and objectives for the year. The targets are intended to be realistic, but rigorous. Performance measures consist of a series of key financial, strategic, operational, leadership and governance metrics that relate to the duties of the named executive officer in support of the business objectives for the year.

For each named executive officer, awards under the Annual Plan are calculated as follows:

Base salary

Short-term incentive compensation for each named executive officer is determined using his annual base salary as the initial building block in the award calculation.

Target incentive

The LDC Committee determines a target annual short-term incentive for each named executive officer, ranging between 0% and 200% of base salary. Target Incentive amounts are reviewed annually to determine whether adjustments are appropriate.

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Formula-based payout factor

The Formula-Based Payout Factor reflects the weighted achievement with respect to five performance measures: Revenue/Profit, Cash Flow and Balance Sheet/Liquidity, which evaluate corporate performance; and Operational/Strategic and Leadership/ESG, which are tailored for each named executive officer.

Individual performance adjustment

Adjustments, if any, are made at the discretion of the LDC Committee and any upward adjustment is limited to no more than 1/6th of the final award and in no event may an Individual Performance Adjustment result in a named executive officer’s Formula-Based Payout Factor exceeding 200%.

Performance measures

The five performance measures that determine the Formula-Based Payout Factor for the Annual Plan are described below.

Revenue/Profit

Revenue and profit achievement create a direct link between executive compensation and the Company’s results of operations. As further described below, the component metrics for this performance measure are Revenue, Adjusted EBITDA, and Adjusted Diluted EPS, which align with how such metrics are calculated in the Company’s publicly disclosed earnings releases.

Cash Flow

Cash flow is a key measure of the Company’s financial performance. The cash flow performance measure includes Free Cash Flow as a metric, and may include additional metrics such as past due balances and Net Days Sales Outstanding in a given year based on the LDC Committee’s determination, taking into account the views and recommendations of senior management as to what cash flow metrics the Company should prioritize based on our strategic goals.

Balance Sheet/Liquidity

The LDC Committee selected balance sheet strength and liquidity as a performance measure because maintaining a strong balance sheet, with high liquidity levels and sound working capital management, is a key indicator of the Company’s financial health. This performance measure will include Net Leverage Ratio as a metric, and may include additional metrics such as interest expense, debt maturities and/or repatriations in a given year based on the LDC Committee’s determination, taking into account the views and recommendations of senior management as to what balance sheet/liquidity metrics the Company should prioritize based on our strategic goals.

Operational/Strategic

The LDC Committee selected operational and strategic performance as a performance measure because we are engaged in a strategic transformation of our business, and the achievement of specific operational and strategic goals—beyond annual financial measures—is critical to achieving our short- and long-term financial objectives. The LDC Committee establishes individualized metrics for this performance measure annually for each named executive officer.

Leadership/ESG

Leadership and ESG actions and achievements can have a profound influence on the Company’s success or failure, its long-term risk management, and sustainability. The LDC Committee establishes individualized metrics for this performance measure annually for each named executive officer.

Weightings

Each year, the LDC Committee assigns each of the five performance measures a specific weighting that may differ for each named executive officer. The weightings are determined based on each named executive officer’s contribution to, or responsibility for, a given performance measure. The performance measures are underpinned by a set of specific metrics that also may vary from year to year —both in substance and in weighting—for each named executive officer. The relative payout for each performance measure will be multiplied by the weighting for the applicable named executive officer before being added to the other performance measure payouts to calculate the named executive officer’s Formula-Based Payout Factor. In other words, the Formula-Based Payout Factor, which can range from 0% to 200%, reflects the weighted achievement of the five performance measures.

For 2021, the weightings are set forth below under the section entitled “—2021 Compensation Determinations—2021 Short-Term Incentive Awards—Weightings.”

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Metrics for the revenue/profit performance measure

The Revenue/Profit performance measure incorporates the three corporate metrics described below. These metrics align with the Company’s public financial guidance pronouncements, reflecting a direct link between executive compensation and the key performance measures we provide in earnings reports.

Metric	Description and Reason Selected
Revenue	• “Revenue” is defined as the Company’s revenue from our Consolidated Statements of Income • The LDC Committee believes Revenue is a key driver of stockholder value and earnings growth over time
Adjusted EBITDA

•   “Adjusted EBITDA” is defined as the Company’s income or loss from our Consolidated Statements of Income before interest income and expense, income taxes, depreciation and amortization, and further adjusted to eliminate restructuring and related charges, income from non-controlling interests, stock-based compensation, acquisition and integration-related costs, deferred revenue purchase accounting adjustments, loss on extinguishment of debt, and other expense. This definition is the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted EBITDA included in the Company’s earnings releases

•   The LDC Committee believes Adjusted EBITDA is an important measure of financial performance and the ability to service debt and reflects our near- and longer-term goal of increasing profitability

Adjusted Diluted Earnings Per Share

•   “Adjusted Diluted Earnings Per Share” or “Adjusted Diluted EPS” means our earnings per share, as reported, excluding all adjustments made to Net income or loss from our Consolidated Statements of Income to arrive at Adjusted EBITDA with the exception of interest expense and depreciation and amortization, as well as incremental adjustments for purchase accounting amortization and royalty hedge gain (loss) and any extraordinary nonrecurring items. This definition is the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted Diluted EPS included in the Company’s earnings releases

•   The LDC Committee believes Adjusted Diluted EPS is an important measure of Company performance and a fundamental metric for the investment community

The payout for the Revenue/Profit performance measure is determined based on a quantitative assessment of the Company’s achievement against pre-established targets for each of these metrics.

These targets are set at the beginning of each fiscal year by the LDC Committee, and will vary depending on the Company’s annual objectives. The payout for each metric is determined as follows, and then multiplied by the metric’s weight:

Performance level	Threshold	Target	Maximum
How calculated	Target – 15%	Goal set by LDC Committee	Target + 15%
Payout	75%	100%	200%

When a result falls between these reference points, we use linear interpolation to determine the resulting payout. Achievement below threshold will result in a sharp decline in payout, if any.

Metrics for the other performance measures

For each of the other four performance measures, the LDC Committee assigns a rating of 1 – 5 points for each of the underlying metrics based on the following criteria:

Score	Rating	Description
5	Significantly Overperform	Achieved more than expected
4	Overperform	Exceeded some expectations and achieved other expectations
3	Meets Expectation	Achieved expected results
2	Underperform	Achieved expected results in some areas and did not achieve expected results in other areas
1	Significantly Underperform	Did not achieve any expected results

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The scores for each metric under a performance measure are totaled and normalized for a 20-point scale, and then the LDC Committee determines the named executive officer’s payout within the score ranges set forth below.

Total Score	Low	High
17-20	176%	200%
13-16	126%	175%
9-12	76%	125%
1-8	0%	75%

The key individual performance metrics used for our named executive officers, along with an assessment of the level of achievement for all 2021 performance measures, are summarized below under “—2021 Compensation Determinations—2021 Short-Term Incentive Awards.” We disclose the metrics used for each individual performance measure, but we consider the specific targets used to evaluate certain of the metrics to be confidential and commercially-sensitive information, and believe their disclosure would result in competitive harm to the Company.

Individual performance adjustment

The Annual Plan permits the LDC Committee to make individual adjustments to the final award for each named executive officer. These adjustments are designed to recognize an individual’s relative contribution to our financial, operational and strategic success during the year that the LDC Committee does not believe are adequately reflected by the Formula-Based Payout Factor. Adjustments may be positive or negative, at the LDC Committee’s discretion. However, upward adjustments are limited to no more than 1/6th of the executive’s final award, and they may never cause a named executive officer’s Formula-Based Payout Factor to exceed 200%.

The LDC Committee’s determinations for 2021 with respect to the Annual Plan are discussed below under the section entitled “—2021 Compensation Determinations—2021 Short-Term Incentive Awards.”

Long-Term Incentive Awards

We believe that substantial long-term returns for our stockholders are achieved through a culture that focuses on long-term performance by our named executive officers and other senior management. By providing senior management with a meaningful equity stake in the Company, we are better able to align their interests with and create value for our stockholders.

In 2021, our annual grant of long-term incentive awards to our named executive officers under our 2017 Incentive and Stock Award Plan consisted of a combination of time-based restricted stock units, SARs, and performance shares, allocated as shown below. This mix differs from the equity mix granted in 2020.

	Percentage of LTI Total
LTI Award Component	Prior	2021
Performance Shares	50%	50%
Stock Appreciation Rights	50%	25%
Restricted Stock Units	N/A	25%

Rationale for selected forms of equity

Restricted stock units

Restricted stock units provide increased retentive value to our named executive officers, and further align our long-term incentive program with the companies in our comparator group, all of which include restricted stock units in their long-term incentive award program. The LDC Committee believes that adding a modest percentage of restricted stock units to the long-term incentive award mix appropriately increases focus on retention while retaining a significant portion of the overall award value as performance-based compensation.

Stock appreciation rights

The LDC Committee believes that SARs reinforce our goal of retaining key executives while incentivizing the creation of value for our stockholders. The SARs granted to our named executive officers in 2021 will vest as to one-third of the underlying shares on each of the first three anniversaries of the grant date, generally subject to the named executive officer’s continued service with the Company through the applicable vesting dates.

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Performance shares

We believe that performance shares encourage our named executive officers to achieve key strategic objectives and maximize value creation for our stockholders. The performance shares granted to a named executive officer in 2021 will be earned based on our financial results over the three-year period from January 1, 2021 through December 31, 2023, subject to the executive’s continued service with the Company through the end of the performance period.

Metrics for performance shares

Performance shares will vest, if at all, based on the Company’s results for the two metrics described below. The number of performance shares a named executive officer may earn ranges from 0% of the executive’s target award (if the threshold levels of performance are not achieved) to 200% of the target award (if the maximum levels are achieved or exceeded). Each earned and vested performance share will be settled for one share of our common stock.

Performance Metric	Description and Reason Selected
Relative Total Stockholder Return
•

“Relative Total Stockholder Return” or “Relative TSR” is a measure of the Company’s stockholder value creation relative to the S&P 500 Index over three years. It combines share price appreciation and dividends, if any, paid to show the total return to stockholders expressed as an annualized percentage.

•

The LDC Committee views this metric as closely correlated with long-term returns to stockholders.

Adjusted Diluted Earnings Per Share*
•

“Adjusted Diluted Earnings Per Share” or “Adjusted Diluted EPS” means, with respect to each fiscal year during the performance period, our earnings per share, as reported, including all adjustments made to Net income or loss from our Consolidated Statements of Income to arrive at Adjusted EBITDA, with the exception of interest expense and depreciation and amortization, as well as incremental adjustments for purchase accounting amortization and royalty hedge gain (loss) and any extraordinary nonrecurring items. This definition is the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted Diluted EPS included in the Company’s earnings releases.

•

The LDC Committee believes this metric is an important measure of Company performance and a fundamental metric for the investment community.

*

The Adjusted Diluted EPS goal is based on our three-year Adjusted Diluted EPS growth, and is subject to adjustment based upon the occurrence of certain corporate events in accordance with the 2017 Plan. The calculation may be subject to other adjustments for material or non-recurring events occurring during the relevant fiscal year as determined by the LDC Committee in its sole discretion.

How long-term incentive awards are determined

We provide our named executive officers with long-term incentive awards to promote retention, to incentivize sustainable growth and long-term value creation, and to further align the interests of our executives with those of our stockholders during the vesting periods. The LDC Committee considers a number of factors in determining the long-term incentive award grants to our named executive officers, including:

•

the Company’s non-binding grant guidelines

•

a review of peer group and other market survey data

•

the retentive value of each executive’s unvested long-term incentive awards

•

individual performance evaluations

•

the performance objectives for each named executive officer

•

an assessment of the executive’s position, role and responsibilities within the Company

•

the overall competitiveness of each executive’s total direct compensation opportunity

•

internal equity considerations

•

the impact of the grants on long-term incentive plan usage and share dilution.

The LDC Committee’s determinations with respect to long-term incentive award grants to our named executive officers during 2021 are discussed below under the section entitled “—2021 Compensation Determinations—2021 Long-Term Incentive Awards.”

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2021 Compensation Determinations

Below we discuss the LDC Committee’s key compensation decisions in setting 2021 base salary and short- and long-term incentives. The LDC Committee’s process for determining executive compensation, and the specific terms of each compensation component, are described above under “—Overview of Our Executive Compensation Program” and “—Elements of Compensation.”

2021 Base Salary

The following table sets forth the annual base salaries for each named executive officer. The LDC Committee reviews the base salary of each named executive officer annually and determines whether to make an adjustment. Each of our named executive officers, other than our Chief Executive Officer, received an increase to their base salaries in 2021.

Named Executive Officer	2021 Base Salary
Ari Bousbib	$1,800,000
Ronald E. Bruehlman	$ 885,800
W. Richard Staub, III	$ 623,150
Kevin C. Knightly	$ 566,500
Eric M. Sherbet	$ 540,750

2021 Short-Term Incentive Awards

Target incentive

Each of our named executive officers was eligible for an annual short-term incentive award in 2021 ranging from 0% to 200% of their target incentive. The target short-term incentive opportunity (expressed as a percentage of base salary) for each of our named executive officers has not changed since 2018 or, in the case of Mr. Bruehlman, since 2020, when he became a named executive officer. The target short-term incentive opportunity for each of our named executive officers for 2021 under the Annual Plan was as follows:

Named Executive Officer	Target Annual Incentive as a Percentage of Annual Base Salary
Ari Bousbib	200%
Ronald E. Bruehlman	100%
W. Richard Staub, III	85%
Kevin C. Knightly	85%
Eric M. Sherbet	75%

Weightings

For 2021, the LDC Committee assigned weightings for the performance measures for each named executive officer in the percentages shown below.

Performance Measure	Ari Bousbib, Chief Executive Officer	Ronald Bruehlman, Chief Financial Officer	Eric Sherbet, General Counsel	W. Richard Staub and Kevin Knightly, Business Unit Presidents
Revenue/Profit	50%	50%	50%	60%
Cash Flow	10%	15%	5%	10%
Balance Sheet/Liquidity	10%	15%	10%	0%
Operational/Strategic	15%	10%	15%	20%
Leadership/ESG	15%	10%	20%	10%

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Performance measures

The three corporate performance measures apply to each of our named executive officers, though they are weighted differently depending upon the executive’s role. We disclose several of our key financial targets underlying the performance measures below, but we consider the specific targets used to evaluate certain of the metrics to be confidential and commercially-sensitive information, and believe their disclosure would result in competitive harm to the Company.

Performance measures	Metrics used to assess performance
Revenue/Profit	• Revenue • Adjusted EBITDA • Adjusted diluted EPS
Cash Flow	• Free Cash Flow • Net Days Sales Outstanding
Balance Sheet/Liquidity	• Net leverage ratio • Interest expense
Operational/Strategic	Varies by individual
Leadership/ESG	Varies by individual
Revenue/Profit performance measure

The Revenue/Profit performance measure is based on achievement of certain Revenue, Adjusted EBITDA, and Adjusted Diluted EPS results. As described in our 2021 Proxy Statement, in determining the achievement for the Revenue/Profit metrics for 2020, the LDC Committee approved partial adjustments to the actual achievement amounts for the 2020 Revenue/Profit metrics equal to approximately one-third of the impact of COVID-19 on these metrics. In order to ensure that management did not realize the benefit of 2020 adjustments again in 2021, the LDC Committee applied the target growth rates described below to the 2020 Revenue/Profit achievement amounts, as adjusted upward for the 2020 COVID-19 adjustments, thereby setting targets that were more difficult to achieve in 2021 than if the unadjusted actual achievement amounts were used.

+10%	+15%	+20%
Revenue	Adjusted EBITDA	Adjusted Diluted EPS

The following table sets forth the weighted payouts for each metric and the aggregate payout for the Revenue/Profit performance measure without accounting for the 2020 COVID-19 adjustment made by the LDC Committee.

Metric	Threshold (75% payout)	Target (100% payout)	Maximum (200% payout)	2021 Actual Achievement	Unweighted Payout	Weight	Weighted Payout
Revenue(1)	$10,622	$12,496	$14,370	$13,874	174%	30.0%	52%
Adjusted EBITDA(1)	$2,331	$2,742	$3,153	$3,022	168%	30.0%	50%
Adjusted Diluted EPS	$6.55	$7.70	$8.86	$9.03	200%	40.0%	80%
Final Payout							182%
(1) $ in millions

By applying our growth targets to COVID-19 adjusted 2020 performance rather than 2020 actual performance, we increased the baseline target for our named executive officers by approximately 2% for Revenue, 4% for Adjusted EBITDA, and 5% for Adjusted Diluted EPS. This adjustment resulted in the payout for the Revenue/Profit performance measure decreasing from 182% to 161%. The significance of the impact to the weighted payout is a result of our formula design, which more heavily rewards significant over-performance. Consequently, our named executive officers will not receive the full benefit of our significant over-performance in 2021 as a result of this adjustment. This is evident by the fact that for 2020, the LDC Committee’s COVID-19 adjustment resulted in a 6-point increase (from 87% to 93%) in the weighted payout for the 2020 Revenue/Profit performance measure, while this year, the corresponding adjustment resulted in a 21-point decrease to the 2021 Revenue/Profit performance measure for our named executive officers.

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The following table sets forth the weighted payouts for each metric and the aggregate payout for the 2021 Revenue/Profit performance measure after adding back the 2020 COVID-19 adjustment to 2020 actual performance.

Metric	Threshold (75% payout)	Target (100% payout)	Maximum (200% payout)	2021 Actual Achievement	Unweighted Payout	Weight	Weighted Payout
Revenue(1)	$10,850	$12,764	$14,679	$13,874	158%	30.0%	47%
Adjusted EBITDA(1)	$2,412	$2,838	$3,264	$3,022	143%	30.0%	43%
Adjusted Diluted EPS	$6.87	$8.09	$9.30	$9.03	178%	40.0%	71%
Final Payout							161%
(1) $ in millions.
Cash Flow performance measure

For 2021, the Cash Flow performance measure includes two metrics, each weighted equally: Free Cash Flow and Net Days Sales Outstanding. These metrics were chosen by the LDC Committee at the beginning of 2021, as described more fully below.

Metric	Definition	Why Included
Free Cash Flow	Operating cash flow minus capital expenditures

Free Cash Flow is a critical driver for the Company because it measures our ability to generate cash for reinvestment in the business to fund growth initiatives and acquisitions, to return to stockholders via share repurchases, and for debt repayment, among other uses

Net Days Sales Outstanding

A quarterly measurement of the average number of days to collect payment from customers from the time revenue is recognized. The reported Net Days Sales Outstanding metric takes into consideration accounts receivable, unbilled amounts and unearned income

Net Days Sales Outstanding is a key driver of Free Cash Flow and reflects effective accounts receivable/working capital management

The following table shows highlighted achievements for the metrics that make up the Cash Flow performance measure. The LDC Committee’s view was that reaching new records for Free Cash Flow and Net Days Sales Outstanding, which also far exceeded last year’s performance and significantly exceeded the Company’s target for 2021, represents an outstanding achievement. Based on these achievements, the LDC Committee assessed a normalized total score of 20 out of 20 points for the performance measure and, in accordance with the predetermined scorecard, assigned a final payout of 200%.

Metric	Performance Summary
Free Cash Flow
•

$2.3 billion Free Cash Flow achieved, which is 131% of our Adjusted Net Income—a record high and a 71% increase compared to 2020

•

Deployed a record of approximately $3.3 billion in capital on share repurchases, mergers and acquisitions, and capital expenditures

•

Past Due Balances averaged 14.5%, compared to 15.3% in 2020

Net Days Sales Outstanding	• Net Days Sales Outstanding ended 2021 at a record 18 days, improving from 32 days, or 44%, compared to 2020

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Balance Sheet/Liquidity performance measure

For 2021, the Balance Sheet/Liquidity performance measure included two metrics, each weighted equally: net leverage ratio and interest expense. The LDC Committee chose these metrics based on the priorities of the management team at the beginning of 2021.

Metric	Definition	Why Included
Net Leverage Ratio	The ratio of net indebtedness as of December 31, 2021, to Adjusted EBITDA for the year ended December 31, 2021	This measure shows how well we can cover our debts and is an important indicator of financial health and balance sheet strength
Interest Expense	The cost incurred by the Company for borrowed funds for the year ended December 31, 2021, less any interest income received over the same period	This is a key income statement line item that equals 2% - 3% of total revenue and impacts net earnings, cash flow and liquidity

The following table shows highlighted achievements for the metrics that make up the Balance Sheet/Liquidity performance measure. The LDC Committee’s view was that Net Leverage Ratio and Interest Expense both decreased greater than expected based on the Company’s plan, representing a significant achievement. Based on these achievements, the LDC Committee assessed a normalized total score of 20 out of 20 points for the performance measure and, in accordance with the predetermined scorecard, assigned a final payout of 200%.

Metric	Performance Summary
Net Leverage Ratio

•   Ended 2021 with a net leverage ratio of 3.56x

•   Achieved Vision 2022 target leverage of 3.5x-4.0x a full year early

•   Reduced net leverage ratio from 4.5x at the end of 2020 while increasing investment: $2.2 billion spent on mergers and acquisitions; $0.4 billion on share repurchases; and $0.6 billion in capital expenditures

Interest Expense

•   Achieved Net Interest Expense of $369 million, which is 10% less than 2020 and favorable to target by $54 million

•   Extended all long-term debt maturities due in 2022 and 2023, including our revolving credit facility, for two years to three years, locking in favorable interest rates for several years

•   Refinanced two tranches of term A loans of approximately $1.9 billion, achieving a lower blended interest rate

•   Upsized and extended our securitization facility, using the proceeds to repay $250 million of higher interest-bearing Term B loans

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Individual performance measures

The LDC Committee set individualized metrics for each named executive officer for the Strategic/Operational and Leadership/ESG performance measures to capture key qualitative and quantitative objectives that are relevant to each executive and important to the execution of the Company’s overall strategy and performance. The following tables identify those metrics and list key highlights from each named executive officer’s 2021 accomplishments for each.

Ari Bousbib Chairman and Chief Executive Officer
Operational/Strategic Performance Measure Metrics	Key Achievements
Achieve Vision 2022 operational and strategic objectives
•

All planned Vision 2022 initiatives for 2021 completed and exceeded cost reduction targets by more than 15%

•

Achieved 3-year run-rate cost reduction targets early, exceeding target

•

Exceeded all Vision 2022 revenue and profitability targets to date

•

Significant reduction in selling, general and administrative expenses (SG&A) as percentage of revenue through expansion of internal automation programs, various process improvement initiatives, and reductions in office space

Advance R&DS go-to-market strategy
•

Clinical research contracted backlog grew 10.2% to a record $24.8 billion, significantly exceeding target

•

Increased personal engagement with senior executives at both established clients and emerging or potential new clients

•

More than 250 new customers added globally—a significant increase over the prior year

•

Sustained leadership position in DCT, with more than 300 studies now deploying at least one IQVIA DCT solution

Execute technology transformation strategy
•

Expanded adoption of the OCE platform to include more than 350 customers adopting at least one application since launch

•

Launched new software applications that address key client needs, such as Next Best Action, a salesforce / marketing effectiveness tool that secured wins with two top-20 global pharmaceutical companies, significantly exceeding targets

•

IDC MarketScape recognized OCE and the Human Data Science Cloud as an industry-leading BPO solution for pharmaceutical sales & marketing

•

Increased adoption of the OCT platform with 350+ customers now adopting at least one module since launch

Continue to innovate with Real World Solutions (RWS) and Advanced Analytics
•

Continued expansion of rich real world data assets which grew to cover more than 1.2 billion non-identified patients globally, above expectations

•

Sustained leadership position in AI with launch of 10 new AI product lines and exceeded revenue targets

•

Expanded access to genomics information in the US and Europe through several new partnerships with new clients

•

New RWS preferred provider relationships established with several global pharmaceuticals, exceeding targets

Based on these achievements, the LDC Committee assessed a total score of 20 out of a possible 20 points for this performance measure.

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Leadership/ESG Performance Measure Metrics	Key Achievements
Develop and retain key talent
•

Conducted several live virtual Q&A sessions that reached more than 160 future leaders globally

•

Several new executive leaders appointed to further our corporate development strategy and technology business

•

Increased positive engagement with employees based on the 2021 employee engagement survey, with 85% of respondents feeling engaged with IQVIA, which was 4 points better than prior year and 4 points above the FORTUNE 500 company benchmark

•

IQVIA named a FORTUNE World’s Most Admired Company for a fifth year in a row

•

IQVIA was awarded six Human Capital Management Excellence Awards from the Brandon Hall Group recognizing our global talent development programs

Deliver value to stockholders
•

2021 total stockholder return of 57.5%—better than peers and double the returns of the S&P 500

•

Expansion of trading multiples for forward-looking PE and EV / EBITDA ratios

•

Hosted 1:1 meetings and non-deal roadshows with more than 30 investors and held Analyst and Investor Conference for more than 300 stockholders and analysts

•

Ended 2021 with 18 of 21 analysts issuing a “Buy” rating and none with a “Sell” rating

Effective oversight of capital allocation
•

Acquisitions completed in 2020 in the aggregate performed better than target for 2021

•

Increased strategic M&A activity, including acquiring full ownership of our central lab joint venture

•

Returned approximately $395 million in cash to stockholders through purchase of 1.7 million shares of IQVIA stock at an average price of $238.22 per share

•

Implemented new governance and management cadence to more regularly review and evaluate M&A opportunities of greater strategic importance

Enhance and further the global ESG program
•

Environmental:

•

Committed to setting a science-based target for GHG emissions reductions by end of 2023

•

Reduction in overall and per-employee GHG emissions exceeded expectations and began the transition to renewable energy sources in our clinical laboratories

•

Disclosed climate risks consistent with TCFD reporting framework, resulting in increased climate disclosure in our ESG report

•

Social:

•

Prioritized and led a process to identify a new director that would increase our Board’s diversity, and personally oversaw extensive evaluations of numerous qualified candidates

•

Racial, ethnic and gender diversity for 2021 new hires in the US exceeded the levels for the overall US workforce

•

ERG program expanded to include two new groups and saw a significant increase in employee participation

•

Enhanced disclosure of D&I workforce metrics with public disclosure of our EEO-1 report

•

Governance:

•

Increased ESG transparency through adoption of globally recognized GRI and SASB reporting frameworks

•

New leader appointed to oversee global D&I programs

•

All worldwide employees required to meet new performance goals demonstrating a commitment to Compliance for 2021

Based on these achievements, the LDC Committee assessed a total score of 20 out of a possible 20 points for this performance measure.

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Ronald E. Bruehlman Executive Vice President and Chief Financial Officer
Operational/Strategic Performance Measure Metrics	Key Achievements
Achieve Vision 2022 operational and strategic objectives
•

All planned Vision 2022 initiatives for 2021 completed and exceeded cost reduction targets by more than 15%

•

Exceeded all Vision 2022 revenue and profitability targets to date

•

Significant reduction in SG&A as percentage of revenue through expansion of internal automation programs, various process improvement initiatives, and reductions in office space

Improve acquisition evaluation process	• Increased strategic M&A activity, including acquiring full ownership of our central lab joint venture • Acquisitions completed in 2020 in the aggregate performed better than target for 2021
Execute strategic / operational global finance initiatives
•

Significantly reduced in acquisition-related costs through improvements to pre-close transaction and integration processes

•

Executed various initiatives resulting in significant improvements to cash flow, days of sales outstanding and past due balances

•

Significantly improved finance function productivity through greater automation and process improvements for global finance share services

Effective oversight of capital investments
•

Total capital spending in absolute terms and as a percentage of revenue for 2021 was significantly better than target

•

Returned approximately $395 million in cash to stockholders through purchase of 1.7 million shares of IQVIA stock at an average price of $238.22 per share

•

Implemented new governance and management cadence to more regularly review and evaluate M&A opportunities of greater strategic importance

Based on these achievements, the LDC Committee assessed a total score of 19 out of a possible 20 points for this performance measure.

Leadership/ESG Performance Measure Metrics	Key Achievements
Develop and retain key talent	• Reorganized finance leadership and provided expanded responsibilities and new roles to various key global finance executives with no significant attrition or loss of key finance leadership
Deliver value to stockholders
•

2021 total shareholder returns of 57.5%—substantially better than peers and double the returns of the S&P 500

•

Expansion of trading multiples for forward-looking PE and EV / EBITDA ratios

•

Ended 2021 with 18 of 21 analysts issuing a “Buy” rating and none with a “Sell” rating.

Enhance employee engagement and show responsiveness to employee survey feedback
•

Implemented various initiatives addressing feedback from 2020 employee survey, such as increased communication through quarterly global finance newsletters and town hall meetings

•

Overall favorability scores on 2021 employee engagement survey was 83%, an increase of 5 points from the prior year

Enhance and further the global ESG programs
•

Increased ESG transparency through adoption of globally recognized SASB and GRI reporting standards

•

Committed to setting a science-based target for GHG emissions reductions by the end of 2023

•

Reduction in overall and per-employee GHG emissions exceeded expectations and began the transition to renewable energy sources in our clinical laboratories

Based on these achievements, the LDC Committee assessed a total score of 20 out of a possible 20 points for this performance measure.

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W. Richard Staub, III President, Research & Development Solutions
Operational/Strategic Performance Measure Metrics	Key Achievements
Achieve Vision 2022 operational and strategic objectives	• All Vision 2022 productivity initiatives completed within planned timelines and exceeded cost reduction targets
Achieve contracted net new business targets	• Clinical research contracted backlog grew 10.2% to $24.8 billion, significantly exceeding target • More than 250 new customers added globally—a significant increase over 2020
Diversify depth of offerings and expand growth in new services
•

Sustained leadership position in DCT; more than 300 studies now deploy at least one IQVIA DCT solution

•

Launched new services that expanded DCT capabilities, including new mobile nursing and phlebotomy services and a partnership with a medical device company to support at-home blood sampling for trials

•

Increased adoption of the OCT platform with 350+ customers now adopting at least one module since launch

Ensure delivery excellence and client satisfaction	• Operational readiness by both client and regulator inspections exceeded target and completed key inspections with no critical findings

Based on these achievements, the LDC Committee assessed a total score of 17 out of a possible 20 points for this performance measure.

Leadership/ESG Performance Measure Metrics	Key Achievements
Develop and retain key talent	• Promoted internal talent to several executive leadership roles within the R&DS business unit • Provided personal mentorship to several high potential and future executive leaders
Enhance employee engagement and show responsiveness to employee survey feedback
•

Launched new People Strategy to drive engagement across focus areas identified by 2020 employee engagement survey

•

Overall favorability scores on 2021 employee engagement survey was 84%, an increase of 3 points from the prior year

Execute on diversity and inclusion initiatives
•

Implemented D&I initiative for executive leadership team and more than 100 senior managers across the business unit

•

Launched the R&DS Diversity and Inclusion in Clinical Trials initiative that enhances our ability to recruit more diverse groups of patients for clinical trials

•

Expanded the US Black Outreach & Engagement Initiative with launch of Mentoring for Inclusion program and revamped US talent acquisition strategy to increase sourcing of diverse candidates

Demonstrate effective leadership of R&DS
•

Initiated Mentoring for Inclusion program and revamped U.S. talent acquisition strategy to increase sourcing of diverse candidates

•

Delivered against full-year finance goals despite industry-wide recruitment and retention challenges

Based on these achievements, the LDC Committee assessed a total score of 18 out of a possible 20 points for this performance measure.

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Kevin C. Knightly President, Technology and Commercial Solutions
Operational/Strategic Performance Measure Metrics	Key Achievements
Achieve Vision 2022 operational and strategic objectives	• All Vision 2022 productivity initiatives completed within planned timelines and exceeded cost reduction targets
Execute on commercial technology strategy
•

Expanded adoption of the OCE platform to include more than 350 customers adopting at least one application since launch

•

Launched new software applications that address key client needs, such as Next Best Action, a salesforce / marketing effectiveness tool that secured wins with two top-20 global pharmaceutical companies, significantly exceeded target

•

Improved global profitability of commercial technology portfolio through enhanced product development and delivery processes

Protect core information and analytics offerings	• Key data supply agreements renewed within the US and Europe with no loss of data access
Return Contract Sales and Medical Solutions (CSMS) business to growth	• Global CSMS business returned to growth and exceeded targets for both revenue and profitability

Based on these achievements, the LDC Committee assessed a total score of 17 out of a possible 20 points for this performance measure.

Leadership/ESG Performance Measure Metrics	Key Achievements
Develop and retain key talent	• Promoted internal talent to several executive leadership roles within the T&AS business unit • Launched new targeted skills training based on employee feedback for 1,110 employees globally
Enhance employee engagement and show responsiveness to employee survey feedback
•

Overall favorability scores on 2021 employee engagement survey was 88%, an increase of 3 points from the prior year

•

Initiated new communication strategy for T&AS business unit and new career planning tools based on feedback from 2020 employee engagement survey

Execute on diversity and inclusion initiatives	• Implemented new D&I team with plans to expand to a broader set of managers
Ensure quality and integrity of information assets	• No significant information security issues • Maintained production quality for information deliverables with no major customer escalations • No supply disruptions

Based on these achievements, the LDC Committee assessed a total score of 18 out of a possible 20 points for this performance measure.

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Eric M. Sherbet Executive Vice President, General Counsel and Secretary
Operational/Strategic Performance Measure Metrics	Key Achievements
Achieve Vision 2022 operational and strategic objectives	• All Vision 2022 productivity initiatives completed within planned timelines and exceeded cost reduction targets
Drive implementation of changes to executive compensation program and further enhance proxy statement disclosures
•

Enhanced proxy statement disclosure and transparency, including increased disclosure of workforce and Board diversity data

•

Launched revised annual short-term incentive program for named executive officers that received positive feedback from stockholders and other stakeholders

Effective management of investigations and litigation matters
•

IQVIA received significant favorable findings in a key intellectual property theft litigation, with counterparty receiving multiple, rare sanctions violations based on its behavior

•

Effectively managed other ongoing litigations, with no significant unfavorable rulings

Execute strategic and operational global legal initiatives
•

Provided legal support for increased M&A activity and lowered the transaction costs of M&A-related legal support

•

Enhanced internal automation system for reviewing vendor contracts which reduced labor hours and improved speed of reviews

Based on these achievements, the LDC Committee assessed a total score of 19 out of a possible 20 points for this performance measure.

Leadership/ESG Performance Measure Metrics	Key Achievements
Develop and retain key talent	• Maintained stable department retention rates and no turnover of key talent following organizational changes
Enhance employee engagement and show responsiveness to employee survey feedback
•

Implemented more rigorous calibration and talent assessment process that addresses more differentiated development needs among key talent

•

Overall favorability scores on 2021 employee engagement survey was 87%, an increase of 5 points from the prior year

Enhance ESG program and Sustainability Report
•

Environmental

•

Committed to setting a science-based target for GHG emissions reductions by end of 2023

•

Disclosed climate risks consistent with TCFD reporting framework, resulting in increased climate disclosure in our ESG report

•

Social

•

Enhanced disclosure of D&I workforce metrics with public disclosure of our EEO-1 report

•

Racial, ethnic and gender diversity for 2021 new hires in the US exceeded the levels for the overall US workforce

•

Increased positive engagement with employees based on the 2021 employee engagement survey, with 85% of respondents feeling engaged with IQVIA, which was 4 points better than prior year and 4 points above the FORTUNE 500 company benchmark

•

Expanded ERG program to include two new groups, with significant increase in employee participation

•

Governance

•

Increased ESG transparency through adoption of globally recognized GRI and SASB reporting frameworks

Support with navigating employment impacts of COVID-19 pandemic
•

Provided strong support for implementation of complex requirements of government-mandated COVID-19 vaccine initiatives in the US

•

Supported development and launch of the Future of Work initiative that provides more workplace flexibility to employees globally

Based on these achievements, the LDC Committee assessed a total score of 19 out of a possible 20 points for this performance measure.

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The LDC Committee and our Chief Executive Officer (except with respect to his own individual performance) evaluated the performance of each of our named executive officers as described above and determined scores for each individualized performance measure. Based on these scores, and in accordance with the predetermined scorecard, the LDC Committee assigned final payouts to each named executive officer for the individualized performance measures, as shown below.

Named Executive Officer	Strategic/Operational Performance Measure	Leadership/ESG Performance Measure
Ari Bousbib	200%	200%
Ronald E. Bruehlman	200%	200%
W. Richard Staub, III	185%	192%
Kevin C. Knightly	180%	190%
Eric M. Sherbet	200%	200%

Individual performance adjustment

The LDC Committee approved the individual performance adjustments described below.

Named Executive Officer	Individual Performance Adjustment
Ari Bousbib

The LDC Committee recommended and the Board made a positive adjustment to Mr. Bousbib’s Annual Plan payout, representing 9.7% of the final award. This adjustment was made in consideration of the following contributions and accomplishments of Mr. Bousbib:

•

Led the development of the 20by25 strategic growth plan to accelerate our growth rate to double digits and achieve at least $20 billion of revenue by 2025 even before finishing the Vision 2022 strategic growth plan

•

Led process to recruit a Chief Product Officer with extensive technology experience

•

Recommended appointment of two new board members, which significantly increased the racially, ethnically, and gender diversity of the Board, after prioritizing need for more diversity on Board and overseeing process to evaluate numerous qualified candidates

•

Demonstrated leadership throughout the COVID-19 pandemic and, in 2021, resumed to extent possible a normal operating cadence with in-person operating reviews, client meetings and other management meetings, across the US and overseas

•

Earned for the first time a first-place ranking in FORTUNE’S Healthcare: Pharmacy and Other Services category of its World’s Most Admired Companies list, with top rankings in the categories of innovation, capital deployment, global competitiveness, quality of product services, and long-term investment value

•

Established the IQVIA Future of Work initiative, a company-wide effort examining all aspects of how and where we do our work, as well as the technology and tools that will be required to help us adapt post-pandemic and best support our workforce going forward

Ronald E. Bruehlman

The LDC Committee made a positive adjustment to Mr. Bruehlman’s Annual Plan payout, representing 9.5% of the final award. This adjustment was made in consideration of the following contributions and accomplishments of Mr. Bruehlman:

•

Led the Finance organization to implement numerous operational and process changes to achieve a record level of Free Cash Flow

•

Achieved two upgrades to a “Buy” rating from analysts during 2021 and one new analyst initiating coverage at a “Buy” rating

•

Led process to develop new mid-term guidance through 2025 and to release 2022 financial guidance earlier than expected

•

Played a key role in the negotiation and execution of the purchase of the remaining non-controlling interest in our lab joint venture from Quest Diagnostics

•

Substantially increased investor engagement versus prior years by hosting more than 74 investment firms and 130 individual investors through 1:1 meetings and non-deal roadshows and held in-person analyst and investor conference that was well received by analysts and stockholders

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Named Executive Officer	Individual Performance Adjustment
W. Richard Staub, III

The LDC Committee made a positive adjustment to Mr. Staub’s Annual Plan payout, representing 12% of the final award. This adjustment was made in consideration of the following contributions and accomplishments of Mr. Staub:

•

Oversaw the achievement of a record $10 billion in net new bookings and growth of the clinical backlog to an industry-leading $24.8 billion

•

Led R&DS organization to deliver several global COVID-19 vaccine trials within timelines significantly better than historic standards and well beyond expectations. In addition to fast timelines, these trials also achieved enrollment diversity rates 1.7x better than comparable COVID-19 vaccine trials

•

Oversaw the simultaneous integration of the lab joint venture and Myriad RBM acquisitions with no adverse impact to normal clinical operations

•

Provided a high level of mentorship and guidance to emerging leaders

Kevin C. Knightly

The LDC Committee made a positive adjustment payout, representing 4% of the final award. This adjustment was made in consideration of the following contributions and accomplishments of Mr. Knightly:

•

Oversaw the recovery and return to growth of CSMS, a business substantially impacted globally by the COVID-19 pandemic

•

Developed and executed strategy that substantially grew IQVIA’s presence within the MedTech sector over the past three years beyond expectations

•

Led new strategic partnership opportunities to create new data sources which will provide benefit to IQVIA over a longer-term period

Eric M. Sherbet

The LDC Committee made a positive adjustment to Mr. Sherbet’s Annual Plan payout, representing 7% of the final award. This adjustment was made in consideration of the following contributions and accomplishments of Mr. Sherbet:

•

Co-led global ESG and sustainability programs with support from the Board oversight chair, Colleen Goggins, and Lead Director John Leonard, M.D., which made substantial improvements to our global ESG program

•

Significant efforts in identifying new director candidates, resulting in the appointment of two new directors as well as overall increased gender and racial/ethnic diversity of the Board

•

Surpassed by 2x the cost reduction targets for Vision 2022 productivity initiatives

•

Key intellectual property theft litigation received significant favorable findings that were significantly beyond our expectations, with counterparty receiving multiple, rare sanctions violations based on its behavior

Named Executive Officer short-term incentive award determinations

The table below summarizes the final Annual Plan payouts to our named executive officers for 2021. The LDC Committee did not make any adjustments to the Formula-Based Performance Payout Factor or the underlying corporate or individual performance measures.

Named Executive Officer	Prorated Base Salary	x	Target Incentive	x	Formula-Based Performance Payout Factor	=	Calculated Payout	(+/-)	Individual Performance Adjustment	=	Final Payout
Ari Bousbib	$1,800,000		200%		181%		$6,504,197		$695,803		$7,200,000
Ronald E. Bruehlman	$872,900		100%		181%		$1,577,279		$165,571		$1,742,849
W. Richard Staub, III	$614,075		85%		173%		$ 903,141		$123,156		$1,026,297
Kevin C. Knightly	$558,250		85%		172%		$ 815,343		$33,973		$849,315
Eric M. Sherbet	$532,875		75%		181%		$ 722,155		$54,356		$776,511

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2021 Long-Term Incentive Awards

The LDC Committee met on February 9, 2021, to determine 2021 long-term incentive awards. When making the awards, the LDC Committee first determined the total grant date value of the award for each named executive officer and then delivered that value in three components: three-year performance shares (50%), SARs (25%), and restricted stock units (25%), assuming target-level achievement of applicable performance goals for performance shares, as set forth in the table below. The terms of each type of long-term incentive award are set forth above under “—Elements of Compensation—Long-Term Incentive Awards.”

Named Executive Officer	Performance Shares	RSUs	SARs
Ari Bousbib	$9,683,424	$4,425,467	$4,425,579
Ronald E. Bruehlman	$2,689,797	$1,229,204	$1,229,325
W. Richard Staub, III	$968,338	$442,455	$442,539
Kevin C. Knightly	$806,833	$368,743	$368,783
Eric M. Sherbet	$860,729	$393,375	$393,368

The 2021-2023 performance share awards provide for the grant of common stock at the end of the three-year performance period based on the achievement of relative TSR and Adjusted Diluted EPS growth goals over that period, as follows:

Performance Metric	Weight	Threshold	Target	Maximum
3-Year Adjusted Diluted EPS Growth	75%	6.2%	10.0%	13.6%
3-Year TSR vs. S&P 500 (percentile)	25%	25	50	75
Percentage of Target Payout		50%	100%	200%

As described in our 2021 Proxy Statement, in 2020, the LDC Committee approved a partial upward adjustment of $0.32 per share (equal to approximately one-third of the impact of COVID-19 on 2020 Adjusted Diluted EPS) to the 2020 Adjusted Diluted EPS performance metric under the performance share awards for the 2018-2020 performance period. Consistent with the approach used in setting 2021 financial targets under our Annual Plan and in order to ensure that management did not benefit from this adjustment again in future years, the LDC Committee, in setting the Adjusted Diluted EPS target for performance share awards of the 2021-2023 performance period, applied the growth rates described above to the 2020 Adjusted Diluted EPS, as adjusted upward for the $0.32 2020 COVID-19 adjustment, thereby setting a target that will be more difficult to achieve under the 2021-2023 performance share awards than if the unadjusted 2020 Adjusted Diluted EPS amount was used.

Consistent with our compensation philosophy, the LDC Committee sets challenging yet achievable goals to appropriately incentivize performance. When setting the 10% target for Adjusted Diluted EPS Growth, the LDC Committee considered, among other things, the performance of both our peer group and the broader market. For the 2017-2019 three-year period, approximately 64% of our peer group and approximately 37% of the S&P 500 reported Adjusted Diluted EPS Growth of less than 10%, and for the 2018-2020 three-year period, approximately 46% of our peer group and approximately 54% of the S&P 500 failed to exceed the 10% annual hurdle.

The Adjusted Diluted EPS growth target for the 2021-2023 performance shares is substantially consistent with the earnings growth trajectory reflected in the three-year financial guidance we disclosed at our 2021 Analyst and Investor conference. At that time, we said we expected continued double-digit Adjusted Diluted EPS growth during the 2023-2025 period.

Over the past several performance periods, not only has the Company realized double-digit Adjusted Diluted EPS growth, but the base year Adjusted Diluted EPS at the start of each grant cycle has been equal to prior year results, meaning the growth goals are based on Adjusted Diluted EPS that has grown by more than 10% in prior periods, thus making the target for every new cycle more challenging to achieve than the prior cycle—even when the annual growth target remains a constant 10%. Further, as we continue to achieve scale and grow our earnings at a rapid pace, the dollar amount of Adjusted Diluted EPS needed to achieve a 10% growth rate increases significantly over time. With an Adjusted Diluted EPS of $9.03 for 2021, the challenge to continually achieving a 10% annual growth rate is much greater than it was four years ago when the Adjusted Diluted EPS was less than half as much.

Based on the factors described above, the LDC Committee concluded that constantly achieving a 10% annual growth rate over the long term represented a challenging but achievable goal that is an appropriate target for our long-term incentive awards.

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Chief Executive Officer long-term incentive award determination

The LDC Committee considered all of the factors described above when determining our Chief Executive Officer’s annual long-term incentive award in 2021. For further details, see “—Compensation of Our Chief Executive Officer.” In particular, the Board and the LDC Committee believe that, while compensation of our Chief Executive Officer and other named executive officers is strongly aligned with performance (2021 compensation of our Chief Executive Officer was 74.4% performance-linked), retention of our Chief Executive Officer is imperative to the Company’s success. That belief informs the decisions of the Board and our LDC Committee regarding the Chief Executive Officer’s annual long-term incentive awards.

The LDC Committee considers, among other factors, the value and vesting schedule of unvested awards and the proportion of unvested awards relative to total awards held by our Chief Executive Officer when granting him new long-term incentive awards. In determining his long-term incentive award for 2021, the LDC Committee considered the fact that 88% of the value associated with the outstanding equity awards held by our Chief Executive Officer as of early February 2021 would be fully vested or exercisable within approximately 12 months. The LDC Committee believes this impending reduction in unvested awards could substantially decrease the retention value of the Chief Executive Officer’s long-term equity awards, making it much easier for a competitor to recruit him and providing him with less of a financial incentive to stay in the face of a potential higher offer from another company.

Performance share determinations for 2021

Performance share awards granted to our named executive officers on February 13, 2019, were based on IQVIA’s achievement of Adjusted Diluted EPS growth and Relative TSR goals during a three-year performance period, as described above in the section entitled “—Elements of Compensation—Long-Term Incentive Awards”. The three-year performance period for the 2019-2021 performance shares ended on December 31, 2021. The number of performance shares that could be earned ranged from 0% of the target award, if the threshold levels of performance were not achieved, to 200% of the target award, if the maximum levels were achieved or exceeded. For results between these marks, the number of shares would be determined by linear interpolation.

The LDC Committee did not make any adjustments, including for COVID-19, to the 2019-2021 performance share metrics or payouts. Performance for Adjusted Diluted EPS Growth was determined by comparing our Adjusted Diluted EPS at the beginning of the performance period to the Adjusted Diluted EPS at the conclusion of the performance period, which means that any adjustments made mid-period would be irrelevant to the growth calculation. The performance goals and results used to determine the final payout factor for the 2019-2021 performance shares were as follows:

Performance Metric	Weight	Threshold	Target	Maximum	Actual	Performance	Payout Factor
3-Year Adjusted Diluted EPS Growth	75%	6.2%	10.0%	13.6%	17.6%	200%	150%
3-Year TSR vs. S&P 500 (percentile)	25%	25	50	75	83	200%	50%
							200%

Additional information on the vested value of the performance share awards earned by our named executive officers is set forth in the table and related footnotes below under “Compensation of Named Executive Officers—2021 Option Exercises and Stock Vested.”

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Retirement, Perquisites and Termination Benefits

Retirement plans

We believe our retirement plans serve as an important tool to attract and retain our named executive officers and other key employees, and that we would be at a competitive disadvantage if we did not offer attractive retirement plans. We also believe that offering a baseline of stable retirement benefits encourages our named executive officers to make a long-term commitment to IQVIA.

The summaries below of our retirement plans should be read in conjunction with the tables and related footnotes under the sections entitled “Compensation of Named Executive Officers—2021 Pension Benefits,” “—IMS Health Defined Benefit Retirement Plans” and “—2021 Non-Qualified Deferred Compensation,” which provide more detail on the retirement benefits and deferred compensation values, if any, for each of our named executive officers.

Plan	Description
IMS Health Retirement Plan

U.S.-based legacy IMS Health employees, including Messrs. Bousbib, Bruehlman and Knightly, are eligible to participate in this tax-qualified defined benefit pension plan with a cash balance formula. Effective December 31, 2016, this plan was closed to new participants.

IMS Health Retirement Excess Plan

Certain U.S.-based legacy IMS Health employees, including Messrs. Bousbib, Bruehlman and Knightly, are eligible to participate in this unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified IMS Health Retirement Plan. This excess plan provides pension benefits not provided by the IMS Health Retirement Plan due to Internal Revenue Code limits. Effective December 31, 2016, this plan was closed to new participants.

IMS Health Defined Contribution Executive Retirement Plan

Certain U.S.-based legacy IMS Health employees are eligible to participate in the unfunded, non-qualified defined contribution plan that was frozen to new participants and accruals as of June 30, 2012. Mr. Knightly is the only named executive officer who participates in this plan.

IQVIA 401(k) Plan

U.S.-based employees, including our named executive officers, are eligible to participate in this tax-qualified, defined contribution plan. Employees may contribute a portion of their compensation to this plan and receive a matching Company contribution. For 2021, our discretionary contribution generally matched the first 3% of employee contributions at 100%, and the next 3% of employee contributions at 50% (subject to Internal Revenue Code limitations). However, for employees eligible to participate in the IMS Health Retirement Plan, our discretionary matching contribution matched 50% of employee contributions up to 6% of compensation (subject to Internal Revenue Code limitations).

IQVIA Savings Equalization Plan

Certain U.S.-based employees, including our named executive officers, are eligible to participate in this unfunded, non-qualified defined contribution plan using the same benefit formula as in the IQVIA 401(k) Plan. The savings equalization plan provides the Company matching contributions that cannot be made under the 401(k) Plan due to Internal Revenue Code limits.

IQVIA Elective Deferred Compensation Plan

Certain U.S.-based employees, including our named executive officers, are eligible to participate in this elective non-qualified deferred compensation plan. The plan allows eligible employees to defer up to 80% of their base salaries and up to 100% of short-term incentive awards earned under the Annual Plan. Contributions consist solely of participants’ elective deferral contributions; there are no matching or other employer contributions.

Termination benefits

We provide severance, change of control and retirement protections to our Chief Executive Officer pursuant to his employment agreement. Mr. Staub has severance protection in his employment arrangement. Messrs. Bruehlman, Knightly and Sherbet have severance protection through our Employee Protection Plan. These employment agreements and plans are summarized under “Compensation of Named Executive Officers—Potential Payments Upon Termination or Change in Control.” Our severance and change in control protections are designed to be fair and competitive to aid in attracting and retaining experienced executives. We believe the protection we provide, including the level of

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severance payments and post-termination benefits and our limited change in control benefits, is appropriate and within the range of competitive practice.

Our employment agreements, plans and other compensation arrangements do not provide for any excise tax gross-up payment to our named executive officers. Any taxes, including golden parachute excise taxes, resulting from severance or any other change in control-related compensation are the responsibility of the executive.

Perquisites

For other elements of compensation provided to our named executive officers, such as perquisites and health and welfare benefits, the LDC Committee provides competitive benefits. The LDC Committee considers the views and experiences of the external compensation consultant on these matters. The LDC Committee believes that perquisites should not constitute a significant part of our executive compensation program but does provide certain perquisites to our named executive officers on an individual basis as it deems appropriate and reasonable.

We provide certain perquisites to our Chief Executive Officer each year pursuant to his employment agreement, all of which are considered compensation and subject to taxes. Our Chief Executive Officer receives reimbursement of reasonable expenses related to home security, financial and estate planning, tax preparation services, and executive physical exams in an annual amount not to exceed $50,000 in the aggregate; use of a Company-leased automobile and reimbursement of all related operating expenses; and personal use of corporate aircraft, subject to the business needs of the Company. We do not provide any tax gross-ups to our Chief Executive Officer in connection with any of these benefits. We believe the cost of providing such perquisites in 2021 was reasonable and represents a relatively small percentage of the executive’s overall compensation package. The perquisites provided to our named executive officers in 2021 are summarized and reported in the 2021 Summary Compensation Table below in the section entitled “Compensation of Named Executive Officers.”

Rigorous Accountability, Risk-Mitigation and Recovery Provisions

Share Ownership Guidelines

Under our share ownership guidelines established by the LDC Committee, our named executive officers are expected to own shares of our stock with a value equal to at least the multiples of their annual base salaries noted below. The below table reflects each named executive officer’s share ownership relative to their ownership requirement as of February 15, 2022.

Our share ownership guidelines are designed to increase each named executive officer’s ownership stake in IQVIA and align their interests with the interests of our stockholders.

For purposes of the share ownership guidelines, shares are treated as owned if they are owned directly, held through the named executive officer’s account under our retirement plans, or if they are underlying unvested time-based restricted stock unit awards or unvested time-based restricted stock awards. Shares are not counted as owned for purposes of our share ownership guidelines if they are underlying any unvested

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performance shares or other performance-based awards or underlying any stock option award or SAR award, whether or not vested. While there is no set period in which these ownership levels must be met, officers covered by the guidelines are required to retain at least 50% of the shares, net of applicable tax withholding and payment of exercise price (if applicable), they receive upon the vesting of long-term incentive awards or the exercise of stock options or SARs, until the share ownership guidelines are met.

Clawback Policy

We maintain a formal recoupment, or “clawback,” policy for the recovery of incentive-based compensation paid to current and former executive officers, among others, on the basis of financial results that are subsequently restated as a result of misconduct or material noncompliance with financial reporting requirements under GAAP and SEC rules, or in the event of a breach of restrictive covenants. The Board administers this policy with respect to executive officers and has the sole discretion to invoke the policy and direct the Company to recover incentive-based compensation received by such individuals in such circumstances.

Risk Assessment

In designing executive compensation, the LDC Committee seeks to create incentives to promote our long-term business success without encouraging undue risk taking. As part of its program design, the LDC Committee’s external compensation consultant performs a risk assessment annually. In 2021, consistent with prior years, the external compensation consultant did not identify any areas of concern in our executive compensation program. The LDC Committee has reviewed our compensation programs, including the external compensation consultants’ risk assessment reports, and has concluded that the risks arising from them are not reasonably likely to have a material adverse effect on us. We do not believe our compensation programs generally, including the executive compensation program, encourage excessive or inappropriate risk-taking. While appropriate risk-taking is a necessary component of growing a business, the LDC Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management and employee decisions that could pose undue long-term risks.

Tax Deductibility

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain individuals, including certain current and former executive officers, to $1 million per year. Prior to a change in the tax law in late 2017, certain performance-based compensation awarded or paid by the Company, such as stock appreciation rights and, in some cases, performance shares and annual incentive plan awards, had been eligible to not be limited as to deductibility under Section 162(m) (if certain requirements had been met). After the change in tax law, as a general matter, all such compensation and other compensation paid to individuals covered by Section 162(m) will be subject to the limitation on deductibility, subject to limited grandfathering exceptions for certain compensation paid pursuant to written binding contracts in effect on November 2, 2017, and not materially modified after such date. The LDC Committee believes that its primary responsibility is to design and administer an executive compensation program that meets the Company’s objectives, and that stockholder interests are best served if it retains flexibility and discretion to approve compensation arrangements even if they may not qualify for full or partial tax deductibility and to amend existing arrangements even if such amendment could result in a loss or limitation of deductibility. Therefore, the LDC Committee has approved compensation arrangements for executive officers that did not qualify for full tax deductibility due to Section 162(m), and will continue to do so in the future.

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Compensation Committee Report

The LDC Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the LDC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2021 Annual Report for filing with the SEC.

The Leadership Development and Compensation Committee

Ronald A. Rittenmeyer, Chair
Carol J. Burt
John P. Connaughton
John G. Danhakl
Todd B. Sisitsky

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Compensation of Named Executive Officers

2021 Summary Compensation Table

The following table presents summary information regarding the compensation awarded to, earned by, or paid to each of our named executive officers for services rendered to us in all capacities for the fiscal years ended December 31, 2021, 2020 and 2019, if the named executive officer was an executive officer in that fiscal year.

Year	Salary ($)(1)		Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Ari Bousbib Chairman and Chief Executive Officer
2021	1,800,000		—	14,108,891	4,425,579	7,200,000	535,539	545,842	28,615,851
2020	1,643,333		—	8,316,609	7,599,668	6,522,980	898,824	594,572	25,575,986
2019	1,684,470		—	6,599,377	6,026,709	6,600,000	583,877	645,343	22,139,776
Ronald E. Bruehlman Executive Vice President, Chief Financial Officer
2021	872,900		—	3,919,001	1,229,325	1,742,849	95,462	54,629	7,914,166
2020	358,333	(1)	—	2,699,926	—	668,842	55,892	145,378	3,928,371
W. Richard Staub, III President, Research & Development Solutions
2021	614,075		—	1,410,793	442,539	1,026,297	—	69,961	3,563,665
2020	584,833		—	831,555	759,967	806,021	—	62,289	3,044,665
2019	596,050		—	659,961	602,661	720,000	—	62,487	2,641,159
Kevin C. Knightly President, Technology & Commercial Solutions
2021	558,250		—	1,175,576	368,783	849,315	91,344	44,716	3,087,984
2020	531,667		—	554,412	506,649	660,387	260,056	37,293	2,550,464
2019	542,500		—	659,961	602,661	600,000	173,261	35,366	2,613,749
Eric M. Sherbet Executive Vice President, General Counsel and Secretary
2021	532,875		—	1,254,104	393,368	776,511	—	60,306	3,017,164
2020	507,500		—	831,555	759,967	677,437	—	51,075	2,827,534
2019	515,000		—	659,961	602,661	550,000	—	41,537	2,369,159

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(1)

Salary information for Mr. Bruehlman in 2020 reflects amounts paid to him from August 1, 2020 to December 31, 2020, the period of time he served as our Chief Financial Officer in 2020. In reaction to the COVID-19 pandemic, each of the above-named executive officers, along with other members of senior management, voluntarily elected to forgo a percentage of his base salary for the period May 1 to June 30, 2020 (or, in the case of Mr. Bruehlman, his consulting fees for the same period), with the applicable percentage for our Chief Executive Officer being 50% and for the other named executive officers being 20%.

(2)

Amounts reflect the aggregate grant date fair value of time-based RSU awards and/or performance shares (as applicable) granted in the relevant fiscal year computed in accordance with Accounting Standards Codification Topic 718, “Compensation—Stock Compensation,” or ASC 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of these amounts in 2021 are included in Note 17 to our consolidated audited financial statements for the fiscal year ended December 31, 2021, included in Part II of our Annual Report on Form 10-K. For performance shares granted to our named executive officers in 2021, the amount reported in the table above is based on the probable outcome of the performance conditions associated with the awards as of the grant date. The grant date fair value of the performance shares, made in the form of restricted stock units, granted to each of our named executive officers in 2021, assuming the highest level of achievement of the performance conditions, was $19,366,848 for Mr. Bousbib, $5,379,593 for Mr. Bruehlman, $1,936,676 for Mr. Staub, $1,613,667 for Mr. Knightly, and $1,721,459 for Mr. Sherbet.

(3)

Amounts reflect the aggregate grant date fair value for each SAR award granted in the relevant fiscal year as computed in accordance with ASC 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of these amounts in 2021 are included in Note 17 to our consolidated audited financial statements for the fiscal year ended December 31, 2021, included in Part II of our Annual Report on Form 10-K.

(4)

Amounts for 2021 reflect amounts to be paid in March 2022 under the Annual Plan, as applicable to the named executive officer, as approved by the LDC Committee in February 2022. See “Compensation Discussion and Analysis—2021 Compensation Determinations—2021 Short-Term Incentive Awards.”

(5)

2021 values represent (i) the aggregate change in the present value of each named executive officer’s accumulated benefit under the IMS Health Retirement Plan and Retirement Excess Plan from December 31, 2020, to December 31, 2021, and (ii) interest earned from December 31, 2020, to December 31, 2021, on deferred compensation that is considered “above-market interest” under SEC rules. The change in pension value is broken down below to show the effect of an additional year of service by the named executive officer on the present values versus changes in present value attributable to actuarial assumptions. “Above market interest” is equal to the difference between the interest credited to the cash portion of Mr. Knightly’s account under the IMS Health Defined Contribution Executive Retirement Plan from December 31, 2020, to December 31, 2021, using the interest rate determined under the plan’s provisions (2.82%) and the interest that would have been credited using 120% of the long-term applicable federal rate for December 2021 (or 2.28% using annual compounding). Each of these components is shown in the following table:

Name	Change in Present Value of Pension Benefit			Above Market Interest on Deferred Compensation ($)
	Due to additional accruals ($)	Due to change in actuarial assumptions ($)	Total ($)
Ari Bousbib	596,488	(60,949)	535,539	—
Ronald E. Bruehlman	102,348	(6,886)	95,462	—
Kevin C. Knightly	110,648	(24,576)	86,072	5,272
(6)

Amounts reported as “All Other Compensation” include the following items: (i) life insurance premiums of $7,524 each for Messrs. Bousbib, Bruehlman and Knightly and $4,902 each for Messrs. Staub and Sherbet; (ii) matching contributions to the IQVIA 401(k) plan on behalf of our named executive officers of $8,700 each for Messrs. Bousbib, Bruehlman and Knightly and $13,050 each for Messrs. Staub and Sherbet; (iii) certain make-whole plan contributions to the IQVIA Savings Equalization Plan on behalf of our named executive officers equal to the amounts that would have been contributed by us on behalf of each of the named executive officers to the applicable tax-qualified 401(k) plan under the plan’s matching contribution formula if not for certain limits applicable to tax-qualified plans under the Internal Revenue Code of $246,460 for Mr. Bousbib, $38,405 for Mr. Bruehlman, $52,009 for Mr. Staub, $28,492 for Mr. Knightly and $42,354 for Mr. Sherbet; and (iv) other perquisites for Mr. Bousbib, including (x) reimbursement of estate planning services of $50,000, (y) automobile lease payments and operating expenses related thereto of $28,220 and (z) personal usage of the Company’s aircraft of $204,938. For safety, security and productivity reasons, we strongly encourage Mr. Bousbib to use the Company’s aircraft for personal travel. Mr. Bousbib is entitled to use of the corporate aircraft for personal use up to 150 hours per year, subject to the business needs of the Company. The amount of incremental cost for personal aircraft usage is determined by calculating the hourly variable costs (i.e., fuel, catering, aircraft maintenance, landing and parking fees, crew costs and other miscellaneous costs) for the aircraft, and then multiplying the result by the hours flown for personal use during the year.

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2021 Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards made to each of our named executive officers during 2021.

Name	Grant Date	Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
			Threshold ($)(2)	Target ($)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Ari Bousbib
	—	—	—	3,600,000	7,200,000	—	—	—	—	—	—	—
	2/9/2021	2/9/2021	—	—	—	24,075	48,151	96,302	—	—	—	9,683,424
	2/9/2021	2/9/2021	—	—	—	—	—	—	24,075	—	—	4,425,467
	2/9/2021	2/9/2021	—	—	—	—	—	—	—	96,124	183.82	4,425,579
Ronald E. Bruehlman
	—	—	—	885,800	1,771,600	—	—	—	—	—	—	—
	2/9/2021	2/9/2021	—	—	—	6,687	13,375	26,750	—	—	—	2,689,797
	2/9/2021	2/9/2021	—	—	—	—	—	—	6,687	—	—	1,229,204
	2/9/2021	2/9/2021	—	—	—	—	—	—	—	26,701	183.82	1,229,325
W. Richard Staub, III
	—	—	—	529,678	1,059,356	—	—	—	—	—	—	—
	2/9/2021	2/9/2021	—	—	—	2,407	4,815	9,630	—	—	—	968,338
	2/9/2021	2/9/2021	—	—	—	—	—	—	2,407	—	—	442,455
	2/9/2021	2/9/2021	—	—	—	—	—	—	—	9,612	183.82	442,539
Kevin C. Knightly
	—	—	—	481,525	963,050	—	—	—	—	—	—	—
	2/9/2021	2/9/2021	—	—	—	2,006	4,012	8,024	—	—	—	806,833
	2/9/2021	2/9/2021	—	—	—	—	—	—	2,006	—	—	368,743
	2/9/2021	2/9/2021	—	—	—	—	—	—	—	8,010	183.82	368,783
Eric M. Sherbet
	—	—	—	405,563	811,126	—	—	—	—	—	—	—
	2/9/2021	2/9/2021	—	—	—	2,140	4,280	8,560	—	—	—	860,729
	2/9/2021	2/9/2021	—	—	—	—	—	—	2,140	—	—	393,375
	2/9/2021	2/9/2021	—	—	—	—	—	—	—	8,544	183.82	393,368
(1)

Represents annual cash incentive award opportunities granted under the Annual Plan. As described in “Compensation Discussion and Analysis—2021 Short-Term Incentive Awards” above, each named executive officer was eligible to receive a target annual incentive equal to a percentage of his annual base salary. The actual amount paid to our named executive officers under the Annual Plan for 2021 is included in the Summary Compensation Table above, in the column labeled “Non-Equity Incentive Plan Compensation.”

(2)

Under the Annual Plan, amounts shown in the “threshold” column assume our LDC Committee exercises its discretion to authorize the lowest possible award (or $0) for each named executive officer. See “Compensation Discussion and Analysis—2021 Compensation Determinations—2021 Short-Term Incentive Awards.”

(3)

Under the Annual Plan, amounts shown in the “Maximum” column represent 200% of the named executive officers’ target award amount. See “Compensation Discussion and Analysis— 2021 Compensation Determinations —2021 Short-Term Incentive Awards.”

(4)

Represents performance shares granted in 2021. See “Compensation Discussion and Analysis— 2021 Compensation Determinations —2021 Long-Term Incentive Awards.”

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(5)

Consists of the number of time-based RSUs granted in 2021, which vest over three years in three equal installments beginning on the first anniversary of the grant date. See “Compensation Discussion and Analysis— 2021 Compensation Determinations —2021 Long-Term Incentive Awards.”

(6)

Consists of the number of time-based SARs granted in 2021, which vest over three years in three equal installments beginning on the first anniversary of the grant date. See “Compensation Discussion and Analysis— 2021 Compensation Determinations —2021 Long-Term Incentive Awards.”

(7)

The exercise price is equal to the closing price per share of our common stock on the grant date, as reported on the NYSE.

(8)

Reflects the grant date fair value of equity awards granted in 2021 determined in accordance with FASB ASC Topic 718. See footnotes (2) and (3) to the “Summary Compensation Table.”

Narrative Disclosure to Summary Compensation Table and 2021 Grants of Plan-Based Awards Table

We have entered into agreements with Messrs. Bousbib, Bruehlman, Staub and Sherbet governing the terms of their employment. The material terms of each of the agreements with these named executive officers are described below. Each of the agreements also provides for certain payments and benefits to which the named executive officer may be entitled in connection with a termination of employment or upon a change in control, which are described below under “—Potential Payments Upon Termination or Change in Control”.

Employment Agreement with Our Chief Executive Officer

Our employment agreement with our Chief Executive Officer provides for a base salary that is currently set at $1.8 million and is subject to annual review. Pursuant to the agreement, he is eligible to receive an annual bonus with a target amount of 200% of his annual base salary. In addition, our Chief Executive Officer is eligible to participate in our savings, retirement and health and welfare plans, certain deferred compensation plans and our long-term incentive plan in accordance with their terms, and he is also provided certain perquisites, as described more fully under “Compensation Discussion and Analysis—2021 Compensation

Determinations—Retirement, Perquisites and Termination Benefits—Perquisites,” and in note 6 to the “2021 Summary Compensation Table” above. The employment agreement renews annually on July 26th for a further one-year term unless either party gives notice of non-renewal at least sixty days in advance.

The employment agreement further provides for certain restrictive covenants in favor of the Company, including a covenant not to compete with us or to solicit our clients or employees during and for 24 months following termination of his employment with us.

Agreements with Mr. Bruehlman

We have a letter agreement with Mr. Bruehlman that provides for a base salary that is currently set at $885,800 and is subject to annual review. The letter agreement does not specify a term of employment, and either we or Mr. Bruehlman may terminate the employment relationship at any time for any reason. Pursuant to the letter agreement, Mr. Bruehlman’s target annual bonus is 100% of his annual base salary; and he is also eligible to participate in our savings, retirement and welfare plans and long-term incentive plan in accordance with their terms.

Mr. Bruehlman is also subject to a non-competition agreement that includes, among other things, provisions regarding non-competition and non-solicitation of customers and employees for 12 months following his termination of employment for any reason.

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Agreements with Mr. Staub

We have a letter agreement with Mr. Staub that provides for a base salary that is currently set at $623,150 and is subject to annual review. The letter agreement does not specify a term of employment, and either we or Mr. Staub may terminate the employment relationship at any time for any reason. Pursuant to the letter agreement, Mr. Bruehlman’s target annual bonus is 85% of his annual base salary; and he is also eligible to participate in our savings, retirement and welfare plans and long-term incentive plan in accordance with their terms.

Mr. Staub is also subject to a non-competition agreement that includes, among other things, provisions regarding non-competition and non-solicitation of customers and employees for 24 months following his termination of employment for any reason.

Agreements with Mr. Sherbet

We have a letter agreement with Mr. Sherbet that provides for a base salary that is currently set at $540,750 and is subject to annual review. The letter agreement does not specify a term of employment, and either we or Mr. Sherbet may terminate the employment relationship at any time for any reason. Pursuant to the letter agreement, Mr. Sherbet’s target annual bonus is 75% of his annual base salary; and he is also eligible to participate in our savings, retirement and welfare plans and long-term incentive plan in accordance with their terms.

Mr. Sherbet is also subject to a non-competition agreement that includes, among other things, provisions regarding non-competition and non-solicitation of customers and employees for 12 months following his termination of employment for any reason.

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Outstanding Equity Awards at Fiscal Year-End for 2021

The following table sets forth information regarding long-term incentive awards held by our named executive officers as of December 31, 2021.

Name	Grant Date	Option/SAR Awards					Stock Awards
		Number of Securities Underlying Unexercised Options/ SARs (exercisable) (#)	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)(3)	Equity Incentive Awards: Number of Securities Underlying Unexercised Unearned Options/ SARs (#)	Option/ SARs Exercise Price ($)	Option/ SARs Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)(1)(2)
Ari Bousbib	2/10/2015	82,847	—	—	65.16	2/10/2025	—	—	—	—
	2/2/2016	127,592	—	—	59.90	2/2/2026	—	—	—	—
	2/2/2017	156,206	—	—	78.21	2/2/2027	—	—	—	—
	2/8/2018	160,457	—	—	95.23	2/8/2028	—	—	—	—
	2/13/2019	122,909	61,455	—	131.82	2/13/2029	—	—	—	—
	2/11/2020	74,680	149,360	—	161.70	2/11/2030	—	—	—	—
	2/9/2021	—	96,124	—	183.82	2/9/2031	—	—	—	—
	2/11/2020	—	—	—	—	—	—	—	46,895	13,230,955
	2/9/2021	—	—	—	—	—	24,075	6,792,521	48,151	13,585,323
Ronald E. Bruehlman	2/9/2021	—	26,701	—	183.82	2/9/2031	—	—	—	—
	8/3/2020	—	—	—	—	—	11,168	3,150,940	—	—
	2/9/2021	—	—	—	—	—	6,687	1,886,670	13,375	3,773,623
W. Richard Staub, III	2/8/2018	7,132	—	—	95.23	2/8/2028	—	—	—	—
	2/13/2019	6,145	6,146	—	131.82	2/13/2029	—	—	—	—
	2/11/2020	7,468	14,936	—	161.70	2/11/2030	—	—	—	—
	2/9/2021	—	9,612	—	183.82	2/9/2031	—	—	—	—
	2/11/2020	—	—	—	—	—	—	—	4,689	1,322,954
	2/9/2021	—	—	—	—	—	2,407	679,111	4,815	1,358,504
Kevin C. Knightly	2/10/2015	8,284	—	—	65.16	2/10/2025	—	—	—	—
	2/2/2016	10,207	—	—	59.90	2/2/2026	—	—	—	—
	2/2/2017	18,224	—	—	78.21	2/2/2027	—	—	—	—
	2/8/2018	21,394	—	—	95.23	2/8/2028	—	—	—	—
	2/13/2019	12,290	6,146	—	131.82	2/13/2029	—	—	—	—
	2/11/2020	4,978	9,958	—	161.70	2/11/2030	—	—	—	—
	2/9/2021	—	8,010	—	183.82	2/9/2031	—	—	—	—
	2/11/2020	—	—	—	—	—	—	—	3,126	881,970
	2/9/2021	—	—	—	—	—	2,006	565,973	4,012	1,131,946
Eric M. Sherbet	3/1/2018	11,870	—	—	97.20	3/1/2028	—	—	—	—
	2/13/2019	12,290	6,146	—	131.82	2/13/2029	—	—	—	—
	2/11/2020	7,468	14,936	—	161.70	2/11/2030	—	—	—	—
	2/9/2021	—	8,544	—	183.82	2/9/2031	—	—	—	—
	2/11/2020	—	—	—	—	—	—	—	4,689	1,322,954
	2/9/2021	—	—	—	—	—	2,140	603,780	4,280	1,207,559
(1) The values shown equal the number of shares or units multiplied by $282.14, the closing price of a share of our common stock on December 31, 2021, as reported on the NYSE.

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(2)

The number of shares and the payout value reported reflect payout assuming target performance is achieved.

(3)

The following table shows the vesting dates of the outstanding and unvested awards held by our named executive officers as of December 31, 2021. Vesting is generally subject to the named executive officer’s continued service with us through the applicable vesting date. All unvested equity awards held by our Chief Executive Officer are subject to acceleration and/or continued vesting in certain cases (discussed below in the section entitled “—Potential Payments Upon Termination or Change in Control”).

Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Vesting Date Schedule	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Date Schedule	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Vesting Date Schedule
Ari Bousbib	2/13/2019	61,455	2/13/2022	—	—	—	—
	2/11/2020	74,680	2/11/2022	—	—	—	—
	2/11/2020	74,680	2/11/2023	—	—	—	—
	2/9/2021	32,041	2/9/2022	—	—	—	—
	2/9/2021	32,041	2/9/2023	—	—	—	—
	2/9/2021	32,042	2/9/2024	—	—	—	—
	2/11/2020	—	—	—	—	46,895	12/31/2022
	2/9/2021	—	—	—	—	48,151	12/31/2023
	2/9/2021	—	—	8,025	2/9/2022	—	—
	2/9/2021	—	—	8,025	2/9/2023	—	—
	2/9/2021	—	—	8,025	2/9/2024	—	—
Ronald E. Bruehlman	8/3/2020	—	—	5,584	8/3/2022	—	—
	8/3/2020	—	—	5,584	8/3/2023	—	—
	2/9/2021	8,900	2/9/2022	—	—	—	—
	2/9/2021	8,900	2/9/2023	—	—	—	—
	2/9/2021	8,901	2/9/2024	—	—	—	—
	2/9/2021	—	—	—	—	13,375	12/31/2023
	2/9/2021	—	—	2,229	2/9/2022	—	—
	2/9/2021	—	—	2,229	2/9/2023	—	—
	2/9/2021	—	—	2,229	2/9/2024	—	—
W. Richard Staub, III	2/13/2019	6,146	2/13/2022	—	—	—	—
	2/11/2020	7,468	2/11/2022	—	—	—	—
	2/11/2020	7,468	2/11/2023	—	—	—	—
	2/9/2021	3,204	2/9/2022	—	—	—	—
	2/9/2021	3,204	2/9/2023	—	—	—	—
	2/9/2021	3,204	2/9/2024	—	—	—	—
	2/11/2020	—	—	—	—	4,689	12/31/2022
	2/9/2021	—	—	—	—	4,815	12/31/2023
	2/9/2021	—	—	802	2/9/2022	—	—
	2/9/2021	—	—	802	2/9/2023	—	—
	2/9/2021	—	—	803	2/9/2024	—	—

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Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Vesting Date Schedule	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Date Schedule	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Vesting Date Schedule
Kevin C. Knightly	2/13/2019	6,146	2/13/2022	—	—	—	—
	2/11/2020	4,979	2/11/2022	—	—	—	—
	2/11/2020	4,979	2/11/2023	—	—	—	—
	2/9/2021	2,670	2/9/2022	—	—	—	—
	2/9/2021	2,670	2/9/2023	—	—	—	—
	2/9/2021	2,670	2/9/2024	—	—	—	—
	2/11/2020	—	—	—	—	3,126	12/31/2022
	2/9/2021	—	—	—	—	4,012	12/31/2023
	2/9/2021	—	—	668	2/9/2022	—	—
	2/9/2021	—	—	669	2/9/2023	—	—
	2/9/2021	—	—	669	2/9/2024	—	—
Eric M. Sherbet	2/13/2019	6,146	2/13/2022	—	—	—	—
	2/11/2020	7,468	2/11/2022	—	—	—	—
	2/11/2020	7,468	2/11/2023	—	—	—	—
	2/9/2021	2,848	2/9/2022	—	—	—	—
	2/9/2021	2,848	2/9/2023	—	—	—	—
	2/9/2021	2,848	2/9/2024	—	—	—	—
	2/11/2020	—	—	—	—	4,689	12/31/2022
	2/9/2021	—	—	—	—	4,280	12/31/2023
	2/9/2021	—	—	713	2/9/2022	—	—
	2/9/2021	—	—	713	2/9/2023	—	—
	2/9/2021	—	—	714	2/9/2024	—	—

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2021 Option Exercises and Stock Vested

The following table sets forth information regarding stock options and/or SARs exercised and vesting of restricted stock, restricted stock units and/or performance shares by our named executive officers during 2021.

Name	Option/SAR Awards		Stock Awards(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting ($)
Ari Bousbib	—	—	218,434	49,188,722
Ronald E. Bruehlman	—	—	5,583	1,395,638
W. Richard Staub, III	—	—	9,114	2,571,424
Kevin C. Knightly	—	—	9,114	2,571,424
Eric M. Sherbet	—	—	9,114	2,571,424
(1)

Calculated by multiplying the number of shares of our common stock acquired upon exercise by the difference between the exercise price and the market price of our common stock on the exercise date.

(2)

Amounts shown in these columns reflect restricted stock, restricted stock units and/or performance share awards that vested during 2021. The performance share awards for the 2019-2021 performance period vested on December 31, 2021, and were earned by each named executive officer based on the LDC Committee’s certification on February 9, 2022. See “Compensation Discussion and Analysis—2021 Compensation Determinations—2021 Long-Term Incentive Awards—Performance share determinations for 2021.” The value realized upon the vesting of restricted stock, restricted stock units and/or performance shares was calculated, as required by SEC rules, using the closing price of our common stock as quoted on the NYSE on the date such restricted stock, restricted stock units and/or performance shares became vested.

(3)

After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of restricted stock, restricted stock units and/or performance shares, the named executive officers retained a total of 130,905 net shares in aggregate with individual shares retained as follows:

Name	Total Net Shares Retained
Ari Bousbib	110,970
Ronald E. Bruehlman	3,192
W. Richard Staub, III	5,637
Kevin C. Knightly	5,463
Eric M. Sherbet	5,643

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2021 Pension Benefits

The following table sets forth information regarding the present value of the accumulated benefits of our named executive officers under our pension plans assumed from IMS Health in the Merger as of December 31, 2021. Only Messrs. Bousbib, Bruehlman and Knightly, as legacy IMS Health employees, are eligible to participate in such plans. No amounts were paid to any of our named executive officers under our pension plans during our 2021 fiscal year.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year	Present Value of Lump Sum Payable if Terminated on 12/31/21 ($)(3)
Ari Bousbib	IMS Health Retirement Plan IMS Health Retirement Excess Plan	10.33 10.33	212,167 4,159,604	— —	— 4,584,346
Ronald E. Bruehlman	IMS Health Retirement Plan IMS Health Retirement Excess Plan	6.50 6.50	146,616 265,252		291,516
W. Richard Staub, III	—	—	—	—	—
Kevin C. Knightly	IMS Health Retirement Plan IMS Health Retirement Excess Plan	38.42 38.42	676,244 800,325	— —	— 881,332
Eric M. Sherbet	—	—	—	—	—
(1) Years are credited based on service from the date the individual became a participant in each plan.
(2)

These amounts represent the actuarial present value, as of December 31, 2021, of the total retirement benefit that would be payable to the applicable named executive officers in accordance with the terms of the Retirement Plan and Retirement Excess Plan, as applicable, assuming no future service or compensation increases, and no pre-retirement mortality or termination (i.e., each named executive officer is assumed to retire at age 65 and to receive the benefit of annual interest credits at 3.00% under the Retirement Plan and 3.00% under the Retirement Excess Plan on his account balance until such point). The key actuarial assumptions and methodologies used to calculate the present value of accumulated benefits under both the Retirement Plan and Retirement Excess Plan were (i) a discount rate of 3.13% and 2.70%, respectively, and (ii) the White Collar PRI2012 mortality table with scale MP-2021.

(3)

Under the Retirement Excess Plan, if any of Messrs. Bousbib, Bruehlman or Knightly had experienced a separation from service from us for any reason on December 31, 2021, that executive would have been entitled to receive a single lump sum payment of his accumulated benefit under the Retirement Excess Plan on the latter of December 31, 2021, or upon attainment of age 55. As all named executive officers attained age 55 prior to December 31, 2021, the present value determined as of, and the lump sum payable December 31, 2021, is shown above. The following key actuarial assumptions and methodologies were used to calculate the present value at December 31, 2021: the Retirement Excess Plan account balance as of December 31, 2021, was converted into an annuity payable on December 31, 2021, using a 3.00% interest rate and the GAM 83 Unisex Mortality Table. The resulting annuity was converted to a lump sum payable on December 31, 2021, using an interest rate of 2.20% and the GAM 83 Mortality Table. Under the Retirement Excess Plan, if a change in control occurs, and a participant’s employment with us is involuntarily terminated for a reason other than cause or the participant voluntarily terminates employment with us for good reason within 24 months thereafter, his accumulated benefit would be payable in a single lump sum on the date of such termination, even if that date precedes attainment of age 55. Accordingly, if any of Messrs. Bousbib, Bruehlman or Knightly had been involuntarily terminated for a reason other than cause or had voluntarily terminated employment with us for good reason on December 31, 2021, following a change in control, then such executive officer would be entitled to receive a single lump sum payment of his accumulated benefit under the Retirement Excess Plan upon such termination. As Messrs. Bousbib, Bruehlman and Knightly have each attained age 55 prior to December 31, 2021, they would receive the same present value as shown above, as of December 31, 2021, with no enhancement in value (as compared with what each named executive officer would have received had he terminated employment on December 31, 2021, not in connection with a change in control).

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IMS Health Defined Benefit Retirement Plans

The following table describes the defined benefit pension plans in which Messrs. Bousbib, Bruehlman and Knightly are eligible to participate.

Plan	Description	Eligibility and Vesting	Benefits Formula	Time and form of Payment	Internal Revenue Code Limitations
IMS Health Retirement Plan	Funded, tax-qualified defined benefit retirement program

All U.S.-based legacy IMS Health employees, including our Chief Executive Officer, Mr. Bruehlman, and Mr. Knightly

Benefits generally vest after three years of qualifying service

This plan was assumed by us in connection with the Merger and closed to new participants effective December 31, 2016

Benefits are defined by a cash balance formula expressed in the form of a notional or “book-keeping” account balance

Each month a participant’s cash balance “account” is increased by (i) pay credits of 6% of the participant’s compensation for that month and (ii) interest credits based on the participant’s hypothetical account balance at the end of the prior month

Monthly interest credits are based on 1/12th of the 30-year Treasury bond yields in effect during the applicable month, subject to a floor of a 3% annual yield

Participants may retire early at age 55 with three years of service

Normal retirement age is 65. Pension benefits are payable as an actuarially equivalent annuity

Lump-sum distributions are only available for benefits valued at $5,000 or less

Employees do not make contributions to the plan

Section 401(a)(17) of the Internal Revenue Code (IRC) limits the annual compensation that may be taken into account in the calculation of benefits under a tax-qualified defined contribution or defined benefit pension plan, including the IMS Health Retirement Plan, to $290,000 in 2021

Section 415 of the IRC limits the annual benefit payable under a tax-qualified defined benefit plan, including the IMS Health Retirement Plan, to $230,000 for 2021

IMS Health Retirement Excess Plan

Unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified IMS Health Retirement Plan

This plan provides pension benefits not provided by the IMS Health Retirement Plan due to the IRC limitations noted above

Certain eligible U.S.-based legacy IMS Health employees, including our Chief Executive Officer, Mr. Bruehlman and Mr. Knightly

We provide, out of our general assets, amounts equal to the difference between the amount that would have been paid in the absence of the aforementioned IRC limits and the amount that may be paid under the IMS Health Retirement Plan

Benefits for the named executives are automatically payable upon termination of employment (subject to a six-month delay, in certain cases, under tax rules applicable to non-qualified deferred compensation) in the form of an actuarially equivalent lump sum

None

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2021 Non-Qualified Deferred Compensation

The following table sets forth information regarding the non-qualified deferred compensation of each of our named executive officers for our 2021 fiscal year under the IMS Health Defined Contribution Executive Retirement Plan (IMS Health DCERP) or the IQVIA Elective Deferred Compensation Plan, as applicable.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of Fiscal Year 2021(3) ($)
Ari Bousbib	6,369,600	3,609,693		19,702,714
Ronald E. Bruehlman	—
W. Richard Staub, III	—	—		—
Kevin C. Knightly	—	1,942,995		6,377,765
Eric M. Sherbet	—	—		—
(1)

Contributions for Mr. Bousbib represent his 2020 short-term incentive award under the Annual Plan, which was deferred in 2021. The contribution amount in this table was reflected in the “2021 Summary Compensation Table” under non-equity incentive plan compensation.

(2)

Earnings for Mr. Bousbib include dividends as well as earnings on the notional investments held. Earnings for Mr. Knightly represent (i) interest credited to his Designated Account (as defined below), and (ii) the increase/decrease in fiscal year 2021 in the fair market value of shares of our common stock notionally held in his Designated Account (as described below).

(3)

The aggregate balance at the end of the year consists of the value of Mr. Bousbib’s and Mr. Knightly’s respective accounts, as of December 31, 2021. The Stock Account (as defined below) used in the DCERP has been valued using the closing price of our common stock on December 31, 2021 ($282.14), the last business day of fiscal year 2021. Earnings on deferred amounts in Mr. Knightly’s Designated Account, to the extent such earnings were deemed to be “above-market” under applicable SEC rules, have been reflected in the “2021 Summary Compensation Table” in the column labeled “Change in Pension Value and Non-Qualified Deferred Compensation Earnings.”

The following table describes our non-qualified deferred compensation plans.

Plan	Description	Eligibility and Vesting	Benefits Formula	Time and form of Payment
IMS Health Defined Contribution Executive Retirement Plan (IMS Health DCERP)	Non-qualified, unfunded defined contribution plan

Plan was frozen to new participants and accruals as of June 30, 2012

Previously accrued benefits continue to be eligible to be credited with an interest credit and notional investment returns

Mr. Knightly is fully vested in his account

Participants were able to elect to have their account notionally credited with investment credits (the portion that is so credited is referred to as a “Designated Account”) or, with respect to a designated portion of their account, notionally invested in shares of IMS Health common stock, which then became notionally invested in shares of IQVIA common stock in connection with the Merger (the portion that is so notionally invested is referred to as a “Stock Account”)

Annual investment credits to a Designated Account are calculated based on the average annual corporate bond yields from the AA to AAA Rated/10+ Years Component of the Merrill Lynch U.S. Corporate Master Index

A participant’s account is paid as a lump sum on or shortly after the date the participant terminates employment with us (subject to a six-month delay, in certain cases, under tax rules applicable to non-qualified deferred compensation)

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Plan	Description	Eligibility and Vesting	Benefits Formula	Time and form of Payment
IQVIA Elective Deferred Compensation Plan	Non-qualified, deferred compensation plan	Certain IQVIA employees within the US, including our named executive officers, are eligible to participate

Participants may defer up to 80% of their base salaries as of the first day of the calendar year or partial year and up to 100% of any cash bonus earned under the Annual Plan and payable to the participant with respect to that year

Contributions consist solely of participants’ elective deferral contributions with no matching or other employer contributions

Participants may elect to receive date-based, in-service distributions as long as they are active participants in the plan in either a lump sum or in annual installments for up to 15 years

Upon separation from service, participants will receive their distribution either as a lump sum or in annual installments for up to 15 years (subject to a six-month delay, in certain cases, under tax rules applicable to non-qualified deferred compensation)

Potential Payments Upon Termination or Change in Control

Each of our named executive officers is entitled to receive certain benefits upon a qualifying termination of employment and upon certain change in control transactions. Below we describe payments and benefits that are payable upon certain types of termination of employment or a change in control, or that are enhanced based on the circumstances of a termination or change in control.

Employment Agreement and Long-Term Incentive Award Agreements with Our Chief Executive Officer

Under the terms of his employment agreement, if we terminate our Chief Executive Officer’s employment without cause (including as a result of non-renewal of the employment term by the Company), or if he resigns for good reason (as such terms are defined in the employment agreement) (either, a “qualifying termination of employment”), our Chief Executive Officer will be entitled to severance in an amount equal to two times the sum of his annual base salary and annual target bonus, payable in equal installments over the 24-month period following the termination of his employment, or if such termination or resignation occurs within the 24-month period following a change in control (as defined in the employment agreement), in a lump sum. Under the terms of his employment agreement and his outstanding long-term incentive award agreements, in the event of a qualifying termination of employment, all of our Chief Executive Officer’s outstanding time-based equity awards that remain unvested will vest in full and, if applicable, will remain exercisable for their full respective terms. In addition, all of his outstanding performance-based equity awards that remain unvested will remain outstanding and eligible to vest based on performance or, if a qualifying termination of employment occurs within 24 months following a change in control event, will vest based on deemed achievement of target performance on the termination date.

If our Chief Executive Officer’s employment is terminated by the Company due to his disability or terminates due to his death (as such terms are defined in his agreement), all of his outstanding equity awards that remain unvested will vest in full, and, if applicable, will remain exercisable for their full respective terms, with performance-based awards vesting based on deemed performance at target levels on the date his employment terminates. In the event of our Chief Executive Officer’s permanent retirement from the Company, with certain limited exceptions, all of his outstanding time-based equity awards that remain unvested will remain outstanding and continue to vest on the same schedule as if he had remained employed, and, if applicable, will remain exercisable for their full respective terms, and all of his outstanding performance-based awards will remain outstanding and eligible to vest based on actual performance. Our Chief Executive Officer will be eligible for retirement when he attains age 62. As of December 31, 2021, our Chief Executive Officer was not retirement-eligible under the terms of his agreement.

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Upon a termination for cause or a resignation without good reason (that does not constitute a retirement, as described above), our Chief Executive Officer will be entitled to salary and other compensation that accrued before termination, but no severance will be payable.

As a condition to our Chief Executive Officer’s receipt of the severance payments described above, he must timely execute (without revoking) a release of claims in favor of IQVIA and comply with certain restrictive covenants set forth in the employment agreement, including a covenant not to compete with us or to solicit our clients or employees during and for 24 months following termination of his employment with us. Our Chief Executive Officer is also bound by other restrictive covenants, including covenants relating to confidentiality and non-disparagement.

Letter Agreement with Mr. Staub

In the event of a termination of employment by us without cause, Mr. Staub will receive (as defined in the letter agreement) cash severance, payable in equal monthly installments on our regular payroll schedule during the 24-month non-competition period following termination, equal to (i) 24 months of Mr. Staub’s base salary as of the termination date; (ii) Mr. Staub’s target annual bonus in effect for the year of termination; and (iii) the projected cost of the continuation of group health insurance coverage for Mr. Staub and his eligible dependents pursuant to COBRA for 18 months following the date of termination.

Employee Protection Plan

Messrs. Bruehlman, Knightly and Sherbet participate in the IQVIA Employee Protection Plan, as amended and restated, which provides for certain payments and benefits if the participant’s employment is terminated without cause (as defined in the Employee Protection Plan).

Under the Employee Protection Plan, upon the termination of a participant’s employment without cause, he or she is entitled to continued base salary payments for a period ranging between two weeks and 52 weeks, depending on the participant’s salary grade level and years of eligible service (two weeks for each year of service, subject to certain minimum periods); continued medical, dental and vision benefits throughout the salary continuation period (or six months, whichever is shorter); and certain outplacement services. Mr. Knightly would be entitled to a maximum of 52 weeks of severance benefits under the Employee Protection Plan. Mr. Sherbet and Mr. Bruehlman would be entitled to 26 weeks of severance benefits under the Employee Protection Plan.

A participant is entitled to severance benefits under the Employee Protection Plan following a change in control unless he or she unilaterally resigns, is offered comparable employment with us or an acquiring company, or transfers to a customer or client in connection with a transfer or outsourcing plan. Benefits under the Employee Protection Plan cease when the participant begins to earn compensation from a new employer, and are offset by the amounts of any other severance payments that are made to the participant or by the amount of any sign-on incentive or similar amounts paid upon commencement of the participant’s employment, if such payments occurred within 12 months of the termination. Any salary continuation or benefits payable under the Employee Protection Plan are conditioned upon the participant’s timely execution (without revoking) of a release of claims in favor of IQVIA that may include certain restrictive covenants, including covenants relating to non-competition and non-solicitation of clients or employees that would apply, in each case, during the one-year period following the participant’s termination of employment or, if longer, the participant’s salary continuation period.

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Summary of Potential Payments

The following table estimates the dollar value of the additional payments and benefits our named executive officers would have been entitled to receive under applicable plans and/or arrangements described above, assuming the applicable triggering event occurred on December 31, 2021.

Name	Type of Payment or Benefit	Involuntary Termination ($)	Termination Due to Death/ Disability ($)	Change in Control without Termination ($)	Involuntary Termination Following a Change in Control ($)
Ari Bousbib	Severance Pay(1)	10,800,000	—	—	10,800,000
	Acceleration of time-based equity awards(2)	43,470,266	43,470,266	—	43,470,266
	Performance-based equity awards(3)	26,816,278	26,816,278	—	26,816,278
	Total	81,086,545	70,286,545	—	81,086,545
Ronald E. Bruehlman	Severance Pay(6)	442,900	—	—	442,900
	Health & Welfare Benefits(4)	5,708	—	—	5,708
	Outplacement(7)	3,109	—	—	3,109
	Total	451,717	—	—	451,717
W. Richard Staub, III	Severance Pay(5)	1,775,978	—	—	1,775,978
	Health & Welfare Benefits(4)	17,123	—	—	17,123
	Total	1,793,101	—	—	1,793,101
Kevin C. Knightly	Severance Pay(6)	566,500	—	—	566,500
	Health & Welfare Benefits(4)	7,803	—	—	7,803
	Outplacement(7)	3,109	—	—	3,109
	Total	577,412	—	—	577,412
Eric M. Sherbet	Severance Pay(6)	270,375	—	—	270,375
	Health & Welfare Benefits(4)	7,803	—	—	7,803
	Outplacement(7)	3,109	—	—	3,109
	Total	281,287	—	—	281,287
(1)

Represents two times the sum of our Chief Executive Officer’s base salary and his target annual incentive, which is the amount payable to our Chief Executive Officer under the terms of his employment agreement in connection with a termination of his employment by us without cause or by him for good reason.

(2)

Represents the value of the acceleration of unvested time-based SARs determined based on the difference between the exercise price of the SARs and the closing price of a share of our common stock on December 31, 2021 ($282.14), the last business day of fiscal year 2021, and the value of the acceleration of unvested time-based restricted stock determined by multiplying the number of shares underlying the award by the closing price of a share of our common stock on December 31, 2021. For purposes of this table, we have assumed that all time-based SARs and restricted stock would be assumed, continued or substituted in connection with a change in control and that, as a result, all time-based SARs and restricted stock would not become fully vested in connection with such change in control but rather upon a qualifying involuntary termination following a change in control. The actual treatment of time-based SARs and restricted stock in connection with a change in control transaction may be different. As described above, any unvested outstanding time-based equity awards held by our Chief Executive Officer would be accelerated in the event of a qualifying termination of employment or in the event of a termination due to death or disability.

(3)

Represents the value of unvested performance shares (assuming achievement of the performance goals at target), determined by multiplying the number of shares underlying the award by the closing price of a share of our common stock on December 31, 2021 ($282.14). In the event of a qualifying termination of employment, our Chief Executive Officer’s performance shares will remain outstanding and eligible to vest based on performance. In the event of a termination due to death or disability, our Chief Executive Officer’s performance shares would be fully accelerated and paid out at target. For purposes of this table, we have assumed that all performance shares would be assumed, continued or substituted in connection with a change in control and that, as a result, all performance shares would not become fully vested in connection with such change in control but rather upon a qualifying involuntary termination following a change in control. The actual treatment of performance shares in connection with a change in control transaction may be different. As described above, any unvested outstanding performance-based equity awards held by our Chief Executive Officer would be accelerated in the event of a qualifying termination of employment following a change in control or in the event of a termination due to death or disability and would assume the achievement of the performance goals at target.

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(4)

For Messrs. Bruehlman, Knightly and Sherbet, Health & Welfare Benefits represent the cost to the Company of paying its portion of premiums for medical, dental and prescription drug coverage for the executive and his eligible dependents during the period during which salary continuation payments under the provisions of the Employee Protection Plan (as in effect on December 31, 2021) are being made. For Mr. Staub, represents the projected cost of group healthcare continuation for 18 months for Mr. Staub and his eligible dependents, which he would be entitled to under his employment agreement.

(5)

Represents an amount equal to (i) 24 months of Mr. Staub’s base salary and (ii) Mr. Staub’s target annual bonus in effect for the year of termination.

(6)

Represents the sum of base salary continuation payable to Messrs. Bruehlman, Knightly and Sherbet under the provisions of the Employee Protection Plan as in effect on December 31, 2021.

(7)

Represents the value of outplacement services that would be available to Messrs. Bruehlman, Knightly and Sherbet under the Employee Protection Plan in the event of a qualifying termination of employment.

CEO Pay Ratio

U.S. publicly-traded companies are required to disclose the ratio of their chief executive officer’s compensation to that of their median employee. Our Chief Executive Officer to median employee pay ratio was calculated in accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K and the related guidance, and represents a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions, and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we report.

Under the pay ratio rule, a company is required to identify its median employee only once every three years so long as during the prior fiscal year there has been no change to its employee population or employee compensation arrangements that it reasonably believes would result in significant changes in its pay ratio disclosure. During 2020, we identified our median employee by using base salaries or base rate of pay as our “consistently applied compensation measure” for all individuals, excluding our Chief Executive Officer, who were employed by us on December 1, 2020 (annualized in the case of employees who joined the Company during 2020). This calculation included full-time, part-time, seasonal and temporary employees. Because we did not experience any material changes to our employee population, or changes in employee compensation arrangements, during 2021, we believe it is reasonable to use the median employee identified and reported in 2020 for purposes of calculating the pay ratio disclosure with respect to 2021, and that using this median employee will not significantly affect our pay ratio disclosure.

For 2021, the annual total compensation of our median employee, calculated under applicable SEC rules, was $139,803. For 2021, the annual total compensation for our Chief Executive Officer is reported in the “Summary Compensation Table” above. On this basis, the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation is estimated at 205:1.

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PROPOSAL NO. 4 Stockholder Proposal: Majority Voting in Uncontested Director Elections

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which the Company and the Board accept no responsibility. The stockholder proposal is required to be voted on at our 2022 Annual Meeting only if properly presented at our 2022 Annual Meeting.

Myra K. Young, 9295 Yorkship Court, Elk Grove, California 95758, the beneficial owner of at least $2,000 in market value of the Company’s common stock on the date the proposal was submitted and for at least the preceding year, has notified the Company of her intent to present the following proposal at the 2022 Annual Meeting.

Stockholder Proposal and Supporting Statement

Resolved: Shareholders of IQVIA Holdings Inc. (‘Company’) request the Board of Directors amend our Company’s policies, articles of incorporation and/or bylaws to provide that director nominees be elected by the affirmative vote of the majority of votes cast, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats. This proposal includes that a director who receives less than a majority vote be removed as soon as a replacement director can be qualified on an expedited basis. If such a removed director has key experience, they can transition to a consultant or director emeritus. With written justification, the board can set an effective date several years into the future for these changes to take effect.

Supporting Statement: To provide shareholders a meaningful role in director elections, our Company’s current director election standard should transition from a plurality vote standard to a majority vote standard when only board nominated candidates are on the ballot.

Under our Company’s current voting system, a director can be elected if all shareholders oppose the director but one shareholder votes FOR, even by mistake. More than 90% of the companies in the S&P 500 have adopted majority voting for uncontested elections. Director Todd Sisitsky received less than 60% support at our 2021 meeting.

In 2019 and 2020 majority shares voted FOR similar proposals at TG Therapeutics, Lipocine, Abeona Therapeutics, Alico, Guidewire Software, Stemline Therapeutics, Caesars Entertainment, RadNet, Gannett, New Residential Investment, Safety Insurance Group, First Community Bancshares, Greenhill, and Advaxis.

Vanguard, our largest shareholders, includes the following in their proxy voting guidance: “If the company has plurality voting, a fund will typically vote for shareholder proposals requiring majority vote for election of directors.” BlackRock’s proxy voting guidelines include the following: “Majority voting standards assist in ensuring that directors who are not broadly supported by shareholders are not elected to serve as their representatives.” Many other large shareholders have similar proxy voting policies.

This request should be seen in the context that our Company does not allow shareholders to call special meeting or act by written consent, and does not provide shareholders with the right to proxy access. Our board is locked into an outdated governance structure that reduces accountability to shareholders, increasing the likelihood of stagnation. We should not risk Zombies on Board: Investors Face the Walking Dead (https://www.msci.com/www/blog-posts/zombies-on-board-investors-face/02161045315).

To Enhance Shareholder Value, Vote FOR

Elect Directors by Majority Vote - Proposal 4

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IQVIA’s Statement in Opposition

After thoughtful consideration, the Board believes that the Company’s current method of electing directors is in the best interests of the Company and its stockholders. As a result, the Board recommends voting “against” Proposal No. 4 for the reasons set forth below.

Our Corporate Governance Guidelines already require that directors in an uncontested election who do not receive a majority of the votes cast shall, promptly following certification of the stockholder vote, offer his or her resignation to the Board. As such, because our plurality voting standard already provides a form of majority voting by requiring directors to tender their resignation if they fail to receive a majority of votes cast, implementing a majority voting standard is unnecessary.

The Company’s current plurality voting standard yields a definitive result in a simple, efficient and transparent manner, which has historically been effective in electing strong, independent directors to our Board. Further, under the current plurality voting standard, stockholders already have a meaningful opportunity to express disapproval with corporate policies, strategy, or director candidates through the use of withhold votes.

By contrast, the majority voting standard being requested by the proponent does not provide the Board with the opportunity to address the underlying cause for stockholder opposition to a nominee by requiring that the director be removed when a replacement is found. Moreover, it does not take into account that vacancies caused by a failed election could be disruptive, especially during this period of significant growth and strategic transformation of our business, and may interfere with the functioning of the Board. An expedited election process may make it difficult to select the most qualified nominees, and a significant turnover among directors may impede the Company’s long-term strategic plan due to lack of director continuity and removal of any particularly unique, experienced directors, ultimately impacting the stability of the Board and the Company.

The Company already has strong corporate governance practices that promote Board accountability and responsiveness to stockholders, and as such the Board does not believe this proposal is in the best interest of the Company and its stockholders. The Board regularly reviews our corporate governance structure and practices, and has made several changes over the last few years that it believes are in the best interest of the Company and its stockholders, including:

•

removing all stockholder supermajority voting requirements

•

providing for stockholder proxy access

•

accelerating a say-on-frequency vote

•

adopted annual say-on-pay

•

if approved at the 2022 Annual Meeting, declassifying our Board and empowering stockholders to remove directors without cause

•

adopted a diversity requirement to ensure that the initial list of external candidates in any search for new directors or the Chief Executive Officer position include qualified female and racially or ethnically diverse candidates

•

amended N&G Committee’s charter to formalize the committee’s responsibility to oversee our ESG matters and initiatives

•

amended Audit Committee’s charter to specifically include oversight of cybersecurity risks as one of the committee’s responsibilities

•

enhanced Board diversity disclosure

•

instituted director retirement policy to promote Board refreshment

Further, the Board has a proven track record of responsiveness to stockholder feedback, as many of the governance enhancements described above were implemented as a result of stockholder input obtained during our annual stockholder engagement program.

As part of the Board’s continuing corporate governance review and consideration of this proposal, the Board has weighed the advantages and disadvantages of maintaining plurality voting in director elections with the requisite resignation tender when majority support is not achieved. Based on the foregoing reasons, the Board believes it to be in the best interest of the Company and its stockholders to maintain the current method of electing directors and therefore opposes this stockholder proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT TO ENHANCE STOCKHOLDER VALUE VOTE “AGAINST” THIS PROPOSAL.

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PROPOSAL NO. 5 Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2022. Ratification of the appointment of PricewaterhouseCoopers requires the vote of a majority of the shares of our common stock cast affirmatively or negatively on the matter. A representative of PricewaterhouseCoopers is expected to be available to answer appropriate questions at the 2022 Annual Meeting and is free to make statements during the 2022 Annual Meeting.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain PricewaterhouseCoopers or to appoint another independent registered public accounting firm.

Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of our stockholders or the Company.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

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Audit

Audit Committee Report

The Audit Committee has selected PricewaterhouseCoopers as our independent registered public accounting firm for the year ended December 31, 2022. The Board will ask our stockholders to ratify this selection at the 2022 Annual Meeting.

PricewaterhouseCoopers served as our independent registered public accounting firm for the years ended December 31, 2021, and 2020. Prior to the Merger, PricewaterhouseCoopers had been independent auditor of Quintiles continuously since 2002 and for IMS Health continuously since 1998.

Among its functions, the Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent registered public accounting firm, PricewaterhouseCoopers. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board AS 1301, and reviewed the results of the independent registered public accounting firm’s audit of the consolidated financial statements.

PricewaterhouseCoopers has also confirmed to us that it is in compliance with the rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence. The Audit Committee received and discussed with PricewaterhouseCoopers its written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our 2021 Annual Report for filing with the SEC.

The Audit Committee

James A. Fasano, Chair
Carol J. Burt
Colleen A. Goggins
John M. Leonard, M.D.
Ronald A. Rittenmeyer

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Fees Paid to Independent Registered Public Accounting Firm

PricewaterhouseCoopers has served as our independent auditor for the years ended December 31, 2021, and 2020. In addition to rendering audit services during those two years, PricewaterhouseCoopers performed various non-audit services for us worldwide.

Audit and Other Fees for Past Two Fiscal Years

The following table sets forth the aggregate fees billed to the Company for services rendered by PricewaterhouseCoopers for the 2021 and 2020 fiscal years.

	(in thousands)
	2021	2020
Audit fees(1)	$8,590	$8,975
Audit-related fees(2)	522	—
Tax fees(3)	2,000	2,300
All other fees(4)	20	20
TOTAL	$11,132	$11,295
(1)

Audit fees principally include services related to the annual audit of the consolidated financial statements, quarterly review of our interim consolidated financial statements, statutory audits of foreign subsidiaries, SEC registration statements and other filings, and consultation on accounting matters.

(2)

Audit-related fees, if any, would consist principally of due diligence services and financial accounting and reporting consultations for related services not already reported in audit fees.

(3)

Tax fees relate primarily to professional services for tax compliance, advice and planning services. These services included U.S. and non-U.S. tax services.

(4)

All other fees consisted of non-audit and accounting research services.

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by SEC rules, the Audit Committee also has delegated to each of its members, acting singly, the authority to pre-approve any audit or non-audit services if the need for pre-approval arises between regularly scheduled meetings. Such interim approvals, together with full documentation, are presented to the Audit Committee at its next scheduled meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that the independent registered public accountants expect to provide or may provide during the year. The schedule must be specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by the independent registered public accountants, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule must be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as audit-related and tax, none were billed pursuant to these provisions in fiscal 2021 without pre-approval.

The Audit Committee has considered the compatibility of non-audit services performed by PricewaterhouseCoopers with its independence, and has concluded that the provision of non-audit services by PricewaterhouseCoopers is compatible with that firm maintaining its independence from us and our management.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of February 15, 2022, by:

•

each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•

each of our named executive officers;

•

each of our directors; and

•

all executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Except as otherwise indicated, and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 190,915,073 shares of our common stock outstanding as of February 15, 2022. Shares of our common stock that a person has the right to acquire within 60 days of February 15, 2022, are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o IQVIA Holdings Inc., 83 Wooster Heights Road, Danbury, Connecticut 06810.

Name of Beneficial Owners	Shares Beneficially Owned
	Number	Percent
5% stockholders:
The Vanguard Group(1)	20,970,407	11.0
BlackRock, Inc.(2)	15,139,662	7.9
Directors and named executive officers:
Ari Bousbib(3)	2,113,317	1.1
Ronald E. Bruehlman(4)	25,509	*
W. Richard Staub, III(5)	62,332	*
Kevin C. Knightly(6)	113,559	*
Eric M. Sherbet(7)	57,681	*
Carol J. Burt(8)	3,904	*
John P. Connaughton	—	—
John G. Danhakl(9)	24,951	*
James A. Fasano	—	—
Colleen A. Goggins(10)	10,403	*
John M. Leonard, M.D.(11)	10,678	*
Leslie Wims Morris(12)	104	*
Ronald A. Rittenmeyer(13)	12,538	*
Todd B. Sisitsky	—	—
Sheila A. Stamps	—	—
All executive officers and directors as a group (16 persons)(14)	2,449,082	1.3

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*

Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)

As reported by The Vanguard Group in a Schedule 13G filed with the SEC on February 10, 2022, which reported holdings as of December 31, 2021. The Schedule 13G states that The Vanguard Group has shared voting power with respect to 312,773 shares, sole dispositive power with respect to 20,189,420 shares, and shared dispositive power with respect to 780,987 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)

As reported by BlackRock, Inc. in a Schedule 13G filed with the SEC on February 7, 2022, which reported holdings as of December 31, 2021. The Schedule 13G states that BlackRock, Inc. has sole voting power with respect to 13,613,370 shares and sole dispositive power with respect to 15,139,662 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

Includes 892,867 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of February 15, 2022. Of the shares beneficially owned, 543,302 shares of common stock are held in trust for the benefit of members of Mr. Bousbib’s family.

(4)

Includes 8,900 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of February 15, 2022. Of the shares beneficially owned, 11,880 shares of common stock are held in Ronald E. Bruehlman Revocable Trust.

(5)

Includes 37,563 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of February 15, 2022.

(6)

Includes 89,172 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of February 15, 2022, and 18,566 notional shares held under the IMS Health DCERP.

(7)

Includes 48,090 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of February 15, 2022.

(8)

Consists of 3,904 shares of common stock held in Carol Burt Hilliard Revocable Trust.

(9)

Consists of 24,344 shares of common stock held in trust for the benefit of Mr. Danhakl’s family and 607 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.

(10)

Consists of 8,185 shares of common stock issued pursuant to Company stock incentive plans and 2,218 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.

(11)

Consists of 10,678 shares of common stock issued pursuant to Company stock incentive plans.

(12)

Consists of 104 notional shares held under the IQVIA Holdings Inc. Non–Employee Director Deferral Plan.

(13)

Consists of 12,538 shares of common stock issued pursuant to Company stock incentive plans.

(14)

Includes 1,088,403 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days,18,566 notional shares held under the IMS Health DCERP and 2,929 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.

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Certain Relationships and Related Person Transactions

Related Party Transactions Approval Policy

We have adopted a written policy assigning responsibility to our Audit Committee for reviewing and approving related party transactions. For purposes of this policy, a related person transaction includes any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC.

In the course of its review of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. Related party transactions must be approved or ratified by the Audit Committee based on full information concerning the proposed transaction, including the related persons involved; their relationship to the Company; their interest and role in the transaction; the proposed terms of the transaction, including materiality and character of the related party’s direct or indirect interest; the benefits and perceived benefits, or lack thereof, to the Company and the related party; the availability to the Company of alternative means or transactions by which to obtain like benefits; terms that would prevail in a similar transaction with an unaffiliated third party; the actual or apparent conflict of interest of the related party; and such other information as our Audit Committee deems appropriate. Our policy provides that we generally should not engage in related party transactions unless the Audit Committee has determined that, upon consideration of all relevant information, the proposed transaction is in, or not inconsistent with, the best interests of the Company and its stockholders.

Shareholders Agreement

In connection with the Merger, we entered into a shareholders agreement (the “Shareholders Agreement”) with certain of the largest post-Merger shareholders, including certain funds affiliated with TPG Global, LLC (collectively, “TPG”), certain affiliates of Bain Capital Investors, LLC (collectively, “Bain Capital”), CPP Investment Board Private Holdings Inc. (“CPPIB”), Dr. Dennis B. Gillings and certain of his affiliates (the “DG Shareholders”), and Leonard Green & Partners, L.P. (“LGP”). The funds originally party to the Shareholders Agreement are sometimes referred to as the “SHA Parties” in this Proxy Statement, but CPPIB is the only remaining party to the Shareholders Agreement.

Pursuant to the registration rights provisions of the Shareholders Agreement, the SHA Parties have demand registration rights, including shelf registration rights, in respect of any shares of our common stock held by them, subject to certain conditions. In addition, in the event we register shares of our common stock for sale to the public, we are required to give notice of such registration to the SHA Parties, and, subject to certain limitations, include shares of our common stock held by them in such registration. The Shareholders Agreement includes customary indemnification provisions in favor of the SHA Parties, any person who is or might be deemed a control person (within the meaning of the Securities Act of 1933 and the Exchange Act), and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.

The Shareholders Agreement will terminate with respect to any current party thereto (i) with respect to provisions regarding our Board, at such time as the party is no longer entitled to designate a nominee, (ii) with respect to provisions regarding registration rights, at such time as the party has sold all of its shares of our outstanding common stock or has the ability to sell such shares pursuant to Rule 144 of the Securities Act of 1933 without volume limitations (provided that the shareholder group to which such party belongs then holds less than 3% of our outstanding common stock), and (iii) with respect to the remainder of the Shareholders Agreement, at such time as the party no longer holds any shares of our common stock. The Board designation rights for each of the parties to the Shareholders Agreement have ceased.

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Corporate Opportunities

Our Certificate of Incorporation was approved by stockholders in connection with the Merger and provides that TPG, Bain Capital, CPPIB and LGP, and certain of their respective affiliates, will not have any fiduciary or other duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. The Certificate of Incorporation further provides that the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy in being offered an opportunity to participate in business opportunities that are presented to TPG, Bain Capital, CPPIB, LGP, or certain of their respective affiliates. This provision applies to these stockholders (and associated parties) only for so long as one or more of them continues to have the right under the Shareholders Agreement to designate one nominee or a nominee designated by any such stockholder at any time continues to serve on the Board. The Board designation rights for each of the parties to the Shareholders Agreement have ceased, but TPG, Bain Capital, CPPIB and LGP continue to have at least one current or former designee serving on the Board.

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About the 2022 Annual Meeting

Who is entitled to vote at the 2022 Annual Meeting? How many shares can I vote?

Only stockholders of record on February 15, 2022, the record date for the 2022 Annual Meeting, are entitled to receive notice of and to vote at the 2022 Annual Meeting. On that date, we had 190,912,001 shares of common stock outstanding on the books and records of our transfer agent, American Stock Transfer and Trust Company, LLC (AST). Each share of our common stock is entitled to one vote. There is no cumulative voting.

What constitutes a quorum?

A quorum of shares is necessary to hold a valid stockholders’ meeting. Our Bylaws provide that a majority of the total votes entitled to be cast by the holders of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, present in person or represented by proxy, will constitute a quorum at meetings of stockholders. Shares for which a stockholder directs an “abstention” from voting, as well as shares that a broker holds in “street name” and votes on some matters but not others (known as “broker non-votes,” which result when brokers have not received voting instructions from their customers on certain non-routine matters), will be counted for purposes of establishing a quorum.

What proposals will be voted on at the 2022 Annual Meeting? How does the Board recommend that I vote? What vote is required to approve each item of business?

The chart below summarizes the items of business for the 2022 Annual Meeting, the voting requirements, and the effects of broker non-votes and abstentions, as prescribed by our corporate governance documents and Delaware law, on the outcome of the vote for these proposals at the 2022 Annual Meeting.

Proposal	Board Recommendation	Vote Required	Effect of Abstentions and Broker Non-Votes
Election of four Class III Directors for a three-year term	FOR each nominee	Plurality of votes cast	No effect
Amendment to Certificate of Incorporation to declassify the Board over time and provide for the annual election of all directors	FOR	Majority of shares present in person or presented by proxy at the meeting and entitled to vote on the matter	Abstentions treated as votes “against” and broker non-votes will have no effect
Advisory (non-binding) vote to approve executive compensation (say-on-pay)	FOR	Not Applicable(1)	No effect
Consider a stockholder proposal, if properly presented	AGAINST	Not Applicable(1)	No effect
Ratification of PricewaterhouseCoopers LLP as our independent auditor for 2022	FOR	Majority of votes cast	No effect
(1) Because this is an advisory vote, there is no required approval.

Our Bylaws provide that directors are elected by a plurality of votes cast, which means that the nominees with the largest number of votes will be elected as directors up to the maximum number of directors to be elected at the 2022 Annual Meeting. Our Corporate Governance Guidelines provide that, in an uncontested election (an election in which the number of nominees does not exceed the number of directors to be elected), a director who receives a number of “withhold” votes that is greater than 50% of all votes cast with respect to that nominee’s election must promptly tender a resignation from the Board. The N&G Committee will make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The N&G Committee and the Board, in making its recommendation or decision, as applicable, must consider what it believes is in the best interests of the Company and its stockholders, and may consider any

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factor or other information it deems relevant. The Board will act on the tendered resignation, taking into account the N&G Committee’s recommendation, and will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified. If the resignation is not accepted, the director may serve his or her term until such director’s successor is elected and qualified.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with AST, you are considered, with respect to those shares, the “stockholder of record.” Proxy materials or a Notice of Internet Availability of Proxy Materials have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and these proxy materials or a Notice of Internet Availability of Proxy Materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following their instructions. Please note that because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

How do stockholders vote?

If you are a stockholder of record, you may vote your shares in any of the following ways:

In person

You may attend the 2022 Annual Meeting and cast your vote there. If you have already voted online, by telephone or by mail, your vote at the 2022 Annual Meeting will supersede your prior vote.

By proxy

Stockholders of record have a choice of voting by proxy:

•

over the Internet at www.voteproxy.com;

•

by using the toll-free telephone number 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and following the instructions, as noted on your proxy card; or

•

by completing a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. E.D.T. on April 11, 2022.

If you are a beneficial owner holding shares in street name, please refer to your proxy card or the voting instruction form forwarded by your broker, bank or other nominee to see which of the above choices are available to you. Brokers are not permitted to vote on Proposals 1, 2, 3, or 4 without instructions from the beneficial owner of the shares. It is particularly important, if you hold your shares through a broker or other nominee, that you instruct your broker how you wish to vote your shares because brokers will have discretionary voting authority only with respect to Proposal 5 if you do not do so.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

If a stockholder gives a proxy, how are the shares voted?

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card (your “proxies”) will vote your shares in the way that you indicate. The individuals named as proxies on the proxy card are Mr. Bousbib, our Chairman and Chief Executive Officer, Mr. Bruehlman, our Executive Vice President and Chief Financial Officer, and Mr. Sherbet, our Executive Vice President, General Counsel and Secretary. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares should be voted for or withheld from the election of each director, or voted for or against or to abstain from voting on all, some or none of the other items of business to come before the 2022 Annual Meeting.

If you properly sign your proxy card but do not indicate how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as the Board recommends.

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It is possible that items of business other than those listed above may be brought before stockholders at the 2022 Annual Meeting. The individuals named as proxies on the proxy card will vote shares for which you have given a proxy on the matter as recommended by the Board, or, if no Board recommendation is given, the proxies will vote the shares in their discretion.

In any event, the individuals named as proxies on the proxy card must comply with the rules of the SEC when voting shares on a discretionary basis. At the date of this Proxy Statement, we have not received any notice regarding any other matter to come before the 2022 Annual Meeting that was timely in accordance with our Bylaws.

If I vote by proxy, may I still attend the 2022 Annual Meeting?

Voting over the Internet, by telephone or by sending in a signed proxy card will not prevent you from attending the 2022 Annual Meeting and voting in person.

Who can attend the 2022 Annual Meeting?

Any Company stockholder as of the close of business on February 15, 2022, may attend the meeting. You will need proof of ownership to enter the meeting. Even if you plan to attend the meeting, please vote your shares in advance by submitting a proxy.

If your shares are held in street name (beneficially held in the name of a broker, bank or other holder of record), you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. Please note that if you are a beneficial holder and would like to vote at the meeting in person, you will need to bring a legal proxy from your broker, bank or other holder of record.

Stockholders must also present a valid form of photo identification, such as a driver’s license, in order to be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the meeting.

For directions to the meeting, you may contact the Secretary of the Company at 83 Wooster Heights Road, Danbury, Connecticut 06810.

How can I revoke a proxy?

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary (which must be filed with the Secretary by the time the 2022 Annual Meeting begins), or by attending the 2022 Annual Meeting and voting in person.

Who is paying the costs of this proxy solicitation?

Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. We will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy materials to beneficial owners. Certain of our directors, officers and employees, without additional compensation, may also solicit proxies on our behalf in person, by telephone, or by electronic communication. In addition, we have engaged Morrow Sodali LLC to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $12,000 plus out-of-pocket expenses.

How can I find out the results of the voting at the 2022 Annual Meeting?

AST will receive and tabulate the vote in connection with the 2022 Annual Meeting. Representatives of AST will act as the independent Inspectors of Election and in this capacity will supervise the voting, decide the validity of proxies and certify the results. AST has been instructed that the vote of each stockholder must be kept confidential and may not be disclosed (except in legal proceedings or for the purpose of soliciting stockholder votes in a contested proxy solicitation).

Voting results will be announced by the filing of a Current Report on Form 8-K with the SEC within four business days after the 2022 Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

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Why did my household only receive one paper copy of the Notice? How can I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, we deliver a single copy of the Notice and, if requested, our proxy materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and the environmental impact of our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate Notice or a copy of this Proxy Statement and our 2021 Annual Report to any stockholder at a shared address to which we delivered a single Notice.

To receive free of charge a separate copy of this Proxy Statement and our 2021 Annual Report, stockholders may write or call us at the following:

Investor Relations Department
83 Wooster Heights Road
Danbury, Connecticut 06810
ir@iqvia.com
203-448-4600

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I reduce the number of proxy materials I receive?

If more than one copy of our 2021 Annual Report has been mailed to your address, and you wish to reduce the number of reports you receive and save us the cost of producing and mailing these reports, or if you wish to receive your reports via the Internet, please let us know. We will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s). At least one account must continue to receive an annual report and proxy statement either via mail or via Internet delivery.

How can I receive electronic access to proxy materials?

If you hold shares registered in your name, you may sign up at www.investordelivery.com to receive electronic access to proxy materials for future meetings, rather than receiving mailed copies. If you choose electronic access, you will receive an email notifying you when the 2021 Annual Report and Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on a website and instructions on how to vote online. Your enrollment for electronic access will remain in effect unless you cancel it, which you can do up to two weeks before the record date for any future annual meeting.

If you own your shares in street name, you may be able to obtain electronic access to proxy materials by contacting your broker, bank, trustee or other intermediary, or by going online at www.proxyvote.com.

If I cannot attend the 2022 Annual Meeting, what are the deadlines for voting?

If you choose to vote over the Internet or by telephone, you must complete the process no later than 11:59 p.m. E.D.T. on Monday, April 11, 2022. It is not necessary for you to also return your proxy card.

If you choose to vote by mailing a proxy card, you should mail your signed proxy card sufficiently in advance for it to be received no later than 9:00 a.m. E.D.T. on Monday, April 11, 2022.

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Other Relevant Information

Compensation Committee Interlocks and Insider Participation

None of the members of the LDC Committee have at any time been an officer or employee of the Company or any of its subsidiaries. During 2021, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or LDC Committee.

Delinquent Section 16(a) Reports

Our officers, directors and greater than 10% stockholders are required under Section 16(a) of the Exchange Act, to file with the SEC reports of their ownership and changes of their ownership of our securities. They must also furnish copies of the reports to us. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during fiscal 2021 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with by such persons, except for three inadvertent late Form 4 filings and one inadvertent missed Form 5 filing as a result of two separate purchases of Company shares totaling 17 shares and the disposition of four shares of Company stock on behalf of Mr. Bruehlman. In all such instances, the transactions were made without Mr. Bruehlman’s knowledge by an independent financial broker/advisor who manages an investment account on Mr. Bruehlman’s behalf.

Other Matters

We know of no matters, other than those referred to in this Proxy Statement, that will be presented at the 2022 Annual Meeting. If, however, any other appropriate business is properly presented at the 2022 Annual Meeting, the individuals named in the enclosed proxy card will have discretion to vote on those matters for you.

Stockholder Proposals and Nominees for 2023 Annual Meeting of Stockholders

Under SEC rules, for a stockholder proposal to be included in our proxy statement (and form of proxy) for presentation at our 2023 annual meeting of stockholders, the proposal must be received by us, marked to the attention of Secretary of the Company at 83 Wooster Heights Road, Danbury, Connecticut 06810 by October 31 , 2022. As the rules of the SEC make clear, merely submitting a proposal does not guarantee it will be included in our proxy statement.

Our Bylaws provide for a right of proxy access. The proxy access bylaw enables stockholders, under specified conditions, to include their nominees for election as directors in our proxy statement. Under our Bylaws, a stockholder, or a group of up to 20 stockholders, who has continuously owned at least 3% of our outstanding shares of common stock for at least three consecutive years may nominate up to 20% of the Board or two directors (whichever is more) and have such nominee(s) included in our proxy statement, if the stockholder(s) and the nominee(s) satisfy the applicable requirements set forth in our Bylaws. Stockholders seeking to have one or more nominees included in our 2023 proxy statement must deliver the notice required by our Bylaws to the attention of Secretary of the Company at 83 Wooster Heights Road, Danbury, Connecticut 06810 between  October 1 , 2022, and October 31 , 2022.

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Under our Bylaws, and as permitted by SEC rules, a stockholder must follow certain procedures to nominate candidates for election as directors or to introduce an item of business at an annual meeting of stockholders, even if those matters will not be included in our proxy statement for that meeting. Any such nomination or item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of the Company at 83 Wooster Heights Road, Danbury, Connecticut 06810. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2023 annual meeting of stockholders between December 13, 2022, and January 12, 2023. However, if the date of our 2023 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2022 Annual Meeting, we must receive notice no earlier than December 13, 2022, and no later than the latter of January 12, 2023, or ten days after the day on which the date of our 2023 annual meeting of stockholders is first disclosed in a public announcement.

Any director nomination must contain the information specified in our Bylaws.

Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement, as well as other written reports and oral statements that we make from time to time, includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “expects,” “assumes,” “anticipates,” “believes,” “estimates,” “intends,” “may,” “plans,” “forecasts,” “projects,” “should,” “seeks”, “sees,” “targets,” “will”, “would” and similar words and expressions, and variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including regulatory, competitive and other factors, which may cause actual financial or operating results or the timing of events to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak, including any variants, and the public health policy responses to the outbreak, international conflict or other disruptions outside of our control; our ability to accurately model or forecast the impact of the spread and/or containment of COVID-19, among other sources of business interruption, on our operations and financial results; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or future changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the scope of prescription or withdraw products

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from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses; and the other factors set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments or otherwise.

By Order of the Board of Directors,

Eric M. Sherbet
Executive Vice President, General Counsel and Secretary
Dated:  February 28 , 2022
Danbury, Connecticut

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APPENDIX A Financial Reconciliations

Use of Non-GAAP Financial Measures

This Proxy Statement includes financial measures not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP financial information is provided to enhance understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, our results of operations as determined in accordance with GAAP. We use non-GAAP measures in our operational and financial decision-making and believe that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, we exclude all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company. As a result, internal management reports feature non-GAAP measures and are used to prepare strategic plans and annual budgets and review management compensation. We also believe that stockholders may find non-GAAP financial measures useful for the same reasons, although stockholders are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, stockholders should not consider such performance measures in isolation from, or as a substitute analysis for, our results of operations as determined in accordance with GAAP. Stockholders are encouraged to review the reconciliations below of these financial measures.

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IQVIA HOLDINGS INC. AND SUBSIDIARIES

NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(in millions) (unaudited)	Year Ended December 31, 2021
Net Income Attributable to IQVIA Holdings Inc.	$966
Provision for income taxes	163
Depreciation and amortization	1,264
Interest expense, net	369
Income in unconsolidated affiliates	(6)
Income from non-controlling interests	5
Deferred revenue purchasing accounting adjustments	3
Stock-based compensation	170
Other income, net	(81)
Loss on extinguishment of debt	26
Restructuring and related expenses	68
Acquisition related expenses	75
ADJUSTED EBITDA	$3,022

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IQVIA HOLDINGS INC. AND SUBSIDIARIES

NET INCOME TO ADJUSTED NET INCOME RECONCILIATION

(in millions, except per share data) (unaudited)	Year Ended December 31, 2021
Net Income Attributable to IQVIA Holdings Inc.	$966
Provision for income taxes	163
Purchase accounting amortization(1)	833
Income in unconsolidated affiliates	(6)
Income from non-controlling interests	5
Deferred revenue purchasing accounting adjustments	3
Stock-based compensation	170
Other income, net	(81)
Loss on extinguishment of debt	26
Restructuring and related expenses	68
Acquisition related expenses	75
Adjusted Pre Tax Income	$2,222
Adjusted tax expense	(453)
Income from non-controlling interests	(5)
Minority interest effect in non-GAAP adjustments(2)	(4)
Adjusted Net Income	$1,760
Adjusted earnings per share attributable to common stockholders:
Basic	$9.20
Diluted	$9.03
Weighted-average common shares outstanding:
Basic	191.4
Diluted	195.0
(1) Reflects all the amortization of acquired intangible assets. (2) Reflects the portion of Q2 Solutions’ after-tax non-GAAP adjustments attributable to the minority interest partner.

IQVIA HOLDINGS INC.

OPERATING CASH FLOW TO FREE CASH FLOW RECONCILIATION

(in millions)	Twelve Months Ended December 31, 2021
Net Cash provided by Operating Activities	$2,942
Acquisition of property, equipment and software	(640)
FREE CASH FLOW	$2,302

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APPENDIX B Amended Certificate of Incorporation

IQVIA Holdings Inc.
Amended and Restated Certificate of Incorporation

1.

The name of the corporation is “IQVIA Holdings Inc.” (hereinafter referred to as the “Corporation”).

2.

The street address and county of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808, and the name of its registered agent at such address is Corporation Service Company.

3.

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4.

Capitalization.

A.

Authorized Shares. The Corporation shall have authority to issue four hundred and one million (401,000,000) shares, consisting of (a) four hundred million (400,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”); and (b) one million (1,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

B.

Common Stock. All shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same preferences, limitations and relative rights.

1.

Voting Rights. On all matters to be voted on by the Corporation’s stockholders, each holder of record of shares of Common Stock will be entitled to one vote per share so held.

2.

Dividends. When and as dividends are declared or paid on shares of Common Stock, whether in cash, property or securities of the Corporation, each holder of record of shares of Common Stock will be entitled to a ratable portion of such dividend, based upon the number of shares of Common Stock then held of record by each such holder.

3.

Liquidation. The holders of the Common Stock will be entitled to share ratably, on the basis of the number of shares of Common Stock then held by each such holder, in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

C.

Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, the shares of each such series to have such designations, preferences, relative rights and powers, including voting powers (or qualifications, limitations or restrictions thereof) as are stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation. Authority is expressly granted to the Board of Directors, subject to the provisions hereof and to any limitations provided under the DGCL, to authorize the issuance of one or more series within the class of Preferred Stock, and with respect to each such series to determine and fix by resolution or resolutions the designations, preferences, relative rights and powers, including voting powers, full or limited, or no voting power, of such shares, or the qualifications, limitations or restrictions of such shares. This paragraph is intended to afford to the Board of Directors the maximum authority permitted under the DGCL.

5.

Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

Subject to the requirements of applicable law, a special meeting of the stockholders of the Corporation may be called at any time (i) by a majority of the members of the Board of Directors or (ii) by the Chairman of the Board or Chief Executive Officer of the Corporation. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or outside the State of Delaware as the Corporation may designate. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. No business may be transacted and no corporate action may be taken at a special meeting other than business within the purpose or purposes stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

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6.

The Corporation shall be entitled to treat the person in whose name any shares are registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not the Corporation shall have notice thereof, except as required by applicable law.

7.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the Board of Directors shall be not less than five (5) nor more than seventeen (17), and shall be fixed in such a manner as may be prescribed by the Bylaws. ~~The directors shall be divided into three classes designated Class I, Class II and Class III with each class consisting, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class appointed or elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective initial class.~~ Each director who is serving as a director immediately following the 2022 annual meeting of stockholders, or is elected thereafter as a director, shall hold office until the expiration of the term for which he or she has been elected, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. At the 2023 and 2024 annual meetings of stockholders, the successors to the class of directors whose terms expire at each such meeting shall be elected for a one-year term expiring at the subsequent annual meeting of stockholders. At the 2025 annual meeting of stockholders, and at each meeting of shareholders thereafter, each director shall be elected for a one-year term expiring at the next annual meeting of stockholders. Each director shall hold office until the expiration of the term for which he or she is elected, and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy may be filled by the Board of Directors for a term of office continuing until the next election of directors by the stockholders.

8.

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation. Any amendment, alteration, change, addition or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of a majority of the shares of the Corporation present in person or by proxy at a meeting and entitled to vote on such amendment, alteration, change, addition or repeal.

9.

~~Subject to the Bylaws of the Corporation, the stockholders may, at any meeting the notice of which shall state that it is called for that purpose, remove, only for cause and with the affirmative vote of the holders of a majority of the shares of the Corporation then entitled to vote at an election of directors, any Director, or the entire Board of Directors, and fill the vacancy or vacancies; in each case provided that whenever any director shall have been elected by a voting group of stockholders, only the stockholders from that voting group may participate in the vote to remove him or her, and such vacancy may be filled only by the holders of shares of that voting group. Subject to the Bylaws of the Corporation, vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors, may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum. Any director so elected to fill any such vacancy or newly created directorship shall hold office until the next election of the class for which such director has been chosen and until his or her successor is elected and qualified or until his or her earlier resignation or removal.~~ Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, (i) any director who prior to the 2022 annual meeting of stockholders was elected to a three-year term (a “Classified Term”) that continues beyond the date of the 2022 annual meeting (a “Classified Director”) may be removed from office during such Classified Term by the stockholders of the Corporation only for cause, and only by the affirmative vote of the holders of a majority of the shares of the Corporation then entitled to vote generally in the election of directors, considered for the purposes of this Section 9 as one class, and (ii) any director that is not a Classified Director may be removed from office by the stockholders of the Corporation, with or without cause, by the affirmative vote of the holders of

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a majority of the shares of the Corporation then entitled to vote generally in the election of directors, considered for the purposes of this Section 9 as one class.

Subject to the Bylaws of the Corporation, when one or more directors shall resign effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

10.

Limitation of Director Liability; Indemnification.

(A)

Limitation of Director Liability. To the fullest extent that the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended) permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this Article 10 shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article 10, would accrue or arise, prior to such amendment, modification or repeal. If the DGCL is amended after the Effective Time to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(B)

Indemnification.

1.

Nature of Indemnity. The Corporation shall indemnify any person (an “Indemnitee”) who at any time serves or has served as a director or officer of the Corporation, or at the request of the Corporation is or was serving as a director, officer, partner, member, trustee, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, or as a trustee or administrator under any employee benefit plan of the Corporation or any wholly owned subsidiary thereof (any such entity, an “Other Entity”), to the fullest extent from time to time permitted by law in the event he or she is or is threatened to be involved as a party, witness or otherwise in any threatened, pending or completed action, demand, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other and whether formal or informal, including but not limited to any investigation, inquiry, hearing or alternative dispute resolution process, whether or not brought by or on behalf of the Corporation, by reason of the fact that he or she is or was acting in such capacity; provided, however, that the Corporation shall not indemnify any such Indemnitee against liability or expenses such person may incur on account of his or her activities which were, at the time taken, known or believed by him or her to be clearly in conflict with the best interests of the Corporation. The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (1) reasonable expenses, including without limitation all reasonable attorneys’ fees actually incurred by him or her in connection with any such action, suit or proceeding; (2) all payments made by him or her in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he or she may have become liable in such action, suit or proceeding; and (3) all reasonable expenses incurred in enforcing the indemnification rights provided herein. The rights granted herein shall not be limited by the provisions contained in Section 145 of the DGCL.

2.

Determination That Indemnification Is Proper. The Board of Directors shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by Article 10(B)(1), including without limitation making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. The Board of Directors may give notice to, and obtain approval by, the stockholders of the Corporation for any decision to indemnify.

3.

Advance Payment of Expenses. Expenses incurred by a director or an officer in connection with an action, suit or proceeding referred to in Article 10(B)(1) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation pursuant to this Article 10(B); provided, however, that the Corporation shall have no obligation to advance expenses incurred by a director or officer with respect to

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any claim initiated by such director or officer without the prior written consent of or authorization of the Board of Directors (other than a claim brought by a director or officer to enforce his or her or rights under this Article 10). Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s legal counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

4.

No Duplication of Payments. The Corporation shall not be liable under this Article 10(B) to make any payment in connection with any claim made against any Indemnitee to the extent such person has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise payable as indemnity hereunder; provided, however, that the Corporation agrees that, as between the Corporation, on the one hand, and any Sponsor Stockholder with whom a director is or was affiliated and any insurer providing insurance coverage to such Sponsor Stockholder, on the other hand, the Corporation (1) is the indemnitor of first resort under this Article 10 (i.e., its obligations under this Article 10 are primary and any indemnification or advancement obligations of any Sponsor Stockholder with whom a director is or was affiliated and the obligations of any insurer of such Sponsor Stockholder to provide insurance coverage with respect to the same obligations are secondary), (2) shall be required to advance the full amount of expenses incurred by the director and shall be liable for the full amount of indemnification obligations as required by the terms of this Certificate of Incorporation and any other agreements the Corporation may have with the director, without regard to any rights the director may have against such Sponsor Stockholder, and (c) unconditionally and irrevocably waives, relinquishes, releases such Sponsor Stockholder from and agrees not to exercise any rights that it may have with respect to any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. For purposes of this Article 10, “Sponsor Stockholder” means any current or former stockholder that is or was party to the Stockholders Agreement (as defined below), any Affiliate (as defined in the Stockholders Agreement) of such stockholder (other than the Corporation and its subsidiaries), and/or any other investment entity or related management company that is advised by the same investment adviser as any of the foregoing entities or by an Affiliate (as defined in the Stockholders Agreement) of such investment adviser.

5.

Subrogation. Subject to the limitations set forth in Article 10(B)(4), in the event of payment of indemnification to an Indemnitee, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

(C)

Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, member or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, trustee, employee, member or agent of an Other Entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 10 or the DGCL.

(D)

Non-Exclusivity of Rights. The rights conferred on any Indemnitee by this Article 10 are not exclusive of other rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee. The Corporation may enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys’ fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article 10.

(E)

Survival; Amendment or Repeal. The foregoing provisions of this Article 10 shall be deemed to be a contract between the Corporation and each Indemnitee at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of the Indemnitee.

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(F)

Other Indemnification. This Article 10 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to Indemnitees or persons other than Indemnitees when and as authorized by appropriate corporate action, including without limitation by separate agreement with the Corporation.

11.

Except as set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

12.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in applicable law) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

13.

The stockholders of the Corporation shall have no right to cumulate their votes for the election of directors.

14.

Renouncement of Corporate Opportunity.

A.

Scope. The provisions of this Article 14 are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation and, to the extent applicable, its stockholders, with respect to certain classes or categories of business opportunities. “Exempted Person” means each of the Bain Shareholders, the TPG Shareholders, the CPP Shareholder and the LG Shareholders (each as defined in the Shareholders Agreement, dated as of May 3, 2016, by and among the Corporation and certain of its stockholders named therein, as such agreement existed as of May 3, 2016 (the “Stockholders Agreement”)), their respective Affiliates (other than the Corporation and its subsidiaries), TPG Global, LLC and Bain Capital, LLC and their Affiliates and all of their respective partners, principals, directors, officers, members, managers, managing directors and/or employees, including any of the foregoing who serve as officers or directors of the Corporation. Solely for purposes of this Article 14, references to “Affiliate”, “Nominee”, and “Stockholder Group” have the meaning ascribed to such terms in the Stockholders Agreement.

B.

Competition and Allocation of Corporate Opportunities. The Exempted Persons shall not have any fiduciary or other duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or, to the extent applicable, any of its or their stockholders, for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

C.

Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article 14, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

D.

Effect of Stockholders Agreement. The provisions of Sections B and C of this Article 14 (i) shall be subject to compliance with any procedures regarding corporate opportunities specified in the Stockholders Agreement and (ii) shall continue with respect to an Exempted Person until the first date that both of the following conditions are true (a) such Exempted Person’s applicable Stockholder Group is not entitled to designate at least one (1) Nominee to the Board of Directors of the Corporation pursuant to the Stockholders Agreement, and (b) no individual is serving on the Board who has at any time been designated as a Nominee by such Exempted Person’s applicable Stockholder Group.

E.

Amendment of this Article 14. No amendment or repeal of this Article 14 in accordance with the provisions of Article 11 shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Article 14 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation of the Corporation, the Corporation’s bylaws or applicable law.

IQVIA HOLDINGS INC. 2022 Proxy Statement	121

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© 2022. All rights reserved. IQVIA® is a registered trademark of IQVIA Inc. in the United States, the European Union, and various other countries.

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ANNUAL MEETING OF STOCKHOLDERS OF

IQVIA HOLDINGS INC.

April 12, 2022

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20403030303000000000 2   041222

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of four Class III directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
4. If properly presented, a shareholder proposal regarding majority voting in uncontested director elections.	☐	☐	☐

The Board of Directors recommends that you vote FOR proposal 5.

	FOR	AGAINST	ABSTAIN
5. The ratification of the appointment of PricewaterhouseCoopers LLP as IQVIA Holdings Inc.'s independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2, 3 and 5 and AGAINST Proposal 4.**

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

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IQVIA HOLDINGS INC.

Proxy for Annual Meeting of Stockholders on April 12, 2022

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Ari Bousbib, Ronald E. Bruehlman, and Eric M. Sherbet, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of IQVIA HOLDINGS INC., to be held on April 12, 2022 at 9:00 a.m., E.D.T., at the Hilton Garden Inn Danbury, 119 Mill Plain Road, Danbury, Connecticut 06811, and at any postponements or adjournments thereof, as follows:

(Continued and to be signed on the reverse side)

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